AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON October 22, 2012

REGISTRATION STATEMENT NO. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

WOWIO, INC.

(Exact name of registrant as specified in its charter)

Texas	2731	27-2908187
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employee Identification No.)

6310 San Vicente Boulevard, Suite 240

Los Angeles, CA 90048

(310) 807-8181

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Brian Altounian
Chief Executive Officer
WOWIO, INC.
6310 San Vicente Boulevard, Suite 240
Los Angeles, CA 90048
Phone: (310) 807-8181
Fax: (310) 276-2799

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

COPIES TO:

Peter Hogan, Esq.
RICHARDSON & PATEL LLP
1100 Glendon Avenue, Suite 850
Los Angeles, California 90024
Phone: (310) 208-1182
Fax: (310) 208-1154

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock (2)	16,655,903	$0.30	$4,996,770.90	$681.97
Common Stock underlying Warrants(3)	18,533,333	$0.30	$5,559,999.90	$758.38
Common Stock underlying Convertible Promissory Notes(2)	26,300,000	$0.30	$7,890,000.00	$1,076.20
Total				$2,516.55

(1)

Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

(3)	Calculated in accordance with Rule 457(g) of the Securities Act of 1933.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED October 22, 2012

WOWIO, INC

PROSPECTUS

This prospectus covers the resale by the selling shareholders named on page 44 of up to 61,489,236 shares of our common stock, $0.0001 par value, which include:

●	16,655,903 shares of common stock;
●	26,300,000 shares of common stock underlying convertible promissory notes; and
●	18,533,333 shares of common stock underlying common stock purchase warrants.

These securities will be offered for sale by the selling shareholders identified in this prospectus in accordance with the methods and terms described in the section of this prospectus titled “Plan of Distribution.” We will not receive any of the proceeds from the sale of these shares. However, we may receive up to $260,000 upon the exercise of the warrants to purchase 18,533,333 of our common stock. If some or all of the warrants are exercised, the money we receive will be used for general corporate purposes, including working capital requirements. The selling shareholders may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with the sale of their common stock under this prospectus. We will pay all the expenses incurred in connection with the offering described in this prospectus, with the exception of brokerage expenses, fees, discounts and commissions, which will all be paid by the selling shareholders. Our common stock is more fully described in the section of this prospectus titled “Description of Securities.”

The selling shareholders will sell the shares of common stock that are part of this offering at a price of $0.30 until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. See the section of this prospectus titled “Plan of Distribution.”

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, we are eligible to use reduced public company reporting requirements.

Currently, our common stock is not publicly traded or listed on any securities exchange. Our auditor has expressed substantial doubt about our ability to continue as a going concern.

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 7.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is [___________, 2012]

2

TABLE OF CONTENTS

Prospectus Summary	4
Risk Factors	7
Special Note Regarding Forward Looking Statements	17
Use of Proceeds	19
Market for Common Equity and Related Shareholder Matters	19
Management’s Discussion and Analysis of Financial Conditions and Results of Operations	20
Business	30
Description of Property	36
Legal Proceedings	37
Directors, Executive Officers and Corporate Governance	37
Executive Compensation	39
Certain Relationships and Related Transactions	42
Selling Shareholders	43
Plan of Distribution	45
Security Ownership of Certain Beneficial Owners and Management	47
Description of Securities	49
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	52
Transfer Agent and Registrar	53
Interests of Named Experts and Counsel	53
Experts	53
Where You Can Find More Information	54
Index to Financial Statements	F-1

3

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. It does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including the section titled “Risk Factors” and our financial statements and the related notes. You should only rely on the information contained in this prospectus. We have not, and the selling shareholders have not, authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is accurate only as of the date on the front cover, but the information may have changed since that date.

Unless the context otherwise requires, when we use the words “WOWIO,” “Studio W,” “Issuer,” “Registrant,” “Carthay Circle Publishing,” “the Company,” “we,” “us” or “our Company” in this prospectus, we are referring to Wowio, Inc., a Texas corporation.

OUR COMPANY

We are in the business of creating, distributing, marketing, and monetizing “published” material, such as books, comic books, illustrated novels and graphic novels, and producing digital media, including web series, eBooks, eComics, graphic novels and branded entertainment, which is displayed on digital and traditional media channels. Our business is comprised of three divisions: 1) wowio.com, the eBook distribution platform with a unique pricing model, which takes advantage of our proprietary patent; 2) Studio W, the digital media production entity, creating online and off-line brand-expansion entertainment properties and programs for our content; and 3) Carthay Circle Publishing, the newest division, which we intend to use to build out our catalog of content to exploit across our various consumer-facing properties.

The digital platform has expanded the global reach for content providers, and content consumers now have access to entertainment choices that they did not have previously. For the first time, based on this digital platform, content creators can reach their targeted consumers directly and with greater immediacy than ever before. With social media platforms, the spontaneity and viral reach of the message, the book, the video or the brand can be global nearly overnight. Because our proprietary patent allows for the insertion of advertising into eBooks, we are able to deliver content to the consumer at no or substantially reduced costs. We offer advertisers unique opportunities to market across all of our websites to consolidated and engaged web-communities in specified demographics.

We distribute content across our own websites (including www.WOWIO.com, www.drunkduck.com, www.theduckwebcomics.com, www.WEvolt.com and www.popgalaxy.com) and on company-branded YouTube Channels, Facebook pages and Twitter accounts, as well as on partner properties, social media and various web and mobile technologies. As a development stage company, revenues to date have been insignificant as the Company has primarily completed proof-of-concept and prototypical ad campaigns with our ad partners. We currently generate revenues primarily through the sales of eBooks and eComics. To a lesser extent we also generate revenues through licensing our intellectual property for the creation of targeted advertising campaigns and the production of films, television shows, books and video games; licensing the rights to use our patent for the insertion of advertising into eBooks; and generating online and mobile advertising revenues.

We expect to relaunch a multi-channel eBook delivery platform in a newly-designed wowio.com site around the beginning of 2013. With this site, we expect to increase online visibility by connecting to other related sites through Application Programming Interfaces (APIs) that will allow us to engage with the audience of partner sites. With a broader audience reach and more attractive product offering, our goal is to increase our revenues through increased sales of eBooks and ad revenues generated from the expected higher traffic. Through our Carthay Circle Publishing subsidiary, we expect to see increased revenues as we anticipate higher revenue participation as a publisher, earning 30-50% of revenues as opposed to merely a distributor, earning 10-20% of revenues. Finally, we also anticipate increasing revenues through the licensing of our patent, a process we are beginning to undertake as the advertising community has just started to see the eBook distribution channel as a viable alternative to other content distribution outlets.

4

GOING CONCERN

Our independent registered public accounting firm has issued an unqualified opinion with an explanatory paragraph to the effect that there is substantial doubt about our ability to continue as a going concern. The inclusion of a going concern modification in our independent registered public accounting firm’s report for the year ended December 31, 2011 may materially and adversely affect our stock price or our ability to raise new capital. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources” and Note 1 to our financial statements included elsewhere in this prospectus. We experienced net losses of $4,992,592 and $4,935,584 for the years ended December 31, 2011 and 2010, respectively. As of June 30, 2012, our accumulated deficit was $15,675,491.

Unless we raise additional funds, either through the sale of equity or debt securities or one or more collaborative arrangements, we will not have sufficient funds to continue our operations. Even if we take these actions, the funds we raise may be insufficient, particularly if our costs are higher than projected or unforeseen expenses arise.

Risks Related to Our Business

Our business is subject to a number of risks. You should be aware of these risks before making an investment decision. These risks are discussed in the section of this prospectus titled “Risk Factors.”

INFORMATION REGARDING OUR CAPITALIZATION

As of October 16, 2012, we had 188,156,421 shares of common stock and 5,000,000 shares of Series A Preferred Stock issued and outstanding. As of that date we also had issued and outstanding the following securities convertible into or exercisable for our common stock:

●    $426,000 in principal amount of our 10% convertible promissory notes (the “Convertible Notes”) issued pursuant to various securities purchase agreements dated from February 2012 to September 2012, which have not yet been converted into shares of our common stock; based on their current conversion price ranging from $0.01 to $0.02 per share, the principal amount of these Convertible Notes would be convertible into 26,300,000 shares of our common stock. Pursuant to the terms of the Convertible Notes, the investors have “piggyback” registration rights with respect to the common stock they would acquire if they convert the obligations to common stock.

●    Warrants for the purchase of up to 18,533,333 shares of common stock at a weighted-average exercise price of $0.014 per share (the “Warrants”). Pursuant to the terms of the Warrants, the investors have “piggyback” registration rights with respect to the common stock they would acquire upon exercise of the Warrants.

●    Warrants for the purchase of up to 2,000,000 shares of common stock at an exercise price of $0.25 per share.

●    Warrants for the purchase of up to 6,666,666 shares of common stock at an exercise price of $0.015 per share.

●    A series of three warrants, each for the purchase of 1,841,564 shares of common stock or 1% of the issued and outstanding shares of common stock of the Company on September 21, 2012 at an exercise price of $0.001 per share.

2011 Private Placement

From April 2011 to April 2012, we completed the sale of 767,571 shares of common stock to various accredited investors for an aggregate purchase price of $230,271 (the “2011 Private Placement”). The net proceeds from the 2011 Private Placement have been used for general working capital.

5

CORPORATE INFORMATION

Our principal executive offices are located at 6310 San Vicente Boulevard, Suite 240, Los Angeles, California 90048. Our telephone number is (310) 807-8181. We maintain several web sites including www.WOWIO.com, www.drunkduck.com, www.WEvolt.com, and www.popgalaxy.com. The information contained on the web sites is not a part of this prospectus.

THE OFFERING

We are registering shares of our common stock for sale by the selling shareholders identified in the section of this prospectus titled “Selling Shareholders.” The shares included in the table identifying the selling shareholders consist of:

●	16,655,903 shares of common stock issued to employees and certain investors pursuant to various subscription agreements entered into from April 2011 to April 2012;

●	26,300,000 shares of common stock underlying Convertible Notes issued from February 2012 to September 2012; and

●	18,533,333 shares of common stock underlying common stock purchase warrants issued from February 2012 to July 2012.

The shares of common stock issued and outstanding prior to this offering consist of 188,156,421 shares of common stock.

If all of our other issued and outstanding convertible promissory notes and warrants are exercised, and all of the warrant shares covered by this prospectus are issued, we will have a total of 247,301,113 shares of common stock issued and outstanding.

Information regarding our common stock is included in the section of this prospectus titled “Description of Securities.”

Information regarding the selling shareholders, the common shares they are offering to sell under this prospectus, and the times and manner in which they may offer and sell those shares is provided in the sections of this prospectus titled “Selling Shareholders” and “Plan of Distribution.” We will not receive any of the proceeds from those sales. We will only receive proceeds if the selling shareholders exercise the warrants for cash. The registration of common shares pursuant to this prospectus does not necessarily mean that any of those shares will ultimately be offered or sold by the selling shareholders.

6

RISK FACTORS

This offering involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus, including our financial statements and the notes to those statements, before you purchase our common stock. The risks and uncertainties described below are those that we currently believe may materially affect our company. Additional risks and uncertainties may also impair our business operations. If the following risks actually occur, our business, financial condition and results of operations could be seriously harmed and you could lose all or part of your investment.

Risks Relating to Our Business

We have a limited operating history upon which you can base an investment decision.

Although the Company was formed in 2005, it is still a developing business and although it is generating minimal revenue, it is not yet profitable. There can be no assurance at this time that we will operate profitably or that we will have adequate working capital to meet our obligations as they become due. Investors must consider the risks and difficulties frequently encountered by early stage companies, particularly in rapidly evolving markets. Such risks include the following:

●	our ability to adequately defend and expand our patent portfolio;
●	our ability to raise capital as and when we need it;
●	our ability to continue to develop and extend our brand identity;
●	our ability to anticipate and adapt to a competitive market;
●	our ability to effectively manage expanding operations;
●	the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, and infrastructure;
●	our ability to produce and maintain high quality media;
●	our dependence upon key personnel;
●	our dependence upon the performance of associated businesses and third parties with whom we may conduct business with or invest.

We cannot be certain that our business strategy will be successful or that we will successfully address these risks. In the event that we do not successfully address these risks, our business, prospects, financial condition, and results of operations could be materially and adversely affected. There is no assurance that the Company will ever be profitable.

The report of our independent registered public accounting firm on our 2011 financial statements contains a going concern modification, and we will need additional financing to execute our business plan, fund our operations and to continue as a going concern.

We have limited remaining funds to support our operations. We have prepared our financial statements for the fiscal year ended December 31, 2011 and the six months ended June 30, 2012 on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The report of our independent registered public accounting firm included in our December 31, 2011 financial statements includes an explanatory paragraph stating that the recurring losses incurred from operations, negative operating cash flows and a working capital deficiency raise substantial doubt about our ability to continue as a going concern. The inclusion of a going concern modification in our independent registered public accounting firm’s report for the year ended December 31, 2011 may materially and adversely affect our stock price or our ability to raise new capital.

7

We incurred a net loss from operations for the last two fiscal years. We cannot assure you that we will ever be profitable.

Our net loss from operations has increased for each of the last two years, from $4,935,584 for the year ended December 31, 2010 to $4,992,592 for the year ended December 31, 2011. Our ability to generate positive cash flows from operations and net income is dependent, among other things, on the acceptance of our products in the marketplace, market conditions, cost control, and our ability to raise capital on acceptable terms. The financial statements included elsewhere in this prospectus do not include any adjustments that might result from the outcome of these uncertainties. Furthermore, developing and expanding our business will require significant additional capital and other expenditures. Accordingly, we may never achieve or sustain profitability.

We will need additional financing which we may not be able to obtain on acceptable terms. If we are unable to obtain financing as and when we need it, our business and operations may suffer.

A restricting factor on our growth is our limited capitalization, which could impact our ability to execute on our business plans. There can be no assurance that acceptable financing necessary to further implement our plan of operation can be obtained on suitable terms, if at all. We have no committed sources of financing and our ability to develop our business, fund expansion, develop or enhance products or respond to competitive pressures could suffer if we are unable to raise funds on acceptable terms. This, in turn, would have the effect of limiting our ability to increase our revenues or possibly attain profitable operations in the future.

We rely on third parties to provide services to us. If we were to lose the services of these providers, we may not be able to find other providers who are as cost effective. This could harm our business and our results of operations.

We rely on certain technology services provided to us by third parties, and there can be no assurance that these third party service providers will be available to us in the future on acceptable commercial terms or at all. For example, we rely on a cloud-based server service provider to house our distribution platform and our creative IP assets. If we were to lose one or more of these service providers, we may not be able to replace them in a cost effective manner, or at all. This could harm our business and our results of operations.

The competition from providers of similar products and services could materially and adversely affect our revenues and financial condition.

The industry in which we compete is a rapidly evolving, highly competitive and fragmented market, based on consumer preferences and requires substantial human and capital resources. We expect competition to intensify in the future, particularly in the eBook and new media markets. There can be no assurance that we will be able to compete effectively. We believe that the main competitive factors in the entertainment, media and communications industries include: effective marketing and sales, brand recognition, product and service quality, product placement and availability, niche marketing and segmentation, features and functionality, costs and available resources, goodwill and name recognition, and value propositions. Many of our competitors are established and profitable, and have strong attributes in many, most or all of these areas. They may be able to leverage their existing relationships, allowing them to offer alternative products or services at more attractive pricing or with better customer support. Other companies may also enter our markets with better products or services, greater financial and human resources and/or greater brand recognition. Competitors may continue to improve or expand current products and introduce new products. We may be perceived as too small or untested to be awarded business relative to the competition. To be competitive, we will have to invest significant resources in business development, advertising and marketing. We may also have to rely on strategic partnerships for critical branding and relationship leverage; such partnerships may or may not be available, sufficient or successful. We cannot assure that we will have sufficient resources to make these investments or that we will be able to make the advances necessary to be competitive. Increased competition may result in price reductions, reduced gross margin and loss of market share. Failure to compete successfully against current or future competitors could have a material adverse effect on the Company’s business, operating results and financial condition.

8

There are a substantial number of established and emerging print and digital publishers, film studios, production companies and internet media companies with which we compete directly and indirectly, many of which have significantly greater financial resources, higher revenues, and greater economies of scale than us. We are aware that certain of our competitors may devote substantially more resources to Web site and systems development than we do. While we believe that our patent provides a competitive advantage to building awareness for our properties and a unique and differentiated revenue stream for publishers and content creators, new technologies may be developed in the future or may already be in development, which will compete with our distribution plans. We will attempt to distinguish ourselves from our competitors, but there can be no assurance that we will be able to penetrate the market. We believe that our intellectual property is attractive to an online audience in light of the recent worldwide trend to move publishing from print to electronic media. Nevertheless, there is no assurance that we will compete successfully with existing or future competitors in the film, television, and book publishing industries. If we are not successful in competing with these traditional and established businesses we may be unable to generate any revenues.

The speculative nature of the entertainment, media and communications industries may result in our inability to produce products or services that receive sufficient market acceptance for us to be successful.

Certain segments of the entertainment, media and communications industries are highly speculative and historically have involved a substantial degree of risk. For example, if a property is optioned by a studio, the option may not get exercised, or if exercised, a product may still not be made, or even if the product is made, the success of a particular film, video game, program or recreational attraction depends upon unpredictable and changing factors, including the success of promotional efforts, the availability of alternative forms of entertainment and leisure time activities, general economic conditions, public acceptance and other tangible and intangible factors, many of which are beyond our control. If we are unable to produce products or services that receive sufficient market acceptance we may not be able to generate sufficient revenues to maintain our operations and our business will be unsuccessful.

Changes in technology may reduce the demand for the products or services we may offer, or may offer following a business combination.

The entertainment, media and communications industries are substantially affected by rapid and significant changes in technology. These changes may reduce the demand for certain existing services and technologies used in these industries or render them obsolete. For example, if there is an advancement in a proprietary format of eBooks, such a change could render our current format(s) obsolete. We cannot assure you that the technologies used by or relied upon or produced by us or produced by a target business with which we may effect a business combination in the future, will not be subject to such occurrence. While we may attempt to adapt and apply our services, or the services provided by a target business, to newer technologies, we cannot assure you that we will have sufficient resources to fund these changes or that these changes will ultimately prove successful. If we are unable to respond quickly to changes in technology our business may fail. Newer technology may render our technology obsolete which would have a material, adverse affect on our business and results of operations. We may also be required to collaborate with third parties to develop our technology and may not be able to do so on a timely and cost-effective basis, if at all.

We may not be able to successfully implement our business model, which is subject to inherent uncertainties.

A significant portion of our business model is predicated on our ability to produce high quality intellectual property (“IP”) in the form of new media and to control all or substantially all of the rights surrounding our IP to properly monetize and exploit each property in the most appropriate medium. We cannot assure you that we will be successful in both steps of this process. We may not be able to consistently produce enough high quality media to maintain our brand image and develop and retain a loyal customer base, which would adversely affect our ability to generate revenues. There may not be a large enough audience for our IP or the media projects or merchandise based on them, or prospective customers may not agree to pay the prices that we propose to charge. In the event our customers resist paying the prices we set, our business, financial condition, and results of operations will be materially and adversely affected.

9

We may be unable to adequately protect our IP from infringement by third parties.

Our business plan is significantly dependent upon exploiting our IP. There can be no assurance that we will be able to control all of the rights for all of our IP or that some of the rights may not revert to their original owners after the expiration of their respective option periods. We may not have the resources necessary to assert infringement claims against third parties who may infringe upon our IP rights. Litigation can be costly and time consuming and divert the attention and resources of management and key personnel. We cannot assure you that we can adequately protect our IP or successfully prosecute potential infringement of our IP rights. Also, we cannot assure you that others will not assert rights in, or ownership of, trademarks and other proprietary rights of ours or that we will be able to successfully resolve these types of conflicts to our satisfaction. Our failure to protect our IP rights may result in a loss of revenue and could materially adversely affect our operations and financial condition.

Our media might be more expensive to make than we anticipate. We may incur unanticipated cost overruns, which may significantly affect our operations.

Expenses associated with producing our media could increase beyond projected costs because of a range of factors such as an escalation in compensation rates of talent and personnel working on our media or because of creative problems or difficulties with technology and equipment. In addition, unexpected circumstances can cause the production of entertainment media to exceed budget. We may incur substantial cost overruns in the development and enhancement of our digital and other online media and merchandise. If we do not possess enough capital to cover our production and development costs, we may need to seek additional financing or may be unable to produce the quality of media or the number of media projects planned which can have a negative effect on our business operations.

We might be disadvantaged by changes or disruptions in the way online media is distributed.

The distribution of content over the internet is a recent development in the entertainment industry and the manner in which consumers access such content has undergone and may continue to undergo rapid and dramatic changes. Some of the most significant means of distribution such as streaming and embedded video and subscriber-based viewing are recent developments. We cannot provide any assurance that new distribution channels will not be as important and profitable for the industry as today’s channels or that we will successfully exploit any new channels. We can also not provide any assurance that the current distribution channels will maintain their profitability. In addition, internet media and related products are distributed internationally and are subject to risks inherent in international trade including war and acts of terrorism, instability of foreign governments or economies, fluctuating foreign exchange rates and changes in laws and policies affecting the content of internet access and related product merchandising.

Information technology, network and data security risks could harm our business.

Our business faces security risks. With technological advances, the piracy of copyrighted material and related products has increased. Unauthorized and pirated copies of our content will reduce the revenue generated by those films and related products. Our failure to adequately address these risks could have an adverse effect on our business and reputation. Computer viruses, break-ins, or other security problems could lead to misappropriation of proprietary information and interruptions, delays, or cessation in service to our customers.

Our media projects might be less successful than we anticipate.

The production and distribution of comic books, graphic novels, online publishing and other entertainment content is an inherently risky business because the revenues we derive and our ability to distribute and license rights to our content depend primarily upon its acceptance by the public, which is difficult to predict. Audience tastes change frequently and it is a challenge to anticipate what content will be successful at a certain point in time. In addition, the commercial success of our content also depends upon the quality and acceptance of competing comic books, programming and other entertainment content available or released into the marketplace at or near the same time. Other factors, including the availability of alternative forms of entertainment and leisure time activities, general economic conditions, piracy, digital and on-demand distribution and growing competition for consumer discretionary spending may also affect the audience for our content. Furthermore, the success of any featured media may impact not only the advertising revenues we receive but also those from other revenue channels, such as subscription-based content and sales of licensed consumer products. A series of poor performances by our featured media may also impact our negotiating strength with distributors and retailers, resulting in less desirable product promotion. Consequently, reduced public acceptance of our entertainment content has the ability to affect all of our revenue streams and would have an adverse effect on our results of operations.

10

We must respond to and capitalize on rapid changes in consumer behavior resulting from new technologies and distribution platforms in order to remain competitive and exploit new opportunities.

Technology in the online and mobile arenas is changing rapidly. We must adapt to advances in technologies, distribution outlets and content transfer and storage (legally or illegally) to ensure that our content remains desirable and widely available to our audiences while protecting our intellectual property interests. The ability to anticipate and take advantage of new and future sources of revenue from these technological developments will affect our ability to continue to increase our revenue and expand our business. We may not have the right, and may not be able to secure the right, to distribute some of our licensed content across these, or any other, new platforms and must adapt accordingly. Similarly, we also must adapt to changing consumer behavior driven by technological advances such as content-on-demand and a desire for more short form and user-generated and interactive content. These technological advances may impact traditional distribution methods. If we cannot ensure that our content is responsive to the lifestyles of our target audiences and capitalize on technological advances, our revenues will decline which may cause us to curtail operations.

A decline in advertising revenue could cause our total revenue and operating results to decline significantly in any given period or in specific markets.

We anticipate deriving revenues from the sale of advertising on our online media outlets. A decline in advertising expenditures generally or in specific markets could significantly adversely affect our revenues and operating results in any given period. Declines can be caused by the economic prospects or condition of the advertisers or the economy in general could alter current or prospective advertisers’ spending priorities. Disasters, acts of terrorism, political uncertainty, hostilities, an economic recession or instability could lead to a reduction in advertising expenditures. Our advertising revenues may also be adversely affected by changes in audience traffic, which advertisers rely upon in making decisions to purchase advertising. A decrease in our advertising revenues will adversely impact our results of operations.

The Company relies on third-party digital content and applications, which may not be available to the Company on commercially reasonable terms or at all.

The Company contracts with certain third-parties to offer their digital content. Its licensing arrangements with these third-parties do not guarantee the continuation or renewal of these arrangements on reasonable terms, if at all. Some third-party content providers currently or in the future may offer competing products and services, and could take action to make it more difficult or impossible for the Company to license their content in the future. Other content owners, providers or distributors may seek to limit the Company’s access to, or increase the total cost of, such content. If the Company is unable to offer a wide variety of content at reasonable prices with acceptable usage rules, its financial condition and operating results may be materially adversely affected.

Government regulation is evolving and unfavorable changes could harm the Company’s business.

The Company is subject to general business regulations and laws relating to all aspects of its business, including regulations and laws relating to the internet, online commerce, digital content and products. Existing and future laws and regulations and their application and/or enforcement may impede the growth of the internet, digital content distribution or other online services and impact digital content pricing, including requiring modifications or elimination of related pricing models. These regulations and laws may cover taxation, privacy, data protection, pricing, competition and/or antitrust, content, copyrights, distribution, college distribution, mobile communications, electronic contracts and other communications, consumer protection, the provision of online payment services, unencumbered internet access to the Company’s services, the design and operation of websites, the characteristics and quality of products and services and employee benefits (including the costs associated with complying with the Patient Protection and Affordable Care Act). Unfavorable regulatory and legal developments, including among other things the U.S. Department of Justice’s lawsuit against Apple Inc. and certain U.S. publishers for allegedly colluding to raise the price of electronic books and the settlement between the U.S. Department of Justice and certain of the U.S. publishers that were party to that lawsuit, could diminish the demand for the Company’s products and services, increase its cost of doing business, decrease its margins and materially adversely impact its results of operations or financial operations.

11

We may be adversely affected by current or future economic conditions, which could adversely impact the success of our business.

There can be no assurance that consumer spending will not be adversely impacted by current economic conditions, or by any further or future deterioration in economic conditions, thereby possibly impacting our operating results and growth. This period of economic instability has been characterized by significantly weak growth of, and even decreases in, consumer spending. While a few parts of the entertainment industry such as movie theaters have demonstrated strong growth, low consumer spending typically affects the entertainment and luxury industries to a greater degree than other markets. A prolonged period of weak consumer spending could adversely affect growth in the entertainment industry as a whole and may cause us to reduce our marketing operations and media production. This could have a material and adverse effect on our business, financial condition, results of operations and cash flows. The continuation or further deterioration of current market conditions could materially and adversely affect our business.

We may incur significant costs to be a public company to ensure compliance with federal securities laws, applicable regulatory agencies and accounting requirements and we may not be able to absorb such costs.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb the costs of being a public company, which could negatively affect our business operations.

We face various risks as an internet retailer and as a digital retailer.

Business risks related to our online and digital businesses include risks associated with the need to keep pace with rapid technological change, risks associated with the timing of the adoption of new digital products or platforms, internet security risks, risks of system failure or inadequacy, protection of digital rights, supply chain risks, government regulation and legal uncertainties with respect to the internet and digital content, risks related to data privacy and collection of sales or other taxes by one or more states or foreign jurisdictions. If any of these risks materializes, it could have an adverse effect on our business.

If we do not maintain the continued service of our executive officers and key personnel, our business operations may be affected.

Our success is substantially dependent on the performance of our executive officers and key personnel. Given our early stage of development, we are dependent on our ability to retain and motivate high quality personnel. Although we believe we will be able to engage qualified personnel for such purposes, an inability to do so could materially and adversely affect our ability to produce, market, sell, develop and enhance our products. The loss of one or more of our key employees or our inability to hire and retain other qualified employees, including but not limited to development staff, business development staff, digital publishing staff and corporate office support staff, could have a materially adverse effect on our business.

We may be required to borrow funds to carry out our business plans, and we may incur liabilities that we might be unable to repay in the future.

We may incur liabilities with affiliated or unaffiliated lenders. We would be required to pay these liabilities regardless of the level of our business or profitability. There is no assurance that we will be able to pay all of our liabilities. For example, On September 21, 2012, we entered into a $2,000,000 Credit Agreement with a lender. The Credit Agreement is secured by a first priority security interest in all of our assets. If we fail to repay the loan under the Credit Agreement when due, the lender could obtain our assets which would harm our business.

12

We may become involved in litigation, which could have an adverse impact on our business and results of operations.

Because of the nature of our business, there is a risk of litigation from customers, suppliers, employees, partners and others. Litigation can cause us to incur substantial expenses whether or not we prevail, which will add to our costs and may affect the capital available for our operations. An increase in our costs may cause us to increase the prices we charge for our products and subscription-based media which may lead to our customers to seek alternatives to our products. In such event, our revenues will decrease and we may be forced to curtail our operations.

We are an “emerging growth company” under the JOBS Act of 2012 and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30.

Our status as an “emerging growth company” under the JOBS Act of 2012 may make it more difficult to raise capital as and when we need it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

Risks Relating to Ownership of Our Securities

Our common stock is considered a “penny stock” and will likely continue to be a penny stock in the public market. The application of the “penny stock” rules to our common stock could limit the trading and liquidity of our common stock, adversely affect the market price of our common stock and increase the transaction costs to sell those shares.

We anticipate applying for quotation of our common stock on the OTCBB and/or the over-the-counter (OTC) marketplace known as the OTCQB upon the effectiveness of the registration statement of which this prospectus forms a part. Our common stock is a “low-priced” security or “penny stock” under rules promulgated under the Securities Exchange Act of 1934, as amended, and, assuming that a public market for our common stock develops, it will likely continue to be a penny stock. In accordance with these rules, broker-dealers participating in transactions in low-priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer’s duties in selling the stock, the customer’s rights and remedies and certain market and other information. Furthermore, the broker-dealer must make a suitability determination approving the customer for low-priced stock transactions based on the customer’s financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing to the customer, obtain specific written consent from the customer, and provide monthly account statements to the customer. The effect of these restrictions will likely decrease the willingness of broker-dealers to make a market in our common stock, will decrease liquidity of our common stock and will increase transaction costs for sales and purchases of our common stock as compared to other securities.

13

The stock market in general has experienced volatility that often has been unrelated to the operating performance of companies. These broad fluctuations may be the result of unscrupulous practices that may adversely affect the price of our stock, regardless of our operating performance.

Investors should be aware that, according to SEC Release No. 34-29093 dated April 17, 1991, the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. The occurrence of these patterns or practices could increase the volatility of our share price.

We do not expect to pay dividends for the foreseeable future, and we may never pay dividends. Investors seeking cash dividends should not purchase our common stock.

We currently intend to retain any future earnings to support the development of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. In addition, our ability to pay dividends on our common stock may be limited by Texas state law. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize a return on their investment. Investors seeking cash dividends should not purchase our common stock.

Limitations on claims against our officers and directors, and our obligation to indemnify them, could prevent our recovery for losses caused by them.

The corporation law of Texas allows a Texas corporation to eliminate or limit the liability of its directors to the corporation and its shareholders whenever the director has:

●	acted in good faith,
●	reasonably believed in the case of conduct in the director's official capacity that the director's conduct was in the best interests of the corporation and in any other case that the director's conduct was not opposed to the corporation's best interests, and
●	in the case of a criminal proceeding, did not have a reasonable cause to believe the director's conduct was unlawful.

Pursuant to Article Nine of the Certificate of Formation (“Article Nine”) and Section 8.1 of the By-Laws of the Company, we may indemnify an officer or director to the fullest extent permitted under Texas law. Additionally, Article Eleven of the Company’s Certificate of Formation grants the Company the authority to the maximum extent permitted by Texas law to purchase and maintain reasonable insurance, at its expense, to protect itself, the members of the board of directors, and any person who is an officer, employee or agent of the Company from any expense, liability or loss, whether or not the Company would have the power to indemnify such persona against such expense, liability, or loss under Article Nine. Consequently, because of the actions or omissions of officers, directors, agents and employees, we could incur substantial losses and be prevented from recovering such losses from such persons.

14

The Over-the-Counter Bulletin Board is a quotation system, not an issuer listing service, market or exchange. Therefore, buying and selling stock on the OTC Bulletin Board is not as efficient as buying and selling stock through an exchange. As a result, it may be difficult for you to sell your common stock or you may not be able to sell your common stock for an optimum trading price.

We intend to apply to have our common stock quoted on the Over-the-Counter Bulletin Board. The Over-the-Counter Bulletin Board (the “OTCBB”) is a regulated quotation service that displays real-time quotes, last sale prices and volume limitations in over-the-counter securities. Because trades and quotations on the OTCBB involve a manual process, the market information for such securities cannot be guaranteed. In addition, quote information, or even firm quotes, may not be available. The manual execution process may delay order processing and intervening price fluctuations may result in the failure of a limit order to execute or the execution of a market order at a significantly different price. Execution of trades, execution reporting and the delivery of legal trade confirmations may be delayed significantly. Consequently, one may not be able to sell shares of our common stock at the optimum trading prices.

When fewer shares of a security are being traded on the OTCBB, volatility of prices may increase and price movement may outpace the ability to deliver accurate quote information. Lower trading volumes in a security may result in a lower likelihood of an individual’s orders being executed, and current prices may differ significantly from the price one was quoted by the OTCBB at the time of the order entry. Orders for OTCBB securities may be canceled or edited like orders for other securities. All requests to change or cancel an order must be submitted to, received and processed by the OTCBB. Due to the manual order processing involved in handling OTCBB trades, order processing and reporting may be delayed, and an individual may not be able to cancel or edit his order. Consequently, one may not be able to sell shares of common stock at the optimum trading prices.

The dealer’s spread (the difference between the bid and ask prices) may be large and may result in substantial losses to the seller of securities on the OTCBB if the common stock or other security must be sold immediately. Further, purchasers of securities may incur an immediate “paper” loss due to the price spread. Moreover, dealers trading on the OTCBB may not have a bid price for securities bought and sold through the OTCBB. Due to the foregoing, demand for securities that are traded through the OTCBB may be decreased or eliminated.

We expect volatility in the price of our common stock, which may subject us to securities litigation resulting in substantial costs and liabilities and diverting management’s attention and resources.

The market for our common stock may be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be a target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention from our day-to-day operations and consume resources, such as cash.

A significant interest in our voting stock is owned by our officers and directors and investors will have little to no voice in our management.

Our officers and directors, in the aggregate, acting together, have the ability to control substantially all matters submitted to our shareholders for approval, including:

●	election of our board of directors;
●	removal of any of our directors;
●	amendment of our certificate of formation and bylaws; and
●	adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

This concentration of ownership means that other shareholders will not have the ability to influence the outcome of shareholder votes.

15

Provisions of the laws of the State of Texas may have anti-takeover effects that could prevent a change in control even if it might be beneficial to our shareholders.

If we meet the definition of an “issuing public corporation,” provisions of Texas law also may discourage delay or prevent someone from acquiring or merging with us, which may cause the market price of our common stock to decline. Under Title 2, Chapter 21, Subchapter M of the Texas Business Organizations Code a Texas issuing public corporation may not engage in specified types of business combinations, including mergers, consolidations and asset sales, with an affiliated shareholder, or an affiliate or associate of an affiliated shareholder, unless:

●	the business combination or the acquisition of shares by the affiliated shareholder was approved by the board of directors of the corporation before the affiliated shareholder became an affiliated shareholder; or

●	the business combination was approved by the affirmative vote of the holders of at least two-thirds of the outstanding voting shares of the corporation not beneficially owned by the affiliated shareholder, at a meeting of shareholders called for that purpose, not less than six months after the affiliated shareholder became an affiliated shareholder.

Under Texas law, a shareholder who beneficially owns more than 20% of our outstanding voting stock or who during the preceding three-year period was the beneficial owner of 20% or more of our outstanding voting stock is an affiliated shareholder. An “issuing public corporation” means a domestic corporation that has: (i) 100 or more shareholders of record as shown by the share transfer records of the corporation; (ii) a class or series of the corporation’s voting shares registered under the Securities Exchange Act of 1934, as amended; or (iii) a class or series of the corporation’s voting shares qualified for trading on a national securities exchange.

Future issuances of additional shares of our common stock will dilute shareholders.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present shareholders. We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes, including at a price (or exercise prices) below the price at which shares of our common stock are currently offered. The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock.

There is no assurance that shares of our common stock will trade on a public market or will ever trade on a recognized exchange. Therefore you may be unable to liquidate your investment in our stock.

There is no established public trading market for our common stock. Our shares have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation on the OTCBB or any other exchange or OTC Market will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate his investment. There can be no assurance that volume, liquidity or a regular trading market for our common stock will develop or that, if developed, will be sustained.

We may raise capital by issuing securities that may result in dilution to our existing shareholders or contain rights, preferences or privileges senior to our common stock. Issuing any such securities may adversely effect the value of your investment.

If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of the Company held by existing shareholders will be reduced and our shareholders may experience significant dilution. In addition, new securities may contain rights, preferences or privileges that are senior to those of our common stock. Issuing a significant number of shares of common stock or securities that are senior to our common stock could have a material adverse effect on the market price of our common stock and result in a decline in the value of your investment.

16

Future sales by our shareholders may adversely affect our stock price and our ability to raise funds.

61,489,236 shares of our common stock could be sold in the public market if the registration statement of which this prospectus is a part is declared effective by the Securities and Exchange Commission and an additional 126,667,185 shares of our common stock will be eligible for sale once we meet the reporting requirements of Rule 144. Sales of a significant number of shares of our common stock in the public market could lower market price for our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that management deems acceptable or at all.

The offering price of our common stock was determined based on the price of our2011 Private Placement, and therefore should not be used as indicator of the future market price of our common stock. The offering price bears no relationship to actual value. If you try to liquidate your shares of our common stock, you may not be able to sell the shares at or above the price at which you purchased them.

Since shares of our stock are not listed or quoted on any exchange or quotation system, the offering price of $0.30 per share for the shares of common stock is based on the price of our most recent private offering, the 2011 Private Placement, which took place from April 2011 through April 2012. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities. If you try to liquidate your shares of our common stock, you may not be able to sell the shares at or above the price at which you purchased them.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the sections titled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” contains forward-looking statements.

Forward-looking statements include, but are not limited to, statements about:

●	our projected sales and profitability;
●	our growth strategies;
●	anticipated trends in our industry;
●	our ability to operate our business without infringing upon the intellectual property rights of others;
●	our future financing plans and our ability to raise capital when it is required; and
●	our anticipated needs for working capital.

These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties, assumptions and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. These risks and other factors include those listed under “Risk Factors” beginning on page 7 and elsewhere in this prospectus. In some cases, you can identify forward-looking statements by terminology such as “may,” “could,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “potential,” “continue” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We do not intend to update any of the forward-looking statements after the date of this prospectus to reflect new events or circumstances or to conform these statements to actual results.

Each forward-looking statement should be read in context with, and with an understanding of, the various other disclosures concerning the Company and our business made elsewhere in this prospectus as well as other public reports which may be filed with the United States Securities and Exchange Commission (the “SEC”). You should not place undue reliance on any forward-looking statement as a prediction of actual results or developments.

This prospectus may contain market data related to our business, which may have been included in articles published by independent industry sources. Although we believe these sources are reliable, we have not independently verified this market data. This market data includes projections that are based on a number of assumptions. If any one or more of these assumptions turns out to be incorrect, actual results may differ materially from the projections based on these assumptions.

17

DETERMINATION OF OFFERING PRICE

    There has been no public market for our common stock prior to this offering and there will be no public market until our common stock is approved for quotation on the OTC Bulletin Board. The offering price of $0.30 per share for the shares of common stock being offered is based on the price of our most recent private offering, the 2011 Private Placement, which took place from April 2011 through April 2012. The offering price does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation.

We cannot assure you that an active or orderly trading market will develop for our common stock or that our common stock will trade in the public markets subsequent to this offering at or above the offering price.

18

USE OF PROCEEDS

We are registering the shares of common stock offered by this prospectus for sale by the selling shareholders identified in the section of this prospectus titled “Selling Shareholders.” We will not receive any of the proceeds from the sale of these shares. However, if all of the warrants held by the selling shareholders are exercised for cash, we will receive $260,000 which will be used for general working capital purposes. We will pay all expenses incurred in connection with the offering described in this prospectus. We are registering the shares in this offering pursuant to the terms of the “piggyback” registration rights granted to the holders of Convertible Notes and Warrants and shares of common stock held by certain investors and employees. Our common stock is more fully described in the section of this prospectus titled “Description of Securities.”

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

There is currently no established public trading market for our securities. We anticipate applying for quotation of our common stock on the OTCBB and/or the over-the-counter (OTC) marketplace known as the OTCQB upon the effectiveness of the registration statement of which this prospectus forms a part. To have our securities quoted on the OTCQB or OTCBB we must be a company that (1) reports its current financial information to the Securities and Exchange Commission (“SEC”), banking regulators or insurance regulators; and (2) has at least one market maker who completes and files a Form 211 with FINRA. The OTCQB and OTCBB differ substantially from national and regional stock exchanges because they: (a) operates through communication of bids, offers and confirmations between broker-dealers, rather than one centralized market or exchange; and (b) securities admitted to quotation are offered by one or more broker-dealers rather than “specialists” which operate in stock exchanges. We have not yet engaged a market maker to assist us to apply for quotation on the OTC Bulletin Board or the OTCQB and we are not able to determine the length of time that such application process will take. Such time frame is dependent on comments we receive, if any, from FINRA regarding our Form 211 application.

We have approximately 288 record holders of our common stock as of October 16, 2012 according to a shareholders’ list provided by our transfer agent as of that date. The transfer agent and registrar for our common stock is ClearTrust, LLC, 16540 Pointe Village Dr, Ste 206, Lutz, Florida 33558.

We have never declared nor paid any cash dividends on our common stock and we do not anticipate that we will pay any cash dividends on our common stock in the foreseeable future. Any future determination regarding the payment of cash dividends will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements and other factors as our board of directors may deem relevant at that time.

19

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our results of operations and financial condition for the fiscal years ended December 31, 2011 and 2010, as well as for the three and six month periods ended June 30, 2012 and 2011 should be read in conjunction with our financial statements and the notes to those financial statements that are included elsewhere in this prospectus. This discussion contains forward-looking statements about our business and operations. Our actual results may differ materially from those we currently anticipate as a result of many factors, including those we describe under “Risk Factors” and elsewhere in this prospectus. See “Special Note Regarding Forward Looking Statements.”

Overview

Using our eBook distribution platform as the anchor, our business includes the creation, distribution, marketing, and monetization of “published” material, such as books, comic books, illustrated novels and graphic novels, as well as digital media productions, including web series, eBooks, eComics, graphic novels and branded entertainment which we provide to digital and traditional media channels, such as film and television. Our operations are conducted through three main divisions: 1) wowio.com, the eBook distribution platform with a unique pricing model, that takes advantage of our proprietary patent, 2) Studio W digital media, the production entity that creates online and off-line brand-expansion entertainment properties and programs for our content, and 3) Carthay Circle Publishing, which was created to build out our catalog of content to exploit across our various consumer-facing properties.

Our business began as a web-based eBook store in 2005, and was re-launched in early 2010 with a new design and new business model that included advertising revenue-generating opportunities. In 2010, we acquired a library of comic books, novels, graphic novels, and screenplays to distribute on our eBook platform as well as to market and promote across other web properties that we also acquired and built in 2010. That same year, we were granted a broad patent that allows for the insertion of advertising into eBooks delivering a new revenue stream for eBook publishers and authors. We believe this patent could provide us with a competitive advantage in the highly competitive eBook distribution market. Since 2010, we broadened our operational focus to include the services of a digital media studio, which operates as Studio W, and in September 2012 we formed Carthay Circle Publishing, a digital publishing entity, for the purpose of identifying and acquiring unpublished content for exploitation and “brand-building” across the digital and traditional media landscape.

The revenues we earn have not been adequate to support our operations. We have supplemented our revenue with the proceeds from offerings of our debt and equity securities. Where possible, we have also paid expenses by issuing shares of our common stock to conserve our cash. We expect that our operating expenses will continue to exceed our revenues for at least the next 9 to 15 months, and possibly longer. If we cannot raise the funds necessary to pay our operating expenses, we may be required to severely curtail, or even to cease our operations.

WOWIO’s principal place of business is Los Angeles, California.

Plan of Operations

Our business goals are to increase audience size and procure greater market share in the acquisition, creation, distribution and monetization of traditional content including films, television shows, and books, and digital content such as eBooks, eComics, graphic novels, online video content, casual games, apps and enhanced and blended media formats.

Traditional media creators have generally focused on a primary distribution window with subsequent distribution in secondary outlets. Our strategy allows us to work around the limitations of this model’s short time frames and high marketing costs. Studio W utilizes a multi-window, day/date release strategy, giving the consumer repeated, overlapping opportunities to discover the content, thus building a “relationship” with the story, the characters, the universe or the brand.

20

We intend to expand our business through the acquisition of creative properties, the establishment of business to business partnerships and the development of our consumer facing brands that will provide enhanced distribution platforms for creators, target monetization pathways for advertisers, and provide a unique user experience for audiences.

We have access to creators, content libraries, and various distribution avenues, providing a unique opportunity and monetization path for us to become an entertainment studio that will focus on digital media across platforms and business units within the organization. We intend to become cash flow positive through original and branded content development, licensing deals, strategic partnerships, app and eBook sales, and online and mobile advertising revenues.

We expect to generate future revenue by licensing both our patent rights and our creative intellectual property. We expect to relaunch a multi-channel eBook delivery platform in a newly-designed wowio.com site around the beginning of 2013. With this site, we expect to increase online visibility by connecting to other related sites through Application Programming Interfaces (APIs) that will allow us to engage with the audience of partner sites. With a broader audience reach and more attractive product offering, our goal is to increase our revenues through increased sales of eBooks and ad revenues generated from the expected higher traffic. Through our Carthay Circle Publishing subsidiary, we expect to see increased revenues as we anticipate higher revenue participation as a publisher, earning 30-50% of revenues as opposed to merely a distributor, earning 10-20% of revenues. Finally, we also anticipate increasing revenues through the licensing of our patent, a process we are beginning to undertake as the advertising community has just started to see the eBook distribution channel as a viable alternative to other content distribution outlets.

The revenues we earn have not been adequate to support our operations. Our net loss from operations has increased for each of the last two years, from $4,935,584 for the year ended December 31, 2010 to $4,992,592 for the year ended December 31, 2011. We expect that our operating expenses will continue to exceed our revenues for at least the next 12 months, and possibly longer. Our ability to generate positive cash flows from operations and net income is dependent, among other things, on the acceptance of our products in the marketplace, market conditions, cost control, and our ability to raise capital on acceptable terms. To support our activities we will require investment, which we expect will provide the capital to execute on our business plans, produce enough high quality media to maintain our brand image and develop and retain a loyal customer base.

Critical Accounting Policies

General

Our discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with generally accepted accounting principles of the United States of America (“GAAP”). The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities and expenses. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

We believe that the accounting policies described below are critical to understanding our business, results of operations and financial condition because they involve more significant judgments and estimates used in the preparation of our financial statements. An accounting policy is deemed to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and any changes in the different estimates that could have been used in the accounting estimates that are reasonably likely to occur periodically could materially impact our financial statements.

Our most critical accounting policies and estimates that may materially impact our results of operations include:

21

Development Stage Enterprise

The Company is a development stage enterprise as defined by the Financial Accounting Standards Board (the “FASB”). The Company is devoting substantially all of its present efforts to establish a new business, and its planned principal operations have not significantly commenced. All losses accumulated since inception, have been considered as part of the Company’s development stage activities.

These financial statements contemplate the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is a development stage company and has sustained significant losses since inception and expects to continue to incur losses through 2012.

Acquisition Related Liabilities

Certain acquisition related liabilities are projected to be paid over several years, and therefore, the Company records such liabilities at their estimated present value by applying a discount based on the Company’s estimated borrowing rate. The Company amortizes the discount recorded over the projected cash payment stream of the related liabilities. The amortization of the discount is included in “change in fair value of contingent consideration related to acquisition” in the accompanying statements of operations for each of the periods presented herein.

Revenue Recognition Policy

The Company recognizes revenues in accordance with FASB Accounting Standards Codification (“ASC”) Topic 605, which requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) will be based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments will be provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or for which services have not been rendered or are subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or services have been rendered or no refund will be required.

The Company’s primary revenues sources are as follows:

eBooks

For eBook downloads purchased by the customer directly through the Company’s website, the Company recognizes revenue when the right to download content is granted. The Company evaluates whether it is appropriate to record the gross amount of product sales and related costs or the net amount earned as commissions. Generally, the Company records such revenues on a net basis due to a general lack of indicators that the Company is the primary obligor. Such net revenues are determined using a fixed percentage, a fixed-payment schedule or a combination of the two.

Occasionally, the Company sells download cards to retailers and directly to end customers, which are redeemable on its websites for content downloads over an established time frame. The Company records proceeds from the initial sale of the card to deferred revenue, which is included in accounts payable and accrued expenses in the accompanying balance sheets, and is recognized over the related download period, which approximates the usage period. During the year ended December 31, 2011 and the six month period ended June 30, 2012, the Company earned $17,458 and $25,627, respectively, in sales of eBooks.

Advertising

Visitor demographics and time spent on a website are the primary drivers behind advertising-based revenue models for internet properties. Website advertising revenue is primarily recognized on a flat-fee basis based on cost per thousand impressions (“CPM”). The Company earns CPM revenue from the display of graphical advertisements on its websites. Revenue from flat-fee services is based on a customer's period of contractual service and is recognized on a straight-line basis over the term of the contract. Proceeds from such contracts are deferred and are included in revenue on a pro-rata basis over the term of the related agreements. During the year ended December 31, 2011 and the six month period ended June 30, 2012, the Company earned $12,970 and $7,513 respectively, in advertising revenues.

22

Patent Licensing

The Company owns Patent No. 7,848,951, issued by the USPTO on December 7, 2010, protecting the insertion of ads into eBooks. The Company intends on pursuing patent licensing arrangements with eBook distribution outlets looking to create new revenue streams for eBook downloads. The Company will also pursue any violators who infringe on the patent’s claims, ultimately generating license revenues on a per-book or per-ad basis.

Revenue from patent licensing arrangements is recognized when earned, estimable and realizable. The timing of revenue recognition is dependent on the terms of each license agreement and on the timing of sales of licensed products. The Company generally recognizes royalty revenue when it is reported to the Company by its licensees, which is generally one quarter in arrears from the licensees’ sales. For licensing fees that are not determined by the number of licensed units sold, the Company recognizes license fee revenue on a straight-line basis over the life of the license. During the year ended December 31, 2011 and the six month period ended June 30, 2012, the Company earned no revenue in patent licensing fees in the periods reported.

Creative IP Licensing

Revenues are also generated by the exploitation of WOWIO's own proprietary content of creative material such as comic books, graphic novels, screenplays, and other published and non-published content. The WOWIO-owned Spacedog library is available for sale on wowio.com and the Company retains 90% of all sales for that content library.

The Company’s content also generates nominal revenues from licensing stories/characters/concepts to studios and other producing partners. Licensing deals that may generate revenue for the Company includes film option/acquisition fees, television option/acquisition fees, video game licensing, content licensing for apps, apparel and merchandise licensing. During the year ended December 31, 2011 and the six month period ended June 30, 2012, the Company earned no revenue in creative IP licensing fees in the periods reported.

Cost of sales includes royalty payments made to the authors of the eBooks included on its websites, which call for royalty payments based on various percentages of revenues earned, less processing fees and in the case of sponsored downloads, a fixed price per download. Royalty paid pursuant to this arrangement was $17,639 for the year ended December 31, 2011 compared to $3,608 paid during the prior year and $758 for the six months ended June 30, 2012 compared to $17,367 for the same period in the prior year.

Business Combinations and Intangible Assets

Business combinations are accounted for using the purchase method of accounting and, accordingly, the assets and liabilities of the acquired entities are recorded at their estimated fair values at the acquisition date. The results of operations of acquired businesses are included in the Company’s financial statements from the acquisition date.

Identifiable intangible assets with finite lives are amortized on a straight-line basis over their estimated useful lives. They are reviewed for impairment if indicators of potential impairment exist.

23

Use of Estimates

The preparation of financial statements in conformity with (GAAP) requires management to make estimates and judgments that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting periods. Significant estimates made by management include, among others, provisions for uncollectible notes receivable, fair value of contingent consideration related to acquisition, derivative instruments, common stock and warrants, recoverability of long-lived assets and realization of deferred tax assets. The Company bases its estimates on historical experience, knowledge of current conditions and its belief of what could occur in the future considering available information. The Company reviews its estimates on an on-going basis. The actual results experienced by the Company may differ materially and adversely from its estimates. To the extent there are material differences between the estimates and actual results, future results of operations will be affected.

Long-Lived Assets

The Company’s management assesses the recoverability of long-lived assets upon the occurrence of a triggering event by determining whether the amortization of long-lived assets over their remaining lives can be recovered through projected undiscounted future cash flows. The amount of long-lived asset impairment, if any, is measured based on fair value and is charged to operations in the period in which long-lived asset impairment is determined by management.

For the year ended December 31, 2011, the Company recorded an impairment of intangibles of $1.7 million and no impairment for the year ended December 31, 2010 and for the six months ended June 30, 2012. There can be no assurance, however, that market conditions will not change or demand for the Company’s products and services will continue, which could result in additional impairment of long-lived assets in the future.

Software Development Costs

The Company accounts for the costs of developing the website and any internally developed software in accordance with the provisions of FASB ASC Topic 350. The Company capitalizes the costs during the application development stage when it is probable that the project will be completed and the property will be used to perform the function intended. Definite lived intangibles are amortized on a straight-line basis over their estimated useful lives, which approximate three years. The recoverability of intangible assets is evaluated periodically; taking into account events or circumstances that warrant revised estimates of useful lives or that indicate that impairment exists.

Such costs are classified as website costs and are included in intangible assets in the accompanying balance sheets. During the year ended December 31, 2011, the Company capitalized $117,500 related to qualified costs.

Fair Value Measurements

Fair value measurements are determined based on the assumptions that market participants would use in pricing an asset or liability. GAAP establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. The established fair value hierarchy prioritizes the use of inputs used in valuation methodologies into the following three levels:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets. A quoted price in an active market provides the most reliable evidence of fair value and must be used to measure fair value whenever available.

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability. For example, Level 3 inputs would relate to forecasts of future earnings and cash flows used in a discounted future cash flows method.

24

The Company’s financial instruments consist of cash, accounts receivable, related party receivables, notes receivable, accounts payable, accrued expenses, note payable, related party notes payable and derivative liabilities. The carrying value for all such instruments approximates fair value due to the short-term nature of the instruments. Our derivative liabilities consist of price protection features on warrants, which are carried at fair value and are classified as Level 3 liabilities. We use the Black-Scholes option pricing model to determine the fair value of these instruments.

Beneficial Conversion Features

In certain instances, the Company entered into convertible notes that provide for an effective or actual rate of conversion that is below market value, and the embedded beneficial conversion feature (“BCF”) does not qualify for derivative treatment. In these instances, the Company accounts for the value of the BCF as a debt discount, which is then amortized to interest expense over the life of the related debt using the straight-line method which approximates the effective interest method.

Accounting for Derivative Instruments

In connection with the issuance of certain warrants there were exercise features that the Company determined were embedded derivative instruments. The accounting treatment of derivative financial instruments requires that the Company record the related warrants at their fair values as of the grant date and at each subsequent balance sheet date.

For the derivative instruments, gain and loss is recorded in change in fair value of derivative liabilities in the statements of operations for the periods presented.

Stock-Based Compensation

All share-based payments, including grants of stock to employees, directors and consultants, are recognized in the financial statements based upon their fair values.

The Company's accounting policy for equity instruments issued to consultants and vendors in exchange for goods and services follows ASC Topic 505. As such, the value of the applicable stock-based compensation is periodically remeasured and income or expense is recognized during the vesting terms. The measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor's performance is complete. In the case of equity instruments issued to consultants, the fair value of the equity instrument is primarily recognized over the term of the consulting agreement. In accordance with FASB guidance, an asset acquired in exchange for the issuance of fully vested, nonforfeitable equity instruments should not be presented or classified as an offset to equity on the grantor's balance sheet once the equity instrument is granted for accounting purposes

Income Taxes

We account for income taxes under the provision of ASC 740. As of June 30, 2012 and December 31, 2011, there were no unrecognized tax benefits included in the balance sheets that would, if recognized, affect the effective tax rate. Our practice is to recognize interest and/or penalties related to income tax matters in income tax expense. We had no accrual for interest or penalties on our balance sheets at June 30, 2012 and December 31, 2011, respectively and have not recognized interest and/or penalties in the statements of operations for the three and six months ended June 30, 2012 and 2011 and from Inception through June 30, 2012. The Company is subject to taxation in the United States and California.

Basic and Diluted Loss per Common Share

Basic net loss per common share is computed by dividing net loss attributable to common shareholders for the period by the weighted-average number of common shares outstanding during the period. Diluted net loss per share is computed by dividing the net loss attributable to common shareholders for the period by the weighted-average number of common and common equivalent shares, such as warrants and convertible preferred stock outstanding during the period.

25

Results of Operations

Year Ended December 31, 2011 Compared to Year Ended December 31, 2010

Our net sales increased by $22,173 or 216% from $10,285 during the fiscal year ended December 31, 2010 to $32,458 for the fiscal year ended December 31, 2011. Our net sales were from sales of eBooks generated through our website, and advertising revenue. We also incurred costs of $60,028 related to the sales, or 185% of net sales during the fiscal year ended December 31, 2011, compared to $59,818, or 582% during the fiscal year ended December 31, 2010.

We incurred operating expenses of $4,977,287 during the fiscal year ended December 31, 2011, a decrease of $702,030 or 12%, as compared to $5,679,317 for the year ended December 31, 2010. Substantial reductions in general and administrative expense and compensation costs were partially offset by increases in amortization costs and an impairment charge. General and administrative expenses were $860,070 for the period ended December 31, 2011, a decrease of $2,675,611 or 76% over the prior period. The decrease in general and administrative expenses resulted primarily from a decrease in promotion and advertising expenses, which was due to more efficient and cost effective promotion strategy, and decreased promotion and marketing consultants’ fees that were paid in stock in 2010. Compensation and related costs were $573,773 during the year ended December 31, 2011, a decrease of $437,630 or 43%, as compared to $1,011,403 for the year ended December 31, 2010, due mainly to a reduction in headcount once certain development initiatives were completed. Amortization expense was $1,413,215 for the year ended December 31, 2011, an increase of $670,982 or 90% over the prior period, due to the increased amount of the assets being amortized. During the year ended December 31, 2011, we incurred an impairment charge against intangible assets of $1,720,229, related specifically to the content library acquired from Spacedog.

Other expenses increased by $178,999 from income of $166,734 during the fiscal year ended December 31, 2010, to a net expense amount of $12,265 during the fiscal year ended December 31, 2011, primarily due to a change in fair value of contingent consideration related to acquisition from a charge of $181,000 to a charge of $40,000, change in fair value of derivative liabilities from zero to a gain of $40,000, and increase in interest income from $3,635 to $18,105. There was no income tax benefit during the fiscal year ended December 31, 2011, compared to $960,000 for the year ended December 31, 2010.

Three Months Ended June 30, 2012 Compared to Three Months Ended June 30, 2011

Our net sales decreased by $397 or 6% from $6,230 during the three months ended June 30, 2011 to $5,833 for the three months ended June 30, 2012.

Our total operating expenses were $3,227,085 during the three months ended June 30, 2012, an increase of $2,492,873 or 340%, as compared to $734,212 for the three months ended June 30, 2011. Substantial increases in compensation and amortization costs were partially offset by reductions in general and administrative expense and management fees. General and administrative expenses were $296,506 during the three months ended June 30, 2012, a decrease of $78,196 or 21%, as compared to $374,702 for the three months ended June 30, 2011. The decrease in general and administrative expenses resulted primarily from a decrease in promotion and advertising expenses, which was due to more efficient and cost effective promotion strategy. Management fees were $15,000 for the three months ended June 30, 2012, a decrease of $105,000 or 88% as compared to $120,000 for the three months ended June 30, 2011. Management fees declined because of the reduction of management services provided by Alliance to the Company due to Alliance’s reduction of staff. Compensation and related costs were $2,643,384 during the three months ended June 30, 2012, an increase of $2,597,334 or 5,640%, as compared to $46,050 for the three months ended June 30, 2011. The increase in compensation and related costs was related to an increase in share-based stock compensation.

26

Other expense increased by $74,587 from $113,956 during the three months ended June 30, 2011, to $188,543 during the three months ended June 30, 2012, primarily due to an increase in interest expense from $101 to $123,716, change in fair value of contingent consideration related to acquisition from a charge of $60,370 to a charge of $61,413, change in fair value of derivative liabilities from a loss of $58,000 to a gain of $10,000, and increase in interest income from $4,515 to $7,148. We also incurred loss on settlement of $21,102 during the three months ended June 30, 2012. Income tax benefit was 0 during the three months ended June 30, 2011 and 2012.

Six Months Ended June 30, 2012 Compared to Six Months Ended June 30, 2011

Our net sales increased by $18,585 or 146% from $12,721 during the six months ended June 30, 2011 to $31,306 for the six months ended June 30, 2012. Our revenues were from sales of eBooks generated through our website, and advertising revenue. Sales increased because of more efficient and cost effective promotion and marketing strategy from the building of the POP Galaxy channel and the use of social media.

Our total operating expenses were $3,926,049 during the six months ended June 30, 2012, an increase of $2,275,623 or 138%, as compared to $1,650,426 for the six months ended June 30, 2011. Substantial increases in compensation and related costs were partially offset by reductions in general and administrative expense and management fees. General and administrative expenses were $533,470 during the six months ended June 30, 2012, a decrease of $68,428 or 11%, as compared to $601,898 for the six months ended June 30, 2011. The decrease in general and administrative expenses resulted from a decrease in promotion and advertising expenses. Management fees were $30,000 for the six months ended June 30, 2012, a decrease of $210,000 or 88% as compared to $240,000 for the six months ended June 30, 2011. The significant reduction in management fees was a result of the reduction of management services provided by Alliance to the Company. Compensation and related costs were $2,818,197 during the six months ended June 30, 2012, an increase of $2,554,043 or 967%, as compared to $264,154 for the six months ended June 30, 2011. The increase in compensation and related costs was related to an increase in executive share-based compensation.

Other expense increased by $1,054,309 from $130,322 during the six months ended June 30, 2011 to $1,184,631 during the six months ended June 30, 2012, primarily due to loss on settlement of accrued expenses of $924,000 related to the issuance of preferred stock incurred during the six months ended June 30, 2012, increase in interest expense from $118 to $173,881, change in fair value of derivative liabilities from a loss of $20,000 to a gain of $40,000, and increase in interest income from $9,030 to $15,973. We also incurred loss on a legal settlement of $21,102 during the six months ended June 30, 2012. Income tax benefit was 0 during the six months ended June 30, 2011 and 2012.

Liquidity and Capital Resources

Year Ended December 31, 2011 Compared To Year Ended December 31, 2010

We had cash of $24,924 and $475 at December 31, 2011 and 2010, respectively.

During the year ended December 31, 2011, we used $239,037 of cash in operating activities. Non-cash adjustments included a $40,000 loss related to the change in fair value of acquisition related liabilities, $1,413,215 related to the amortization of intangible assets, a loss of $1,720,229 on impairment of intangible assets, $507,945 for consultant share-based compensation, $3,962 for amortization of debt discounts related to warrants, and $47,242 for write-off of amounts due, offset by a gain on change in fair value of derivative liabilities of $40,000 and interest earned on notes receivable of $18,105. We increased our accounts payable by $472,745, and related party receivables by $632,292. We also reduced our accounts receivable by $620, and acquisition related liabilities by $25,350. Non-cash adjustments during the same period in 2010 included a $181,000 loss related to the change in fair value of acquisition related liabilities, $742,233 related to the amortization of intangible assets, $339,370 for consultant share-based compensation, $2,000,000 in estimated fair value of warrants granted for services, and $202,400 in estimated fair value of members’ units issued for services, offset by interest earned on notes receivable of $3,635, gain on settlement of accrued expenses of $10,631, and deferred taxes of $960,000. We increased our accounts payable by $35,189, and reduced our accounts receivable by $1,380, acquisition related liabilities by $638,873, related party receivables by $687,697, and prepaid expenses and other assets by $28,054 during the year ended December 31, 2010.

27

During the year ended December 31, 2011, we used $127,482 in investing activities, compared to $243,251 in the same period in 2010. Changes in cash used in investing activities during the year ended December 31, 2011, reflect proceeds from payment of notes receivable of $21,500, offset by capitalized intangible asset costs of $117,500, and advances under notes receivable of $31,482. Changes in cash used in investing activities during the year ended December 31, 2010, reflect capitalized intangible asset costs of $81,251, and advances under notes receivable of $162,000.

Financing activities provided $390,968 to us during the fiscal year ended December 31, 2011. We received $257,220 in proceeds from the sale of common stock and $144,948 in proceeds from the issuance of notes payable. Cash provided by financing activities was reduced by principal payments on notes payable to related parties of $1,200, and principal payments on notes payable of $10,000. Financing activities provided $3,908,200 to us during the fiscal year ended December 31, 2010. We received $2,625,000 in proceeds from the sale of common stock and $1,740,200 in proceeds from issuance of members’ units. We also paid $457,000 in cash for acquisitions.

As of December 31, 2011, we had an accumulated deficit of $10,569,780.

Six Months Ended June 30, 2012 Compared to Six Months Ended June 30, 2011

We had cash of $3,828 and $5,683 at June 30, 2012 and June 30, 2011, respectively.

We used cash of $290,141 in our operating activities in the six months ended June 30, 2012, compared to $229,873 in the same period in 2011. Non-cash adjustments included a $121,621 loss related to the change in fair value of contingent consideration related to acquisition, $544,382 related to amortization of intangible assets, $590,625 related to the amortization of prepaid consulting, and $157,510 related to amortization of debt discounts, a loss of $924,000 on settlement of accrued expenses, $1,800,000 for common stock and $255,000 for preferred stock issued for services, offset by a gain on change in fair value of derivative liabilities of $40,000 and interest earned on notes receivables of $8,150. Changes in operating assets and liabilities consist of increase of accounts payable by $543,121 and accounts receivable by $2,000. We also reduced our related party receivables by $8,711, and acquisition related liabilities by $65,328. Non-cash adjustments during the same period in 2011 included a $119,234 loss related to the change in fair value of contingent consideration related to acquisition, $544,374 related to amortization of intangible assets, $220,500 for common stock issued for services, and a loss on change in fair value of derivative liabilities of $20,000, offset by interest earned on notes receivables of $9,030. Changes in operating assets and liabilities consist of increase of accounts payable by $185,281, related party receivables by $494,695, acquisition related liabilities by $6,250. We also reduced our prepaid expenses and other assets by $3,463, and accounts receivable by $2,525 during the six months ended June 30, 2011.

We had cash provided by investing activities of $8,225 in the six months ended June 30, 2012, compared to cash used in investing activities of $117,500 in the same period in 2011. Changes in cash from investing activities during the six months ended June 30, 2012, reflect proceeds from payment of note receivable of $8,500. Changes in cash from investing activities during the six months ended June 30, 2011 reflect an increase in capitalized intangible asset costs by $117,500.

Our financing activities provided cash of $260,820 in the six months ended June 30, 2012 compared to $352,581 in the same period in 2011. Changes in cash from financing activities during the six months ended June 30, 2012, reflect net proceeds from the sale of common stock of $19,050, proceeds from the issuance of convertible notes of $153,124, proceeds from the issuance of notes payable to related parties of $11,000, and proceeds from the issuance of notes payable of $91,373. In addition, we paid $13,727 in principal payments on notes payable to related parties. Cash provided by financing activities during the same period in 2011, includes net proceeds from sale of common stock of $251,925, proceeds from the issuance of notes payable of $30,656, and proceeds from exercise of warrants of $70,000 during the six months ended June 30, 2011.

As of June 30, 2012, we had an accumulated deficit of $15,675,491. Management anticipates that future operating results will continue to be subject to many of the problems, expenses, delays and risks inherent in the establishment of a developmental business enterprise, many of which we cannot control.

28

Going Concern

Our financial statements have been prepared assuming we will continue as a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. We cannot provide assurance that we will obtain sufficient funding from financing or operating activities to support continued operations or business deployment.

Since our inception, we have reported net losses, including losses of approximately $5.0 million and $4.9 million during the years ended December 31, 2011 and 2010, respectively. For the six months ended June 30, 2012, we had net loss of $5,105,711 and used cash of $290,141 in operating activities. We expect that we will report net losses into the near future, until we are able to generate meaningful cash revenues from operations. At June 30, 2012, our working capital deficit and accumulated deficit were $56,958 and approximately $15.7 million, respectively.

During the six months ended June 30, 2012, we have funded our operations through sales of common stock in the amount of $19,050, proceeds from the issuance of convertible notes in the amount of $153,124, proceeds from the issuance of notes payable to related parties of $11,000, and proceeds from the issuance of notes payable in the amount of $91,373.

In September 2012, we entered into a revolving credit facility, which provides credit of up to $2,000,000, with TCA Global Credit Master Fund, LP. The interest rate on this credit facility is 12% per annum. The credit facility has a 6-month term. In connection with this transaction, we issued three warrants to TCA Global Credit Master Fund, LP each to purchase 1,841,564 shares of common stock or 1% of the issued and outstanding common stock of the Company at September 21, 2012. Each warrant has an exercise price is $0.001 per share. This warrant was immediately exercisable upon issuance and has a term of five years. The Company must redeem these warrants for an aggregate price of $90,000 if the warrants are not exercised on or prior to March 21, 2013.

We require additional financing to execute our business strategy and to satisfy our near-term working capital requirements. Our management seeks to raise additional financing to fund future operations and to provide additional working capital to fund our business. We cannot provide assurance that we will obtain sufficient funding from financing or operating activities to support continued operations or business deployment. Without the needed funding or adequate cash flow from operations, we may be forced to curtail our development or cease our operations altogether, which may include seeking protection under the bankruptcy laws.

Quantitative and Qualitative Disclosures about Market Risk

Our exposure to market risk relates primarily to our future cash needs and the effect that changes in economy reflect in the capital markets. Historically, we have had access to capital in the equity markets on an acceptable basis.

As of June 30, 2012 we did not hold any derivative financial instruments for speculative or trading purposes. The primary objective of our investment activities is the preservation of principal while maximizing investment income and minimizing risk.

29

BUSINESS

Overview

WOWIO was founded in 2005 as WOWIO, LLC, a Pennsylvania limited liability company (“WOWIO Penn”), operating as an eBook store using the website, www.WOWIO.com. On July 15, 2008, Platinum Studios, Inc. (“Platinum”) purchased 100% of the membership interests of WOWIO Penn. On June 11, 2009, Brian Altounian, then President of Platinum, formed Alliance Acquisitions, Inc., a Nevada corporation (“Alliance”). On June 29, 2009, Alliance formed WOWIO, LLC, a Texas limited liability company (“WOWIO Texas”), which was owned jointly by Alliance and Brian Altounian. On June 30, 2009, WOWIO Texas purchased from Platinum 100% of the membership interests of WOWIO Penn, and thereby, all assets, technology, patent claims, and business of WOWIO Penn. On June 16, 2010, WOWIO Texas was incorporated, and formally converted from a limited liability company into WOWIO, Inc., a Texas corporation. In March 2012, the Company filed a dba as “Studio W” to reflect the expanded operations and now has its principal place of business in Los Angeles, California. On October 2, 2012, Carthay Circle Publishing, Inc. (“Carthay”) was incorporated in the state of Delaware as a wholly-owned subsidary of WOWIO.

Our Board of Directors includes Brian Altounian and Zach Pennington. Our executive officers are Brian Altounian, Chief Executive Officer, President, Treasurer (principal financial and accounting officer) and Chairman of the Board, Linda Engelsiepen, Secretary and Jacob Morris, Chief Operating Officer.

WOWIO, Inc. began as a web-based eBook store in 2005, and was re-launched in early 2010 with a new design and new business model geared toward generating revenue through advertising opportunities. In 2010, we acquired a library of comic books, novels, graphic novels, and screenplays to distribute on our eBook platform as well as to market and promote across other web properties that we also acquired and built in 2010. That same year, we were granted a broad patent that allows for the insertion of advertising into eBooks, which we believe will deliver a new revenue stream for eBook publishers and authors. We believe that the patent may also provide us with a competitive advantage in the highly competitive eBook distribution market. We broadened our operational focus to include the services of a digital media studio, which we have rebranded to potential business partners as Studio W. In September 2012, the Company formed a digital publishing entity, Carthay Circle Publishing, in order to identify and acquire additional unpublished content for exploitation and “brand-building” across the digital and traditional media landscape.

The digital platform has expanded the global reach for content providers, and content consumers now have access to entertainment choices that they did not have previously. We believe this has the potential to create an expansive and instant cultural exchange. For the first time, based on this digital platform, content creators can reach their targeted consumers directly and with greater immediacy than ever before. With social media platforms, the spontaneity and viral reach of the message, the book, the video or the brand can be global nearly overnight. We believe that our proprietary patent, which allows for the insertion of advertising into eBooks, enables at no or substantially reduced costs the delivery of content to the consumer. We offer advertisers unique opportunities to market across all of our websites to consolidated and engaged web-communities in specified demographics.

The Company distributes content across its own websites, (including www.wowio.com, www.drunkduck.com, www.theduckwebcomics.com, www.WEvolt.com and www.popgalaxy.com) and on company-branded YouTube Channels, Facebook pages and Twitter accounts as well as on its partner properties, social media and various web and mobile technologies. WOWIO’s management has a long history in the entertainment industry, eBook distribution and previous experience in the comic book development and production industry, which allows our management to access content creators, content libraries, and various distribution avenues. The Company’s revenues are currently generated through the sale of eBooks and advertising. The Company expects to generate future revenue by licensing both its patent rights and its creative intellectual property.

Industry

Over the last decade, the internet has challenged traditional media business models by reshaping how content is consumed, created, distributed and monetized. Consumers today spend more of their time online, venturing beyond major internet portals and visiting an increasing number of websites to find specific content for their personal needs and interests. In addition, consumers are changing the way they discover content online, primarily through advancements in web search technology and the popularity of social media. However, consumers are often unable to find the precise content that they are seeking because the demand for highly specific, pertinent information outpaces the supply of thoughtfully researched, trusted content.

30

The increased specificity of consumer demand for online content strains many existing content creation business models. Traditional models focus on producing content with sufficiently broad audiences to justify elevated production costs. This traditional approach is less effective for fulfilling at scale the increasingly fragmenting consumer demand for content. Meanwhile, the widespread adoption of social media and other publishing tools has enabled a large number of individuals to more easily create and publish content on the internet. However, the difficulty in constructing profitable business models has limited such individual endeavors largely to bloggers and passionate enthusiasts who, while often knowledgeable, may lack recognized credibility, production scale and broad distribution and monetization capabilities.

The demand for highly specific content also presents new opportunities for advertisers seeking to effectively reach targeted audiences. Finding better ways to reach this fragmented consumer base remains a priority for advertisers, a trend that is likely to accelerate as online advertising growth outpaces that of offline advertising growth, and as advertising dollars follow audiences from offline to online media. From 2009 to 2012, online advertising in the United States is projected to grow to $31 billion, reflecting a compound annual growth rate of 16%. However, over that same period, total media advertising is only expected to grow at a compound annual growth rate of less than 1%, according to ZenithOptimedia.

These trends present new and complex challenges for consuming, creating, distributing and monetizing online content that traditional and even new online business models have struggled to address. These challenges have had a profound impact on consumers, content creators, website publishers and advertisers who are in need of a solution that connects this disparate media ecosystem.

WOWIO operates in the electronic distribution of digital content. This includes written works including novels, an advertising brand, a screenplay, and games or video. Studio W utilizes a brand strategy approach to content, which includes the development of a broad array of product lines and formats. Consumers of digital content (readers, watchers, listeners, gamers) have now also become creators of content (writers, artists, app developers, producers). Traditional media outlets, such as radio, television and film, have evolved to integrate the online experience, and the business models are evolving as well.

The business goals of Studio W (Wowio’s dba) and our consumer-facing properties, WOWIO.com, The Duck and POP Galaxy, are to increase audience size and procure greater market share in the acquisition, creation, distribution and monetization of traditional content including films, television shows, and books and digital content such as eBooks, eComics, graphic novels, online video content, casual games, apps and enhanced and blended media formats.

Traditional media creators have generally focused on a primary distribution window with subsequent distribution in secondary outlets. Our strategy allows us to work around the limitations of this model’s short time frames and high marketing costs. Studio W utilizes a multi-window, day/date release strategy, giving the consumer repeated, overlapping opportunities to discover the content, thus building a “relationship” with the story, the characters, the universe or the brand.

WOWIO/Studio W intends to expand its business through the acquisition of creative properties, the establishment of business to business partnerships and the development of its consumer facing brands that will provide enhanced distribution platforms for creators, target monetization pathways for advertisers, and provide a unique user experience for audiences.

WOWIO/Studio W has access to creators, content libraries, and various distribution avenues, providing a unique opportunity and monetization path for us to become an entertainment studio that will focus on digital media across platforms and business units within the organization.

31

Products and Technology

Wowio, doing business as Studio W, utilizes a blend of technologies, licensing, acquisitions, B2B services, consumer-facing brands and websites to accomplish the development, production, distribution and monetization of digital media across multiple platforms. The company is developing intellectual property (“IP”) across its family of brands, ranging from content libraries to technology.

Studio W-owned digital distribution channels

WOWIO.com (eBooks, eComics and audiobook storefront)

Wowio.com is the emerging source for eBooks and eComics with available dynamic media content in a device-agnostic format. WOWIO offers eBooks and digital content in a rich user experience, with a proprietary, patented advantage of allowing a “sponsor” to pay for the eBook content and providing the product to the consumer for no cost. Key to our distribution strategy, this advertising component removes the barrier for the consumer to become familiar with new content while allowing the sponsor to build a brand.

The Duck (social media webcomic hosting site)

Boasting nearly 15,000,000 monthly page views and over 20,000 webcomics, The Duck is an online community for amateur webcomic creators and fans. The Duck provides a forum to create, share and monetize digital content, utilizing social network and technology services and forums for the artist community and growing fan base.

POP Galaxy (branded digital content channel)

Launched during the 2010 International ComicCon in San Diego, POP Galaxy is a digital television and on-demand video distribution channel for original and acquired IP, serving also as a marketing, traffic and branding vehicle for other Studio W business units. Original programming covers areas such as entertainment, pop culture, comics, books, blogs, authors, publishers, partners, celebrities, gossip, and the news. A re-launch with a new design is slated for Winter 2012.

Subscription

With the redesign plans for The Duck, we plan to segment a portion of the content for membership only. This will only be accessible via a membership (subscription) fee. Studies show that approximately 10% of users to a site will sign-up for subscription service. Management anticipates we will offer a monthly rate of $4.00, which could generate approximately $40,000/month with our continued growing traffic.

CauseBooks

CauseBooks is an innovative digital marketing opportunity that leverages the power of celebrity and the expanding popularity of eBooks to inspire consumers to support a worthy cause. Brand sponsors can become part of the dynamic editorial and promotional experience. With the CauseBooks campaign, our management team identifies: 1) an eBook; 2) a social cause; 3) a celebrity with a large Twitter/Facebook following and 4) an advertising sponsor. An example of a typical campaign looks this way: 1) a celebrity promotes on Twitter and Facebook about a chosen sponsor that sponsors a number of downloads of free eBooks in support of the selected social cause/charity; 2) the consumer downloads the eBook that contains web links to the sponsor and charity websites; and 3) the sponsor pays approximately $3 per download of the selected eBook and promotes the charity, providing additional marketing to the overall campaign. Of the sponsorship, approximately 50% goes directly to the charity and WOWIO earns approximately 17-22% of the fee. The Company has successfully completed a prototype campaign and expects to hire a sales team to secure additional campaigns, the result of which we believe will lead to higher revenues and marketing/promotional support for the Company.

32

Content library exploitation

The Company owns a library of over 80 comic book and graphic novel properties that will be developed as feature films and television projects, original novels, graphic novels, and animated and live action direct-to-web videos.

eBook Transactions

WOWIO owns a library of books and generates income from the retail purchases. eBooks typically sell for $0.99 each.

In-House App and Platform Development

Led by our in-house team, we will oversee the creation of custom book and game apps to provide an additional window of exploitation for content. Additionally, we have created a number of revolutionary digital formats, which will be utilized as launching platforms for our content and partner content, and licensed to third parties:

● StoryMax™ provides proprietary blended media experiences to brands, studios and audiences consuming content across digital devices and convergence; and

● Our proprietary PanelFlow™ technology provides a must-have tool set for the creation, publishing and distribution of eBooks and eComics across the digital landscape.

The Company is a content owner as well as a content creator. With our proprietary library of comics, graphic novels and originally developed content, we expect to be able to monetize content through licensing fees, via strategic partnerships, or across our own distribution platforms giving us the ability to generate future revenue across a broad product base.

The cross-platform distribution of digital content such as eBooks, eComics, graphic novels and branded digital content channels will be critical to the expansion of the WOWIO user experience, site traffic volume, and repeat and recurring customer base. We have pursued the acquisition of content through artists, content creators, and licensing and distribution partnerships. We will continue to seek out acquisition opportunities including additional content offerings that appeal to users and advertisers, creating licensing and merchandising revenues for content creators such as artists and authors across our digital distribution network.

These sources will provide a forum for the cross-platform distribution, audience capture and ongoing monetization of digital media content. All of these proposed activities have been developed and established over the course of the last three years. The Company needs to hire a team to be able to execute on all of these initiatives. The Company anticipates the need to hire approximately 7-10 new employees, with expertise in technology development, sales, marketing, content development and publisher relations, over the course of the next 12 months.

Market Segments

Our research indicates that advertisers are recognizing the appeal of the broad-spectrum approach, realizing the need to create an affinity with their “audience” that goes beyond the traditional ad buy.

In addition to inserting ads into eBooks, the Company can also place advertising across brands, sites and platforms to maximize revenues. The Company has established a number of charter advertising programs and eBook sales revenues with high-profile ad partners including ABC-TV, Maxim Magazine, Fandango, DirecTV, Mutual of Omaha, among others. Over the past three years, advertising has accounted for about 85% of our net revenue.

Remnant Banner Advertising

This type of advertising runs 100% of the inventory of the sites with no end date, nor impression goal. The very name of remnant deems these types of advertisers to have no care to be targeted and thus the cost per thousand impressions (“CPM”) usually starts very low and is found to be on average $0.50/CPM. If the click-thru ratio does show to be higher than the national average, the CPM can climb as high as $2/CPM. The Company has advertising partners in the network affiliate industry that provide remnant banner ads on all of our websites. We expect revenue from these sources to increase with an increase in traffic on our websites.

33

Direct Banner Advertising

Revenue generation from direct advertising is considered the upper echelon of online advertising. This type of advertising usually runs for short periods of time into the rotation of remnant advertising with specific targeting (geographical, age, gender, and venue), limited impressions and specific hours and days to run (time/day parting) during the week to maximize click-thru rates. With these exceptions, the CPM usually starts in the $5 range. The opportunity for increased advertising in this category is dependent upon increased website traffic and is established solely by our advertising partners, depending on advertiser availability and demographic targeting. We believe our plans for increased marketing and promotion will help increase traffic on our websites, which may increase our revenues from direct banner advertising.

Sponsorship Banner Advertising

Unlike direct advertising, sponsorship advertising buys out the entire site for specific periods of time for one cost. Depending on the traffic numbers and the Comscore/Nielsen ratings sponsorship advertising can buy out a whole site for 24 hours for as high as $10,000. The Company has secured direct advertising campaigns over the last three years, providing “site takeover” and “category sponsorship” opportunities to advertisers. The Company intends to increase these advertising opportunities by reaching out to more advertisers after hiring new sales staff.

Video Advertising

Every video that is shown on the site can be monetized by running pre-rolls, mid-rolls, and post-rolls along with overlays, which are sponsored texts that appear on the bottom of the video. Video advertisers, like traditional banner advertisers, have remnant and direct deals that are similar to banner advertisers. Costs per thousand impressions (“CPM”) for remnant deals usually start around $5/CPM and direct deals start much higher around $15/CPM. Video ads are embedded in video segments across our websites and are an opportunity for us to increase our revenues. We believe increased traffic on our websites will lead to increased revenues from video advertising.

eBooks Advertising

CPM or sponsorship rates will apply as we move forward with advertising on eBooks. Currently advertisers are viewing these buys as CPMs, which will come in at direct rates.

We will also broaden our relationships with advertising agencies and brands to create custom “branded entertainment” properties. As advertising is integrated into the content experience, we are sensitive to developing effective methods of incorporating brand messages into content while engaging the sponsor’s target audience.

Patents

WOWIO, INC. has patented technology (U.S. Patent No. 7,848,951) for the placement of advertising within the framework of eBooks. The patent was granted by the U.S. Patent and Trademark Office on December 7, 2010 and will expire on December 7, 2030. By successfully securing this patent, the Company has begun to establish charter advertising programs and generate eBook sales revenues while also creating broader advertising opportunities in the digital media space. The Company can place advertising across brands, sites and platforms to maximize revenues. We plan to actively utilize this patent through charter advertising programs such as free or discounted book downloads to consumers (book sponsorship) offered on WOWIO.com.

By securing continuation applications on the issued patent, we also plan on pursuing the expansion of this patent as well as licensing and acquisition opportunities for this exclusive right, which may create a barrier to entry for advertising sales revenues within eBooks and eComics by industry competitors such as Amazon and Google.

34

Competition

WOWIO operates in the digital media advertising market space. This market is fragmented and highly competitive and includes a variety of companies many of which are larger, more established, better funded and possess experienced management. All of the companies in this market compete for the time and attention of readers, viewers, and users principally on the basis of content, quality of service and price. We compete for advertisers in our markets with a variety of companies. Many of these sources of competition emanate from outside the geographic boundaries of a particular market and use technologies that are evolving quite rapidly.

The market for publishing services and related services is also highly competitive, fragmented and intense. The principal competitive criteria for the publishing industry are the following: product quality, customer service, suitability of format and subject matter, author reputation, price, timely availability of both new titles and revisions of existing books, digital availability of published products, and timely delivery of products to customers.

Market characteristics for the electronic publishing and distribution industry are continuing their evolution, with the following considerations:

Cloud-based Access – The requirements for the cloud are rapidly redefining the electronic publishing and distribution sector. There are several characteristics which make the electronic development and distribution of media properties unique and competitive, as follows:

●	Collaboration. Enabling all participants in the composition and production process to work together, seamlessly, from anywhere in the world. This collaboration enables authors and publishers to work with the highest quality people to provide the highest quality content both of which contribute to stronger recognition, sales and reader satisfaction;

●	Discovery. When developed and delivered in the cloud, the more easily a media property can be indexed and cataloged, the more effectively it can be found, evaluated and acquired or recommended. When media properties are available in the cloud, either in part or in whole, discovery can extend beyond traditional retailers and reach broader potential audiences and expand control and engagement to the author;

●	Distribution. Media properties are no longer confined to a particular geography or a limited set of retailers. The best works by the best authors will be available around the world, accessible instantly by the widest possible audience. This will increase the competition for readers attention and money as well. Improved quality of content and ebook “files”, and the availability of metadata through search and social channels and a holistic embrace of the cloud to support and author-to-reader engagement are believed to be important competitive factors. This will be a key to long-term author success as new markets are tapped and new sales opportunities introduced; and

●	Social Network. The digital media platform allows for a connection with the authors to engage with their global audience to achieve their objectives, whatever they may be (e.g. financial success, total readership, etc.).

Readers’ Shorter Attention Spans Require Different Structures – Information consumption habits between generations are changing. Shorter attention spans among younger readers are leading to a rise in short-form works. These requirements will be met in a number of ways including social reading / authoring communities (e.g. Wattpad); short-form fiction / non-fiction specialists (e.g. Atavist, Byliner, Kindle Singles) and, perhaps most importantly, segments of longer-form works. The Company believes that capitalizing on shorter attention spans and new book structures are going to be critical to long-term author and publisher success.

Digital Rights Management – Although a principal consideration in the past, some market research indicates that some industry analysts see DRM as being on its way out, albeit slowly.

35

We expect competition to continue to intensify as existing and new competitors begin to offer products, services, or systems that compete with our products and services. Our current or future competitors, many of whom have or will have substantially greater financial resources, research and development resources, distribution, marketing, and other capabilities than we have, may apply these resources and capabilities to compete successfully against our products and services.

A number of the markets in which we sell our products and services are also served by technologies that currently are more widely accepted than ours. It is uncertain whether our competitors will be able to develop systems compatible with, or that are alternatives to, our proprietary technology or systems. It is also not certain that we will be able to compete successfully against current or future competitors or that competitive pressures faced by us will not materially adversely affect our business, operating results, or financial condition. We do not currently have a significant competitive presence in our markets.

Research and Development

We spent approximately $100,000 each of the past two years on research and development which entailed exploring iOS versions of our system for iPad and iPhone apps, our development of a proof-of-concept project called StoryMaxTM, our development of the CauseBooks campaign, and the development of pitch materials for concepts from our content library. Because these activities are part of our day-to-day operations and are conducted in-house, the costs related to research and development are not broken out as a separate expense. Research and development costs include an allocation of wages and related employment costs paid to our employees and executives for their time spent on research and development matters.

Government Regulation

All of our services are subject to federal and state consumer protection laws including laws protecting the privacy of consumer non-public information and regulations prohibiting unfair and deceptive trade practices. In particular, under federal and state financial privacy laws and regulations, we must provide notice to consumers of our policies on sharing non-public information with third parties, must provide advance notice of any changes to our policies and, with limited exceptions, must give consumers the right to prevent sharing of their non-public personal information with unaffiliated third parties. Furthermore, the growth and demand for online commerce could result in more stringent consumer protection laws that impose additional compliance burdens on online companies. These consumer protection laws could result in substantial compliance costs and could interfere with the conduct of our business.

Moreover, in many states, there is currently great uncertainty whether or how existing laws governing issues such as property ownership, sales and other taxes, libel and personal privacy apply to the internet and commercial online services. These issues may take years to resolve. For example, tax authorities in a number of states, as well as a Congressional advisory commission, are currently reviewing the appropriate tax treatment of companies engaged in online commerce, and new state tax regulations may subject us to additional state sales and income taxes. New legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business or the application of existing laws and regulations to the internet and commercial online services could result in significant additional taxes on our business. These taxes could have an adverse effect on our cash flows and results of operations. Furthermore, there is a possibility that we may be subject to significant fines or other payments for any past failures to comply with these requirements.

Employees

As of October 16, 2012, we employ five full-time employees and four part-time employees. We have no labor union contracts and believe relations with our employees are satisfactory.

DESCRIPTION OF PROPERTY

Our headquarters are located at 6310 San Vicente Boulevard, Suite 240, Los Angeles, California 90048, where we lease approximately 4,171 square feet of space for administrative, sales and client services personnel under a lease that expires in July 2015.

36

LEGAL PROCEEDINGS

In the normal course of business, we may become involved in various legal proceedings. We know of no pending or threatened legal proceeding to which we are or will be a party that, if successful, might result in a material adverse change in our business, properties or financial condition.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The following table sets forth the names, ages and positions of our directors and executive officers as of October 16, 2012. Each director serves until he or she is removed or resigns, or a successor is elected. Officers serve at the discretion of the Board and subject to any employment agreements as set forth below.

Name	Age	Position
Brian Altounian	48	Chief Executive Officer, President, Treasurer and Director
Jacob Morris	50	Chief Operating Officer
Linda Engelsiepen	48	VP of Content Development, Secretary
Zachary Pennington	36	Director

Biographical information for our directors and executive officers is as follows:

Brian Altounian. Brian Altounian has served as our President, Chief Executive Officer, and Chairman of the board of directors since June 11, 2010 and as President since July 1, 2009. Since July 2009, Mr. Altounian has also served as a director and Chief Executive Officer of Alliance Acquisition, Inc. Mr. Altounian’s background includes business development, finance, operations and administration. He has applied these skills to a variety of start-up companies, Fortune 100 companies, and public and private organizations. From January 2006 through June 30, 2009, he was Chief Operating Officer and President of Platinum Studios, Inc. (OTCBB: PDOS), a publicly traded entertainment company that controls an international library of comic book characters, which it adapts, produces and licenses for all forms of media. Mr. Altounian sat on the board of directors of Platinum Studios from November 2007 through May 15, 2011.

Mr. Altounian’s expertise is in the area of developing corporate infrastructure, and preparing early-stage companies to access capital through the public and private equity markets. He has held management positions including Director, Vice President, President, and Chief Executive Officer, and has served on the Boards of Cereplast, Inc. (OTCBB: CERP), Machine Talker (OTCBB: MACH) and was Chairman of the Board of XsunX, Inc. (OTCBB: XSNX). He has played an active role in a number of early-stage technology companies that have successfully progressed to the public markets, including OriginOil, Inc. (OTCBB: OOIL), BioSolar, Inc. (OTCBB: BSRC), Warp9, Inc. (OTCBB: WNYN), and Carbon Sciences, Inc. (OTCBB: CABN). In addition to his experience with startup technology and intellectual property companies, Mr. Altounian has worked extensively in the entertainment industry with a successful consulting practice, advising companies in the areas of finance, administration, operations and business development. Mr. Altounian holds an MBA from Pepperdine University and an undergraduate degree from UCLA. Mr. Altounian’s participation in management and on the board of directors is extremely valuable because of his extensive knowledge of the content licensing business, the entertainment industry and the technology industry and his experience as a public company executive and director.

Jacob Morris. Jacob Morris joined WOWIO, Inc. in September 2011 as the Chief Revenue Officer. Mr. Morris brings more than 16 years in online ad management as well as his comprehensive understanding and experience in business and department growth. Mr. Morris was promoted to Chief Operating Officer in February 2012 and has served in the capacity in overseeing the continued business matters in revenue growth as well as day-to-day operations of the Company. From December 2008 through August 2011, he was co-founder and CEO of a boutique ad-operations company, Commercial Road Media, LLC. The company’s focus was to provide comprehensive ad operations service to premier high-volume clients including, DECA, LLC, VidShadow, EgoTV, CitySpur and many more. From April 2007 through December 2008, Mr. Morris consulted with various clients in the field of ad operations. From 2005 to 2007, Mr. Morris joined United Online as the Manager of Ad Operations. His main focus was the migration of the entire ad operations system over to Open AdStream (a premiere ad-delivery system) from the company's own in-house solution. In 2001, Mr. Morris began consulting in ad operations efficiency. His clients included Playboy, Forbes, and the NY Times. In 1996 until 2001, Mr. Morris joined Real Media, Inc., one of the first online ad networks and predecessor to 24/7 Real Media (TFSM), and helped build the company from a seven-man team to over 600 employees. He participated taking it from a start-up company to a $680 million dollar global marketing services company. During his tenure at Real Media he created technical support, account management, and training divisions. Mr. Morris holds a Bachelor and Master of Arts Degree in Industrial/Population Psychology. Mr. Morris’ considerable experience and knowledge of the online advertising space is critical to his role as an executive officer at WOWIO.

37

Linda Engelsiepen. Linda Engelsiepen has served as our Secretary and Vice President of Content Development since November 2011. Ms. Engelsiepen brings over 20 years of experience in writing, development, production, and post-production for film, television and the internet to WOWIO. She has earned screenwriting credits on over a dozen family animation titles for The Disney Channel, Fox Family Channel, Sony Wonder, Hallmark, WarnerVision, Crayola and Mattel. Her first produced film, the Disney Channel movie, “Mother Goose Rock ‘n’ Rhyme,” was awarded with two Cable ACE Awards, an Emmy and a Peabody. Her movie “Barbie and The Nutcracker,” which originally aired on CBS, was the first film “starring” Mattel’s iconographic doll, and has sold over 4 million DVD units. In addition to her background as a screenwriter, Ms. Engelsiepen has physical production experience ranging from set decoration, costuming and production coordination. She worked in script and program development for Shelley Duvall’s cable production company, Think Entertainment, and spent a year assisting director Robert Altman while in development with the feature film “Short Cuts.” Ms. Engelsiepen also spent two years as a production manager and scheduler for View Studio, a boutique video graphics, design and post-effects house located in Hollywood. Immediately prior to her executive position at WOWIO, Ms. Engelsiepen oversaw operations at Alliance Acquisitions from January 2010 through November 2011, when she transitioned full-time to overseeing the content library at WOWIO. From September 2006 through June 2009, Ms. Engelsiepen worked at Platinum Studios, Inc. (OTCBB: PDOS), a comic-based entertainment company, where she managed in-house investor relations and coordinated the processing of over 500 investors in a series of private placement rounds. Her extensive knowledge of public company operations and of the development, creation, production of entertainment content from inception through completion makes Ms. Engelsiepen a vital member of the Company’s executive management team.

Zachary Pennington. Zachary Pennington has been a member of our board of directors since February 1, 2012. From November 2011 through March 2012, Mr. Pennington operated as our Chief Creative Officer. Mr. Pennington is one of the entertainment industry’s top creative directors. He is a multiple award-winning designer and art director who has spent the last two decades designing projects for both the entertainment and internet industries and has worked on projects for almost every major studio in Hollywood. Immediately prior to his formal positions at WOWIO, he oversaw the Company’s creative direction as one of the co-founders of Alliance Acquisitions from July 2009 through November 2011. Prior to Alliance Acquisitions, from July 2006 through July 2009, he was Vice President and Creative Director for Platinum Studios, Inc. (OTCBB: PDOS), where he was responsible for all creative elements including: product design, branding, A/V materials, investor presentations, and newsletter/corporate communications. Prior to that, Mr. Pennington was Senior Art Director at The Cimarron Group, one of the leading advertising agencies serving the entertainment industry. Mr. Pennington’s unique and innovative packaging designs have earned him acclaim and numerous awards. His work includes home entertainment campaigns for Rocky 1-5, The Omen 1-5, X-Men 1, 2 and 3, Minority Report, Casino, Dune, The Bourne Supremacy, Million Dollar Baby, Platoon, The Terminator, The Devil Wears Prada, Star Wars, and multi-award-winning campaigns for The Texas Chainsaw Massacre and Titanic. Mr. Pennington’s knowledge of operations within a creative environment and with entertainment content and design make him an expert in guiding creative direction at the Company as a member of the Company’s board of directors.

Family Relationships

There are no family relationships among our directors and executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

38

EXECUTIVE COMPENSATION

The following table sets forth information concerning the total compensation paid during the years ended December 31, 2011 and 2010, for (i) our Chief Executive Officer, Brian Altounian, and (ii) our two most highly compensated executive officers who were serving as executive officers at the end of the fiscal year ended December 31, 2011 (collectively, our “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

Position	Fiscal Year	Salary ($)		Bonus ($)	Stock ($)	All Other ($)		Total ($)
Brian Altounian	2011	200,000	(1)	-	-	4,000	(4)	204,000
Chief Executive Officer, President	2010	40,831	(1)	-	-	18,000	(4)	58,831

Jacob Morris	2011	40,000	(2)	-	-	-		40,000
Chief Operating Officer	2010	-		-	-	-		-

Linda Engelsiepen	2011	16,666	(3)	21,000	30,000	-		67,666
Corporate Secretary, Vice President of Content Development	2010	-		-	-	-		-

(1) Mr. Altounian was appointed as our Chief Executive Officer on June 11, 2010. His base salary is $200,000 per year. These amounts represent the portion of his base salary that was paid during the 2011 and 2010 fiscal year.

(2) Mr. Morris was appointed as our Chief Operating Officer on February 1, 2012. His base salary is $120,000 per year. This represents the portion of his base salary that was paid during the 2011 fiscal year.

(3) Mrs. Engelsiepen was appointed as our Corporate Secretary and VP of Content Development on February 1, 2012. Her base salary is $100,000 per year. This represents the portion of her base salary that was paid during the 2011 fiscal year.

(4) Represents amounts paid by the Company on behalf of Mr. Altounian for health insurance premiums.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE

In March 2012, the Company entered into agreements with three executives of the Company, which expire through 2014. The employment agreements require aggregate payments of approximately $315,000, $330,000 and $75,000 for the years ending December 31, 2012, 2013 and 2014, respectively. In addition, the executives are entitled to bonuses ranging from 10% to 100% of their base salaries based on various factors, including but not limited to the Company’s financial performance, fund raising activities and producer fee credits. Pursuant to the agreements, if the executives are terminated without cause, they are entitled to receive an amount equal to six months of their annual base salary. The common stock and cash consideration being paid to Mr. Altounian has not been determined based on arms length negotiation. While we believe that the consideration is fair for the work being performed, there is no assurance that the consideration paid to Mr. Altounian reflect the true market value of his services.

39

Employment Agreement with Brian Altounian.

Mr. Altounian has been employed with us since July 2009. On March 15, 2012, we entered into an employment agreement with Mr. Altounian as our Chief Executive Officer. Unless otherwise terminated, the employment agreement will renew for an additional two year period following the expiration of the initial two year period. Pursuant to the employment arrangement, Mr. Altounian is entitled to an annual salary of $200,000 that shall be increased to $225,000 if the Company obtains financing of more than $2,500,000. Mr. Altounian is eligible to earn a performance bonus in the amount of 25% of his base salary. The bonus is only paid if the aggregate amount of the annual bonuses to be paid to all executives does not exceed 25% of the Company’s net profits for such calendar year. He is also entitled to a portion of any producer or executive fee, if any, that is earned through the production or sale of works developed by the Company (a “Producer Fee Pool Bonus”) so long as he remains employed through December 31st of the year in which the bonus is earned. For the years ending December 31, 2011 and 2010, we paid $4,000 and $18,000, respectively, on behalf of Mr. Altounian for health insurance premiums. In 2012, we also provided Mr. Altounian with an automobile allowance of up to $800 per month. If Mr. Altounian’s employment is terminated without cause, we are required to pay him a severance payment equal to six months of his base salary. The agreement includes standard confidentiality and non-disclosure provisions, provisions relating to the assignment to us of patents and inventions and non-solicitation provisions.

In March 2012, in an effort to reduce our cash outlay, Mr. Altounian agreed to accept Series A Preferred Stock for partial payment of his accrued compensation. We agreed to issue 3,300,000 shares, with an aggregate fair value of $990,000, to Mr. Altounian as payment for $66,000 of the accrued compensation.

Employment Agreement with Jacob Morris.

Mr. Morris has been employed with us since September 1, 2011. On March 29, 2012, we entered into a one year employment agreement with Mr. Morris as our Chief Operating Officer. Mr. Morris’s employment agreement provides an annual salary of $120,000 that shall be increased to $137,500 if the Company obtains financing of more than $2,500,000. Mr. Morris is eligible to earn a performance bonus in the amount of 10% of his base salary. The bonus is only paid if the aggregate amount of the annual bonuses to be paid to all executive does not exceed 25% of the Company’s net profits for such calendar year. Mr. Morris is also entitled to a Producer Fee Pool Bonus so long as he remains employed through December 31st of the year in which the bonus is earned. If Mr. Morris’ employment is terminated without cause, we are required to pay him a severance payment equal to his monthly base salary for a period beginning on his termination date and ending on the earlier of April 1, 2013 or the sixth anniversary of his termination date. In 2012, we paid $1,205 on behalf of Mr. Morris for health insurance premiums.

On June 21, 2012, we issued 1,000,000 shares of common stock valued at $0.30 per share to Jacob Morris in connection with his employment agreement.

Employment Agreement with Linda Engelsiepen.

Linda Engelsiepen has been employed with us since November 1, 2011. On March 29, 2012, we entered into an employment agreement with Mrs. Engelsiepen as the Company’s Vice President of Content Development. Mrs. Engelsiepen’s employment agreement provides an annual salary of $100,000, that shall be increased to $125,000 if the Company obtains financing of more than $2,500,000. Mrs. Engelsiepen is eligible to earn a company performance bonus in the amount of 10% of her base salary. The bonus is only paid if the aggregate amount of the annual bonuses to be paid to all executive does not exceed 25% of the Company’s net profits for such calendar year. Ms. Engelsiepen is also entitled to a Producer Fee Pool Bonus so long as she remains employed through December 31st of the year in which the bonus is earned and a merit bonus, as defined in the agreement. If Ms. Engelsiepen’s employment is terminated without cause, we are required to pay her a severance payment equal to her monthly base salary for a period beginning on his termination date and ending on the sixth anniversary of her termination date.

On June 21, 2012, we issued 5,000,000 shares of common stock valued at $0.30 per share and 850,000 shares of Series A Preferred Stock, with a fair value of $1,500,000 and $255,000, respectively, to Linda Engelsiepen in connection with her employment agreement. During the 2011 fiscal year, we issued 170,000 shares of our common stock valued at $0.30 per share to Linda Engelsiepen.

There are no plans that provide for the payment of retirement benefits, or benefits that will be paid primarily following retirement, including but not limited to tax-qualified defined benefit plans, supplemental executive retirement plans, tax-qualified defined contribution plans and nonqualified defined contribution plans.

40

Other than as discussed above, and in the section of this prospectus titled “Certain Relationships and Related Transactions” there are no contracts, agreements, plans or arrangements, written or unwritten, that provide for payment to a Named Executive Officers at, following, or in connection with the resignation, retirement or other termination of a Named Executive Officers, or a change in control of our company or a change in the Named Executive Officers' responsibilities following a change in control.

DIRECTOR COMPENSATION

We do not pay our directors cash fees for serving on our board of directors (the “Board”).

On June 21, 2012, we issued 5,000,000 shares of common stock valued at $0.30 per share and 850,000 shares of Series A Preferred Stock valued at $0.30 per share to Zach Pennington as compensation for past performance and for Board services from March 31, 2012 to March 31, 2013.

41

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

The following describes all transactions since January 1, 2010 and all proposed transactions in which we are, or we will be, a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years and in which any related person had or will have a direct or indirect material interest.

On July 1, 2010, we entered a service agreement with Alliance Acquisitions, Inc. (“Alliance”), to provide general business support services, including but not limited to, executive and administrative level support, investor relations assistance, human resources services and financial and accounting assistance. Under the terms of this agreement, the Company paid a monthly fee of $40,000 per month to Alliance. On November 1, 2011, the Company amended its service agreement with Alliance to reduce the monthly fee to Alliance to $5,000 per month. Brian Altounian, our CEO, owns approximately 33.5% of Alliance and Alliance holds approximately 6.8% of our common stock as of October 16, 2012.

During the 2011 fiscal year we issued 145,000 shares of common stock valued at $0.30 per share to Mr. Zach Pennington for his services as Chief Creative Officer for the Company.

Please see the discussions included in the section of this prospectus titled “Executive Compensation” and “Director Compensation” for information relating to shares of our common stock and our Series A Preferred Stock issued to our officers and directors as compensation.

Members of Mr. Altounian’s family have purchased approximately 2,047,000 shares of common stock for $149,000 pursuant to the terms of various private placements offered by the Company.

Certain of our current officers and directors have employment agreements with us. See the section of this prospectus titled “Executive Compensation” for a discussion of these agreements.

Director Independence

We are not currently listed on any national securities exchange that has a requirement that the board of directors be independent. At this time we do not have an “independent director” as that term is defined under the rules of the NASDAQ Capital Market.

42

SELLING SHAREHOLDERS

We are registering shares of common stock owned by the selling shareholders, shares of common stock underlying our convertible promissory notes and shares of common stock that may be acquired by the selling shareholders upon exercise of warrants they own. The convertible promissory notes were acquired in private placements from February 2012 through September 2012. The common stock warrants were acquired in private placement unit offerings which included a convertible note , and which closed in February 2012, March 2012, April 2012 and July 2012.

No selling shareholder has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates other than as a result of the ownership of our securities.

The following table also provides certain information with respect to the selling shareholders’ ownership of our securities as of October 16, 2012, the total number of securities they may sell under this prospectus from time to time, and the number of securities they will own thereafter assuming no other acquisitions or dispositions of our securities. For the table below, ownership of the common stock is determined in accordance with the rules of the Securities and Exchange Commission and includes any shares of common stock over which a selling shareholder exercises sole or shared voting or investment powers, or of which a selling shareholder has a right to acquire ownership at any time within 60 days of October 16, 2012. The selling shareholders can offer all, some or none of their securities, thus we have no way of determining the number they will hold after this offering. Therefore, we have prepared the table below on the assumption that the selling shareholders will sell all of the shares covered by this prospectus.

Some of the selling shareholders may distribute their shares, from time to time, to their limited and/or general partners or managers, who may sell shares pursuant to this prospectus. Each selling shareholder may also transfer shares owned by him or her by gift, and upon any such transfer the donee would have the same right of sale as the selling shareholder.

We may amend or supplement this prospectus from time to time to update the disclosure set forth herein, however, if a selling shareholder transfers his or her interest in the common stock, the convertible promissory notes or the common stock purchase warrants prior to the effective date of the registration statement of which this prospectus is a part, we will be required to file an amendment to the registration statement to provide the information concerning the transferee. Alternatively, if a selling shareholder transfers his or her interest in the common stock, convertible promissory notes or the common stock purchase warrants after the effective date of the registration statement of which this prospectus is a part, we may use a supplement to update this prospectus. None of the selling shareholders are or were affiliated with registered broker-dealers. See our discussion titled “Plan of Distribution” for further information regarding the selling shareholders’ method of distribution of these shares.

43

Selling Shareholder	Shares held before the Offering	Shares being Offered		Shares held after the Offering(1)	Percentage Owned after the Offering(2)
Andrew Dugan	95,000	50,000		45,000	*
Christi Jo Belinski	25,000	25,000		0	*
Jason Badower	1,299,000	50,000		1,249,000	*
Matthew Jacobs	1,300,000	50,000		1,250,000	*
Dodie Rifkin	25,000	25,000		0	*
Kinhluan Nguyen	30,000	15,000		15,000	*
Thomas Becker	246,000	30,000		216,000	*
Alice J. Reddy	33,333	33,333		0	*
Arthur Schwerzel	30,766,667	30,566,667	(7)	200,000	*
Brad Giacobazzi	25,000	25,000		0	*
Chia S. Lin	20,000	20,000		0	*
Danielle Kennedy	400	400		0	*
Edward Ellis Thomas, Jr.	30,000	30,000		0	*
David R. Flower	16,667	16,667		0	*
Franklin Desean Weatherspoon	100,000	100,000		0	*
James E. Reed	50,000	50,000		0	*
Lane Lawrence	10,000	10,000		0	*
Michael Quattro	183,334	83,334		100,000	*
Michele Fetgatter	23,334	23,334		0	*
Ray Blindauer	17,000	17,000		0	*
Robert Mora	16,667	16,667		0	*
Stuart Kessler	16,667	16,667		0	*
Terence O’Keefe	16,666	16,666		0	*
The Bailey Trust, dated May 23, 1994 Don Bailey and Debby Bailey Trustees(3)	33,334	33,334		0	*
Vincent Powell	5,000	5,000		0	*
Harry Beck	100,000	100,000		0	*
Jason Blum	3,000,000	500,000		2,500,000	1.33%
Mark Burton	100,000	100,000		0	*
Art Castanares	100,000	100,000		0	*
Dario Frommer	100,000	100,000		0	*
Mark Jeffrey	100,000	100,000		0	*
Christopher Johnson	100,000	100,000		0	*
Dave Lin	100,000	100,000		0	*
Vincent Mendillo	1,600,000	1,600,000	(8)	0	*
Charles Weber	100,000	100,000		0	*
Brett Cohen	106,667	6,667		100,000	*
Jason Spratt	16,667	16,667		0	*
Kimberly K. Russell	23,500	23,500		0	*
Casey Carlson	100,000	100,000		0	*
Harinder Dhillon	7,500,000	7,000,000		500,000	*
Four Ts(4)	300,000	300,000	(9)	0	*
Mark Seidenfeld	500,000	500,000	(10)	0	*
Richard Volpe	500,000	500,000	(11)	0	*
Amy Chanos	1,250,000	1,250,000	(12)	0	*
Harbor Vista Corp(5)	5,300,000	5,300,000	(13)	0	*
Dilmeet Singh	3,750,000	3,750,000	(14)	0	*
Tim Kaiser	700,000	700,000	(15)	0	*
War Chest Capital(6)	6,833,333	6,833,333	(16)	0	*
Glen Merendino	500,000	500,000	(17)	0	*
Theodore Milito	500,000	500,000	(18)	0	*
TOTAL		61,489,236

* Indicates less than 1%.

(1) Assumes that all of the shares offered hereby are sold and that shares owned before the offering but not offered hereby are not sold.

(2) Based on 188,156,421 shares of common stock outstanding on October 16, 2012.

(3) The persons with voting and investment control over the securities held by The Bailey Trust, dated May 23, 1994, are Don Bailey and Debby Bailey. The address of this security holder is 6908 Given Road, Cincinnati, OH 45243.

(4) The person with voting and investment control over the securities held by Four Ts is Bryan Tashjian. The address of this security holder is 801 S. Victory Blvd., Burbank, CA 91502.

44

(5) The person with voting and investment control over the securities held by Harbor Vista Corp is Lawrence Pomerantz. The address of this security holder is 35 Cottonwood Rd., Port Washington, NY 11050.

(6) The person with voting and investment control over the securities held by War Chest Capital is Rudy Sanchez. The address of this security holder is One Rockefeller Plaza, Suite 1705, New York, NY 10020.

(7) Includes 566,667 shares of common stock, warrants for the purchase of 15,000,000 shares of common stock and 15,000,000 shares of common stock issuable upon conversion of the principal amounts of 10% convertible notes. Mr. Schwerzel has two warrants which each have a term of 7 years and an exercise price of $0.01 and $0.02, respectively. The principal amounts on each of his 10% convertible notes $100,000 and a conversion price of $0.01 and $0.02, respectively.

(8) Includes 600,00 shares of common stock and 1,000,000 shares of common stock issuable upon conversion of the principal amount of a 10% convertible note. The principal amount of the 10% convertible note is $10,000 and the conversion price is $0.02 per share.

(9) Includes 300,000 shares of common stock issuable upon conversion of the principal amount of a 10% convertible note. The principal amount of the 10% convertible note is $6,000 and the conversion price is $0.02 per share.

(10) Includes 500,000 shares of common stock issuable upon conversion of the principal amount of a 10% convertible note. The principal amount of the 10% convertible note is $10,000 and the conversion price is $0.02 per share.

(11) Includes 500,000 shares of common stock issuable upon conversion of the principal amount of a 10% convertible note. The principal amount of the 10% convertible note is $10,000 and the conversion price is $0.02 per share.

(12) Includes 1,250,000 shares of common stock issuable upon conversion of the principal amount of a 10% convertible note. The principal amount of the 10% convertible note is $25,000 and the conversion price is $0.02 per share.

(13) Includes 2,800,000 shares of common stock and 2,500,000 shares of common stock issuable upon conversion of the principal amount of a 10% convertible note. The principal amount of the 10% convertible note is $50,000. The conversion price is $0.02 per share.

(14) Includes 3,750,000 shares of common stock issuable upon conversion of the principal amounts of 10% convertible notes. The principal amounts of the 10% convertible notes are $50,000 and $25,000. The conversion price is $0.02 per share.

(15) Includes a warrant for the purchase of 200,000 shares of common stock and 500,000 shares of common stock issuable upon conversion of the principal of 10% convertible notes. The warrant has a term of 7 years and an exercise price of $0.05. The principal amount on the 10% convertible note is $10,000 and the conversion price is $0.02 per share.

(16) Includes 3,500,000 shares of common stock and a warrant for the purchase of 3,333,333 shares of common stock. The warrant has a term of 7 years and an exercise price of $0.015.

(17) Includes 500,000 shares of common stock issuable upon conversion of the principal amount of a 10% convertible note. The principal amount of the 10% convertible note is $10,000 and the conversion price is $0.02 per share.

(18) Includes 500,000 shares of common stock issuable upon conversion of the principal amount of a 10% convertible note. The principal amount of the 10% convertible note is $10,000 and the conversion price is $0.02 per share.

PLAN OF DISTRIBUTION

We are registering the shares of common stock on behalf of the selling shareholders. Sales of shares may be made by selling shareholders, including their respective donees, transferees, pledgees or other successors-in-interest directly to purchasers or to or through underwriters, broker-dealers or through agents. Sales may be made from time to time on the OTC Bulletin Board or any exchange upon which our shares may trade in the future, in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to market prices, or at negotiated or fixed prices. The shares may be sold by one or more of, or a combination of, the following:

●	a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction (including crosses in which the same broker acts as agent for both sides of the transaction);

●	purchases by a broker-dealer as principal and resale by such broker-dealer, including resales for its account, pursuant to this prospectus;

45

●	ordinary brokerage transactions and transactions in which the broker solicits purchases;

●	through options, swaps or derivatives;

●	in privately negotiated transactions;

●	in making short sales or in transactions to cover short sales;

●	put or call option transactions relating to the shares; and

●	any other method permitted under applicable law.

The selling shareholders may effect these transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities.

The selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with those transactions, the broker-dealers or other financial institutions may engage in short sales of the shares or of securities convertible into or exchangeable for the shares in the course of hedging positions they assume with the selling shareholders. The selling shareholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery of shares offered by this prospectus to those broker-dealers or other financial institutions. The broker-dealer or other financial institution may then resell the shares pursuant to this prospectus (as amended or supplemented, if required by applicable law, to reflect those transactions).

The selling shareholders and any broker-dealers that act in connection with the sale of shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by broker-dealers or any profit on the resale of the shares sold by them while acting as principals may be deemed to be underwriting discounts or commissions under the Securities Act. The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against liabilities, including liabilities arising under the Securities Act. We have agreed to indemnify each of the selling shareholders and each selling shareholder has agreed, severally and not jointly, to indemnify us against some liabilities in connection with the offering of the shares, including liabilities arising under the Securities Act.

The selling shareholders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling shareholders that the anti-manipulative provisions of Regulation M promulgated under the Securities Exchange Act of 1934 may apply to their sales in the market.

Selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144.

Upon being notified by a selling shareholder that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required pursuant to Rule 424(b) under the Securities Act, disclosing:

●	the name of each such selling shareholder and of the participating broker-dealer(s);

●	the number of shares involved;

46

●	the initial price at which the shares were sold;

●	the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable;

●	that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

●	other facts material to the transactions.

We are paying all expenses and fees in connection with the registration of the shares. The selling shareholders will bear all brokerage or underwriting discounts or commissions paid to broker-dealers in connection with the sale of the shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding the beneficial ownership of all shares of our common stock and preferred stock as of October 16, 2012 by:

●	Each person who beneficially owns more than five percent of the outstanding shares of our common stock;
●	Each person who beneficially owns outstanding shares of our preferred stock;
●	Each director;
●	Each named executive officer; and
●	All directors and officers as a group.

Name of Beneficial Owner(1)(2)	Number of Shares Beneficially Owned(2)		Percentage Owned (%)(2)
Brian Altounian (3)	68,767,918		35.9%
Linda Engelsiepen (4)	8,520,000		4.5%
Zach Pennington (5)	8,495,000		4.5%
Jacob Morris (6)	1,000,000	*
All directors and named executive officers as a group (4 individuals)	86,782,918		44.9%

5% or More Shareholders
Robert Litter (7)	17,700,000		9.4%
Alliance Acquisition, Inc.(8)	12,750,000		6.8%
Arthur Schwerzel(9)	30,766,667		14.1%
Brian Kenneth and Lora Ball Altounian, Altounian Family Trust dated November 17, 2010(10)	51,250,000		27.2%

*Less than 1%.

(1) Except as otherwise indicated, the address of the beneficial owner is c/o WOWIO, Inc., 6310 San Vicente Boulevard, Suite 240, Los Angeles, CA 90034.

47

(2) Except as specifically indicated in the footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options, warrants or rights held by that person that are currently exercisable or convertible or exercisable, convertible or issuable within 60 days of October 16, 2012, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Applicable percentage ownership in the following table is based on 188,156,421 shares of common stock outstanding as of October 16, 2012 plus, for each individual, any securities that individual has the right to acquire within 60 days of October 16, 2012.

(3) Brian Altounian is the trustee of several trusts and is deemed the beneficial owner of the shares owned by the trusts. Mr. Altounian is deemed the beneficial owner of 68,767,918 shares of common stock and has sole or shared power to vote or to direct the vote and to dispose or direct disposition of these shares, which includes: (i) 4,000,000 shares of common stock held by Mr. Altounian, (ii) 3,300,000 shares of common stock issuable upon conversion of 3,300,000 shares of Series A Preferred Stock held by Mr. Altounian, (iii) 51,250,000 shares of common stock held by The Brian Kenneth and Lora Ball Altounian, Altounian Family Trust dated November 17, 2010 (the “Altounian Family Trust”) for which he serves as a trustee, (iv) 4,271,250 shares of common stock held by Alliance Acquisition, Inc., a company in which Mr. Altounian owns 33.5%; (iv) 4,000,000 shares of common stock held by Lora Altounian, (v) 973,334 shares of common stock held by Gabrielle Altounian, and (vi) 973,334 shares of common stock held by Jordan Altounian. This table assumes conversion of Series A Preferred Stock at a rate of 1 share of Series A Preferred Stock equaling 1 share of common stock. However, if all other holders of Series A Preferred Stock consent to any sale, transfer, exchange, distribution or other conveyance whether with or without consideration (a “Transfer”), then the Series A Preferred Stock would convert at a rate of 1 share of Series A Preferred Stock equaling 2 shares of common stock. If all holders of Series A Preferred Stock consent to a Transfer, Mr. Altounian’s Series A Preferred Stock would convert to 6,660,000 shares of common stock.

(4) Linda Engelsiepen is the beneficial owner of 8,520,000 shares of common stock, which consists of 7,670,000 issued and outstanding shares of common stock, and 850,000 shares of common stock issuable upon conversion of 850,000 shares of Series A Preferred Stock. Linda Engelsiepen has the sole power to vote or to direct the vote and dispose or to direct the disposition of 8,520,000 shares of common stock. This table assumes conversion of Series A Preferred Stock at a rate of 1 share of Series A Preferred Stock equaling 1 share of common stock. However, if all other holders of Series A Preferred Stock consent to any Transfer, then the Series A Preferred Stock would convert at a rate of 1 share of Series A Preferred Stock equaling 2 shares of common stock. If all holders of Series A Preferred Stock consent to a Transfer, Ms. Engelsiepen’s Series A Preferred Stock would convert to 1,700,000 shares of common stock.

(5) Zach Pennington is the beneficial owner of 8,495,000 shares of common stock, which consists of 7,645,000 issued and outstanding shares of common stock, and 850,000 shares of common stock issuable upon conversion of 850,000 shares of Series A Preferred Stock. Mr. Pennington has the sole power to vote or to direct the vote and dispose or to direct the disposition of 8,495,000 shares of common stock. This table assumes conversion of Series A Preferred Stock at a rate of 1 share of Series A Preferred Stock equaling 1 share of common stock. However, if all other holders of Series A Preferred Stock consent to any Transfer, then the Series A Preferred Stock would convert at a rate of 1 share of Series A Preferred Stock equaling 2 shares of common stock. If all holders of Series A Preferred Stock consent to a Transfer, Mr. Pennington’s Series A Preferred Stock would convert to 1,700,000 shares of common stock.

(6) Jacob Morris is the beneficial owner of 1,000,000 shares of common stock. Mr. Morris has the sole power to vote or to direct the vote and dispose or to direct the disposition of 1,000,000 shares of common stock.

(7) Robert Litter is the beneficial owner of 17,700,000 shares of common stock. Mr. Litter has the sole power to vote or to direct the vote and dispose or to direct the disposition of 17,700,000 shares of common stock.

(8) Alliance Acquisitions is the beneficial owner of 12,750,000 shares of common stock. Mr. Altounian has the shared power to vote or to direct the vote and to dispose or to direct the disposition of 12,750,000 shares of common stock held by Alliance Acquisitions, of which Mr. Altounian owns 33.5%.

(9) Includes 566,667 shares of common stock, 15,000,000 shares of common stock issuable upon conversion of convertible promissory notes and 15,000,000 shares of common stock subject to warrants exercisable by Mr. Schwerzel within 60 days of October 12, 2012.

48

(10) The Altounian Family Trust is the owner of 51,250,000 shares of common stock. Mr. Altounian, as trustee, has the shared power to vote or to direct the vote and to dispose or to direct the disposition of 51,250,000 shares of common stock by the Altounian Family Trust. These shares are also reflected under Mr. Altounian’s holdings.

CHANGE OF CONTROL

To our knowledge, there are no present arrangements or pledges of securities of our company that may result in a change in control.

DESCRIPTION OF SECURITIES

Authorized Capital Stock

We are registering shares of our common stock. We are presently authorized under our Certificate of Formation to issue 500,000,000 shares of common stock and 40,000,000 shares of preferred stock, each with a par value of $0.0001 per share. The following description of our common stock and preferred stock is only a summary and is subject to and qualified by our Certificate of Formation, as amended, copies of which will be provided by us upon request, and by the provisions of applicable corporate laws of the State of Texas.

Description of Common Stock

Holders of our common stock are entitled to one vote per share on all matters to be voted upon by the shareholders. Holders of our common stock are not entitled to cumulative voting rights with respect to the election of directors. Subject to limitations and preferences that may apply to any shares of preferred stock, dividends may be declared and paid or set apart for payment to the holders of shares of common stock out of any assets or funds of the Company legally available for the payment of dividends, and may be payable in cash, stock or otherwise. In the event of the liquidation, dissolution or winding up of our business, holders of our common stock are entitled to share ratably in the net assets of the Company, subject to the liquidation preference of any outstanding preferred stock.

Description of Preferred Stock

Our board of directors is authorized, subject to any limitations prescribed by the laws of the State of Texas, to provide for the issuance of shares of preferred stock in one or more series, by filing a certificate or statement of designation pursuant to the applicable law of the State of Texas, to establish the number of shares to be included in each such series, to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitation or restrictions thereof. The authorized shares of preferred stock may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Company entitled to vote without a separate vote of the holder of preferred stock as a class.

Series A Preferred Stock

On March 9, 2012 and as amended on September 10, 2012, the board of directors filed a certificate of designation pursuant to the applicable law of the State of Texas to set forth the rights and preferences of the Series A Preferred Stock. Among other things the Certificate of Designation: (i) designates 5,000,000 shares of the Company’s preferred stock as “Series A Preferred Stock” with a par value of $0.0001 per share; (ii) grants the holders of Series A Preferred Stock the right to receive dividends in preference to any dividend on the common stock; (iii) entitles the holders of Series A Preferred Stock to vote together with the holders of common stock as a single class on all matter submitted for a vote of holders of common stock and each share of Series A Preferred Stock shall have a voting right equivalent to 50 votes of common stock; (iv) states that any sale, transfer, exchange, distribution or other conveyance whether with or without consideration (a “Transfer”) conducted with the consent of all holders of Series A Preferred Stock results in conversion at a rate of 1 share of Series A Preferred Stock equaling 2 shares of common stock; (v) any Transfer conducted without the consent of all holders of Series A Preferred Stock will result in a conversion at a rate of 1 share of Series A Preferred Stock equaling 1 share of common stock; and (vi) in the event of any liquidation or winding up of the Company, holders of Series A Preferred Stock shall be issued one share of common stock for every fifty shares of Series A Preferred Stock. All 5,000,000 shares of the Series A Preferred Stock are issued and outstanding.

49

Series B Preferred Stock

On April 2, 2012 and as amended on September 11, 2012, the Board of Directors filed resolutions establishing and designating a series of preferred stock pursuant to the applicable law of the State of Texas to set forth the rights and preferences of the Series B Preferred Stock. Among other things the Certificate of Designation: (i) designates 2,000,000 shares of the Company’s preferred stock as “Series B Preferred Stock” with a par value of $0.0001 per share; (ii) grants the holders of Series B Preferred Stock the right to receive dividends in preference to any dividend on the common stock; (iii) entitles the holders of Series B Preferred stock to vote together with the holders of common stock as a single class on all matter submitted for a vote of holders of common stock and each share of Series B Preferred Stock shall have a voting right equivalent to 300 votes of common stock; (iv) states that any Transfer conducted with the consent of all holders of Series B Preferred Stock results in conversion at a rate of 1 share of Series B Preferred Stock equaling 3 shares of common stock; (v) any Transfer conducted without the consent of all holders of Series B Preferred Stock will result in a conversion at a rate of 1 share of Series B Preferred Stock equaling 1 share of common stock; and (v) in the event of any liquidation or winding up of the Company, holders of Series B Preferred Stock shall be issued one share of common stock for every 300 shares of Series B Preferred Stock. There are no shares of Series B Preferred Stock outstanding.

Convertible Promissory Notes and Warrants

From February 2012 to July 2012 we approved a private placement unit offering of 10% convertible promissory notes and Warrants. We issued senior convertible promissory notes to various individuals and entities with an aggregate principal amount of $260,000. The convertible promissory notes were convertible into units consisting of shares of our common stock as would be issuable at a conversion price ranging from $0.01 per share to $0.02 per share. No fractional shares of common stock shall be issued upon conversion of these notes. In addition, we approved the aggregate issuance of 18,533,333 warrants to various individuals and entities to purchase shares of common stock at an exercise price ranging from $0.01 - $0.05 per share until seven years after the issue date. Currently, $210,000 in principal amounts remains outstanding on these notes.

From May 2012 to September 2012, we sold and issued in multiple private placement transactions $216,000 in aggregate principal amount of 10% convertible promissory notes (the “Notes”). The Notes mature on various dates beginning on May 2013 through September 2013. The Notes will be convertible into common stock at a conversion price of $0.02 per share. Currently, $216,000 in principal amounts remains outstanding on the Notes.

We have outstanding warrants to purchase 2,000,000 shares of our common stock that were issued in conjunction with an offering in December 2010. Each warrant has an exercise price of $0.25 per share. These warrants were immediately exercisable upon issuance and have a term of three years.

We have an outstanding warrant to purchase 6,666,666 shares of our common stock that was issued in conjunction with an offering in December 2011. The warrant exercise price is $0.015 per share. This warrant was immediately exercisable upon issuance and has a term of seven years.

We have an outstanding warrant to purchase 3,333,333 shares of our common stock that was issued in conjunction with an offering in February 2012. The warrant exercise price is $0.015 per share. This warrant was immediately exercisable upon issuance and has a term of seven years.

We have an outstanding warrant to purchase 5,000,000 shares of our common stock that was issued in conjunction with an offering in March 2012. The warrant exercise price is $0.02 per share. This warrant was immediately exercisable upon issuance and has a term of seven years.

We have an outstanding warrant to purchase 200,000 shares of our common stock that was issued in conjunction with an offering in April 2012. The warrant exercise price is $0.05 per share. This warrant was immediately exercisable upon issuance and has a term of seven years.

50

We have an outstanding warrant to purchase 10,000,000 shares of our common stock that was issued in conjunction with an offering in July 2012. The warrant exercise price is $0.01 per share. This warrant was immediately exercisable upon issuance and has a term of seven years.

We have a series of three outstanding warrants, each to purchase 1,841,564 shares of common stock or 1% of the issued and outstanding common stock of the Company at September 21, 2012 that were issued in conjunction with a debt financing in September 2012. Each warrant has an exercise price of $0.001 per share. These warrants are immediately exercisable upon issuance and has a term of five years.

Registration Rights

In conjunction with the Convertible Notes and Warrants, we granted “piggyback” registration rights to the holders of our Convertible Notes and Warrants. The piggyback registration rights cover a total of 26,300,000 shares of common stock that may be issued upon conversion of our Convertible Notes and 18,533,333 shares of common stock underlying the Warrants.

Anti-Takeover Provisions

We are a Texas corporation and are subject to the provisions of Title 2, Chapter 21, Subchapter M of the Texas Business Organizations Code (the “TBOC”). That law provides that a Texas corporation may not engage in specified types of business combinations, including mergers, consolidations and asset sales, with a person, or an affiliate or associate of that person, who is an affiliated shareholder, unless:

●	the business combination or the acquisition of shares by the affiliated shareholder was approved by the board of directors of the corporation before the affiliated shareholder became an affiliated shareholder; or

●	the business combination was approved by the affirmative vote of the holders of at least two-thirds of the outstanding voting shares of the corporation not beneficially owned by the affiliated shareholder, at a meeting of shareholders called for that purpose, not less than six months after the affiliated shareholder became an affiliated shareholder.

An “affiliated shareholder” is generally defined as a person that is or was within the preceding three-year period the beneficial owner of 20% or more of the corporation’s outstanding voting shares. The TBOC defines “business combination” generally as including:

1)	any merger, share exchange or conversion involving us and the affiliated shareholder;
2)	a sale, lease, exchange, mortgage, pledge, transfer or other disposition involving an affiliated shareholder:
a.	having an aggregate value equal to 10% or more of the market value of our assets,
b.	having an aggregate value equal to 10% or more of the market value of our outstanding voting shares, or
c.	representing 10% or more of our earning power or net income;
3)	issuances or transfers of securities by us to an affiliated shareholder, subject to limited exceptions;
4)	the adoption of plans or agreements relating to our liquidation or dissolution involving an affiliated shareholder;
5)	reclassifications, recapitalizations, distributions or other transactions that have the effect of increasing an affiliated shareholder’s percentage ownership of our outstanding voting shares; or
6)	the receipt by an affiliated shareholder of a loan, advance, guarantee, pledge or other financial benefits provided by or through us other than proportionally as one of our shareholders.

Neither our certificate of formation nor our bylaws contain any provision expressly providing that we will not be subject to the Texas Business Combination Law. The Texas Business Combination Law may have the effect of delaying, deferring or preventing a non-negotiated merger or other business combination involving our company, even if that event would be beneficial to our shareholders.

51

Fully Paid and Non-Assessable

All outstanding shares of our common stock and Series A Preferred Stock are validly issued, fully paid and non-assessable.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR

SECURITIES ACT LIABILITIES

Under the provisions of Chapter 8 of the Texas Business Organizations Code, the Company may indemnify its directors, officers, employees and agents and maintain liability insurance for those persons. Section 8.101 of the Texas Business Organizations Code (the “TBOC”) provides that a corporation may indemnify a governing person, or delegate, who was, is or is threatened to be made a named defendant or respondent in a proceeding if it is determined that the person: (i) conducted himself in good faith; (ii) reasonably believed that (a) in the case of conduct in his official capacity that his conduct was in the corporation’s best interest and (b) in all other cases, that his conduct was at least not opposed to the corporation’s best interest; and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. However, if the person is found liable to the corporation, or if the person is found liable on the basis that he received an improper personal benefit, indemnification under Texas law is limited to the reimbursement of reasonable expenses actually incurred by the person in connection with the proceedings and does not include a judgment, a penalty, a fine, and an excise or similar tax, and no indemnification will be available if the person is found liable for willful or intentional misconduct, breach of the person’s duty of loyalty, or an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the corporation. Under Texas law, indemnification by the corporation is mandatory if the person is wholly successful on the merits or otherwise, in the defense of the proceeding.

Pursuant to Article Nine of our Certificate of Formation (“Article Nine”) and Section 8.1 of our By-Laws, we may indemnify an officer or director to the fullest extent permitted under Texas law. The indemnification provided under Article Nine shall (i) extend to judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements, and reasonable expenses (including, without limitation, attorneys’ fees) actually incurred by such person in connection with a proceeding; (ii) apply only is the person’s involvement or potential involvement in the proceeding arises by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director of the Company or while a director of the Company is or was serving at the request of the Company; (iii) continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity; and (iv) be applicable, without limitation, to claims against such person based on negligent or allegedly negligent acts or omission of such person.

Under Article Ten of our Certificate of Formation, to the fullest extent permitted by the TBOC, the right to indemnification conferred in Article Nine shall include the right to be paid or reimbursed by the Company the reasonable expenses incurred by a person of the type entitled to be indemnified under Article Nine, who was, is or is threatened to be made a named defendant or respondent in the proceeding in advance of the final disposition of the proceeding and without any determination as to the person’s ultimate entitlement to indemnification; provided, however, that the payment of such expenses shall be made only upon delivery to the Company of a written affirmation by such person of such person’s good faith belief that such person has met the standard of conduct necessary for indemnification under Article Nine.

Additionally, Article Eleven of our Certificate of Formation grants us the authority to purchase and maintain insurance reasonable insurance, at our expense, to protect ourselves, the members of the Board of Directors, and any person which is an officer, employee or agent of the Company at any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability, or loss under Article Nine.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

52

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock is ClearTrust, LLC.

INTERESTS OF NAMED EXPERTS AND COUNSEL

We did not hire any expert or counsel on a contingent basis who will receive a direct or indirect interest in the Company or who was a promoter, underwriter, voting trustee, director, officer, or employee of the Company. Richardson & Patel LLP of Los Angeles, California, our legal counsel, has given an opinion regarding certain legal matters in connection with this offering of our securities.

EXPERTS

The financial statements for the years ended December 31, 2011 and 2010, included in this prospectus have been audited by KMJ Corbin & Company LLP, independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of that firm as experts in auditing and accounting.

53

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock being offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our common stock, you should refer to the registration statement and its exhibits. Statements contained in this prospectus concerning any of our contracts, agreements or other documents are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. You can read our filings, including the registration statement of which this prospectus is a part, over the internet at the Security and Exchange Commission’s website at www.sec.gov. You may also read and copy any document we file with the Securities and Exchange Commission at its public reference facility at 100 F Street, N.E., Washington, D.C., 20549, on official business days during the hours of 10 a.m. to 3 p.m. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C., 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference facility.

54

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Wowio, Inc.

We have audited the accompanying balance sheets of Wowio, Inc. (a development stage company) (the “Company”) as of December 31, 2011 and 2010, and the related statements of operations, shareholders’ equity and cash flows for the years ended December 31, 2011 and 2010 and for the period from June 29, 2009 (“Inception”) through December 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit on its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wowio, Inc. as of December 31, 2011 and 2010, and the results of its operations and its cash flows for the years ended December 31, 2011 and 2010 and for the period from June 29, 2009 (“Inception”) through December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As more fully described in Note 1, since Inception, the Company has had recurring operating losses, negative operating cash flows and, at December 31, 2011, had negative working capital. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

KMJ | Corbin & Company LLP

Costa Mesa, California

October 22 , 2012

F-2

Wowio, Inc.

(A Development Stage Company)

BALANCE SHEETS

	December 31,
	2011	2010
ASSETS

Current assets:
Cash	$24,924	$475
Accounts receivable	2,000	1,380
Notes receivable	213,722	185,635
Related party receivables	19,257	651,549
Prepaid expenses	-	47,242

Total current assets	259,903	886,281

Intangible assets, net	3,627,857	6,643,801

	$3,887,760	$7,530,082

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$232,668	$100,538
Current portion of acquisition related liabilities	607,747	469,657
Accrued compensation and related costs	226,941	109,169
Notes payable – related parties	151,643	-
Notes payable, net of debt discount of $91,120	43,828	-
Derivative liabilities	280,000	2,000,000

Total current liabilities	1,542,827	2,679,364

Acquisition related liabilities, net of current portion	2,212,496	2,335,936

Total liabilities	3,755,323	5,015,300

Commitments and contingencies

Shareholders’ equity:
Series A preferred stock, $0.0001 par value; 5,000,000 shares authorized; 0 shares issued and outstanding	-	-
Series B preferred stock, $0.0001 par value; 2,000,000 shares authorized; 0 shares issued and outstanding	-	-
Common stock, $0.0001 par value, 500,000,000 shares authorized; 168,262,920 and 158,681,700 shares issued and outstanding, respectively	16,826	15,868
Additional paid-in capital	10,685,391	8,076,102
Accumulated deficit	(10,569,780)	(5,577,188)
Total shareholders’ equity	132,437	2,514,782

	$3,887,760	$7,530,082

See independent auditors’ report and accompanying notes to financial statements

F-3

Wowio, Inc.

(A Development Stage Company)

STATEMENTS OF OPERATIONS

			For the
			Period From
			June 29, 2009
			(Inception)
			Through
	December 31, 2011	December 31, 2010	December 31, 2011

Net sales	$32,458	$10,285	$42,755

Cost of sales	60,028	59,818	150,151

Gross loss	(27,570)	(49,533)	(107,396)

Operating expenses:
General and administrative	860,070	3,535,681	4,436,382
Management fees – related party	410,000	390,000	950,000
Compensation and related costs	573,773	1,011,403	1,938,787
Impairment of intangible assets	1,720,229	-	1,720,229
Amortization	1,413,215	742,233	2,199,665
	4,977,287	5,679,317	11,245,063

Operating loss	(5,004,857)	(5,728,850)	(11,352,459)

Other income (expense):
Interest income, net	18,105	3,635	21,740
Interest expense	(5,840)	-	(5,840)
Gain on settlement of accrued expenses	-	10,631	39,779
Change in fair value of contingent consideration related to acquisition	(40,000)	(181,000)	(273,000)
Change in fair value of derivative liabilities	40,000	-	40,000

Other income (expense), net	12,265	(166,734)	(177,321)

Loss before income tax benefit	(4,992,592)	(5,895,584)	(11,529,780)

Income tax benefit, net	-	960,000	960,000

Net loss	$(4,992,592)	$(4,935,584)	$(10,569,780)

Basic and diluted net loss per common share	$(0.03)	$(0.04)	$(0.08)

Weighted average number of common shares outstanding – basic and diluted	165,322,892	134,156,098	132,617,710

See independent auditors’ report and accompanying notes to financial statements

F-4

Wowio, Inc.

(A Development Stage Company)

STATEMENTS OF STOCKHOLDERS’ EQUITY

For The Years Ended December 31, 2011 and 2010 and

For The Period From June 29, 2009 (Inception) Through December 31, 2011

					Additional		Total
	Members’		Common Stock		Paid-In	Accumulated	Shareholders’
	Units	Capital	Shares	Amount	Capital	Deficit	Equity

Balance at June 29, 2009 (Inception)	-	$-	-	$-	$-	$-	$-
Members’ units issued to founders	82,000,000	-	-	-	-	-	-
Members’ units issued for cash	19,640,000	982,000	-	-	-	-	982,000
Estimated fair value of members’ units issued for conversion of accounts payable	3,200,000	160,000	-	-	-	-	160,000
Net loss	-	-	-	-	-	(641,604)	(641,604)

Balance, December 31, 2009	104,840,000	1,142,000	-	-	-	(641,604)	500,396

Members’ units issued for cash	17,452,000	1,740,200	-	-	-	-	1,740,200
Estimated fair value of members’ units issued in acquisition	20,430,000	2,043,000	-	-	-	-	2,043,000
Estimated fair value of members’ units issued for services	2,024,000	202,400	-	-	-	-	202,400
Conversion of members’ units to common stock	(144,746,000)	(5,127,600)	144,746,000	14,475	5,113,125	-	-
Common stock issued for cash	-	-	10,542,000	1,054	2,623,946	-	2,625,000
Estimated fair value of common stock issued for services	-	-	873,700	87	87,283	-	87,370
Estimated fair value of common stock issued for advisory board services	-	-	2,500,000	250	249,750	-	250,000
Estimated fair value of common stock issued for donations	-	-	20,000	2	1,998	-	2,000
Net loss	-	-	-	-	-	(4,935,584)	(4,935,584)

Balance, December 31, 2010	-	-	158,681,700	15,868	8,076,102	(5,577,188)	2,514,782

Common stock issued for cash	-	-	888,070	89	257,131	-	257,220
Common stock issued for exercise of warrant	-	-	7,000,000	700	69,300	-	70,000
Reclassification of derivative liability related to exercise of warrant	-	-	-	-	1,680,000	-	1,680,000
Estimated fair value of common stock issued for services	-	-	183,400	18	55,002	-	55,020
Estimated fair value of common stock issued for services – employees	-	-	1,509,750	151	452,774	-	452,925
Estimated relative fair value of warrant issued with note payable	-	-	-	-	95,082	-	95,082
Net loss	-	-	-	-	-	(4,992,592)	(4,992,592)

Balance, December 31, 2011	-	$-	168,262,920	$16,826	$10,685,391	$(10,569,780)	$132,437

See independent auditors’ report and accompanying notes to financial statements

F-5

Wowio, Inc.

(A Development Stage Company)

STATEMENTS OF CASH FLOWS

			Inception to
	December 31, 2011	December 31, 2010	December 31, 2011

Cash flows from operating activities:
Net loss	$(4,992,592)	$(4,935,584)	$(10,569,780)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization	1,413,215	742,233	2,199,665
Interest earned on notes receivable	(18,105)	(3,635)	(21,740)
Change in fair value of acquisition related liabilities	40,000	181,000	273,000
Change in fair value of derivative liabilities	(40,000)	-	(40,000)
Estimated fair value of members’ units issued in excess of accounts payable converted	-	-	46,000
Estimated fair value of members’ units issued for services	-	202,400	202,400
Estimated fair value of common stock issued for services	507,945	339,370	847,315
Estimated fair value of warrants granted for services	-	2,000,000	2,000,000
Impairment	1,720,229	-	1,720,229
Gain on settlement of accrued expenses	-	(10,631)	(39,779)
Deferred taxes	-	(960,000)	(960,000)
Amortization of debt discount – warrants	3,962	-	3,962
Write-off of amounts due	47,242	-	47,242
Changes in operating assets and liabilities:
Accounts receivable	(620)	(1,380)	(2,000)
Prepaid expenses and other assets	-	(28,054)	(47,242)
Accounts payable and accrued expenses	472,745	35,189	836,231
Related party receivables	632,292	(687,697)	(19,257)
Acquisition related liabilities	(25,350)	(638,873)	(1,341,757)

Net cash used in operating activities	(239,037)	(3,765,662)	(4,865,511)

Cash flows from investing activities:
Capitalized intangible asset costs	(117,500)	(81,251)	(198,751)
Advances under notes receivable	(31,482)	(162,000)	(213,482)
Proceeds from repayment of notes receivable	21,500	-	21,500

Net cash used in investing activities	(127,482)	(243,251)	(390,733)

Cash flows from financing activities:
Principal payments on notes payable to related parties	(1,200)	-	(1,200)
Proceeds from the issuance of notes payable	144,948	-	144,948
Principal payments on notes payable	(10,000)	-	(10,000)
Proceeds from the issuance of members’ units	-	1,740,200	2,722,200
Proceeds from the issuance of common stock	257,220	2,625,000	2,882,220
Cash paid for acquisitions	-	(457,000)	(457,000)

Net cash provided by financing activities	390,968	3,908,200	5,281,168

Net change in cash	24,449	(100,713)	24,924

Cash at beginning of period	475	101,188	-
Cash at end of period	$24,924	$475	$24,924

Continued …

F-6

Wowio, Inc.

(A Development Stage Company)

STATEMENTS OF CASH FLOWS - CONTINUED

			Inception to
	December 31, 2011	December 31, 2010	December 31, 2011

Supplemental disclosure of non-cash financing and operating activities:
Accounts payable converted to notes payable – related parties	$152,843	$-	$-
Exercise of warrant in settlement of accounts payable	$70,000	$-	$-
Estimated relative fair value of warrant issued with a note payable	$95,082	$-	$-
Reclassification of derivative liability related to exercise of warrant	$1,680,000	$-	$-
Conversion of members’ units to common stock	$-	$5,127,600	$-
Estimated fair value of members’ units issued in acquisitions	$-	$2,043,000	$-
Estimated fair value of liabilities assumed in acquisitions	$-	$2,240,500	$2,653,000
Estimated fair value of members’ units issued in satisfaction of accounts payable	$-	$-	$160,000

See independent auditors’ report and accompanying notes to financial statements

F-7

Wowio, Inc.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For The Years Ended December 31, 2011 and 2010 and

For The Period From June 29, 2009 (Inception) Through December 31, 2011

1. DESCRIPTION OF BUSINESS

Organization

Wowio, LLC was formed on June 29, 2009 (“Inception”) under the laws of Texas (“Wowio Texas”). On July 16, 2010, the Company converted to a C-corporation under the laws of Texas (“Wowio, Inc.”, the “Company”, “we”, “our”). Spacedog Entertainment, Inc. (“SDE”) was a wholly-owned subsidiary of the Company through July 2011, at which time the legal entity was dissolved and operations continued within the Company. Prior to the dissolution of SDE, the financial statements included the accounts of Wowio, Inc. and SDE and all significant inter-company accounts and transactions had been eliminated. The Company is an emerging company in the creation, production, distribution and monetization of digital entertainment. We specialize in creating custom brand strategies to develop, produce, distribute and promote entertainment properties across multiple product lines and distribution channels, including our own websites, traditional media, social media and emerging technologies. Because of our far-reaching, proprietary patent allowing for the insertion of advertising in eBooks, much of the online content provided can be delivered to the consumer for free.

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is a development stage enterprise and its revenues since Inception have been nominal. Additionally, since Inception, the Company has had recurring operating losses, negative operating cash flows and, at December 31, 2011, had negative working capital. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company’s continuation as a going concern is dependent on its ability to obtain additional financing to fund operations, implement its business model, and ultimately, to attain profitable operations. The Company will need to secure additional funds through various means, including equity and debt financing, funding from a licensing arrangement or any similar financing. There can be no assurance that the Company will be able to obtain additional debt or equity financing, if and when needed, on terms acceptable to the Company. Any additional equity or debt financing may involve substantial dilution to the Company’s shareholders, restrictive covenants or high interest costs. The Company’s long-term liquidity also depends upon its ability to generate revenues from the sale of its products and achieve profitability. The failure to achieve these goals could have a material adverse effect on the execution of the Company’s business plan, operating results and financial condition. The Company intends to raise additional financing.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-8

Wowio, Inc.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For The Years Ended December 31, 2011 and 2010 and

For The Period From June 29, 2009 (Inception) Through December 31, 2011

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Enterprise

The Company is a development stage enterprise as defined by the Financial Accounting Standards Board (the “FASB”). The Company is devoting substantially all of its present efforts to establish a new business, and its planned principal operations have not significantly commenced. All losses accumulated since Inception have been considered as part of the Company’s development stage activities.

These financial statements contemplate the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is a development stage company and has sustained significant losses since Inception and expects to continue to incur losses through 2012.

Revenue Recognition and Deferred Revenue

The Company recognizes revenues in accordance with FASB Accounting Standards Codification (“ASC”) Topic 605, which requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) will be based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments will be provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or for which services have not been rendered or are subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or services have been rendered or no refund will be required.

The Company’s primary revenues streams are as follows:

eBooks

For eBook downloads purchased by the customer directly through the Company’s website, the Company recognizes revenue when the right to download content is granted. The Company evaluates whether it is appropriate to record the gross amount of product sales and related costs or the net amount earned as commissions. Generally, the Company records such revenues on a net basis due to a general lack of indicators that the Company is the primary obligor. Such net revenues are determined using a fixed percentage or a fixed-payment schedule, or a combination of the two.

Advertising

Visitor demographics and time spent on a website are the primary drivers behind advertising-based revenue models for internet properties. Website advertising revenue is primarily recognized on a flat-fee basis based on cost per thousand impressions (“CPM”). The Company earns CPM revenue from the display of graphical advertisements on its websites. Revenue from flat-fee services is based on a customer's period of contractual service and is recognized on a straight-line basis over the term of the contract. Proceeds from such contracts are deferred and are included in revenue on a pro-rata basis over the term of the related agreements

F-9

Wowio, Inc.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For The Years Ended December 31, 2011 and 2010 and

For The Period From June 29, 2009 (Inception) Through December 31, 2011

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Patent Licensing

The Company owns Patent No. 7,848,951, issued by the USPTO on December 7, 2010, protecting the insertion of ads into eBooks. The Company intends on pursuing patent licensing arrangements with eBook distribution outlets looking to create new revenue streams for eBook downloads. The Company will also pursue any violators who infringe on the patent’s claims, ultimately generating license revenues on a per-book or per-ad basis.

Revenue from patent licensing arrangements is recognized when earned, estimable and realizable. The timing of revenue recognition is dependent on the terms of each license agreement and on the timing of sales of licensed products. The Company generally recognizes royalty revenue when it is reported to the Company by its licensees, which is generally one quarter in arrears from the licensees’ sales. For licensing fees that are not determined by the number of licensed units sold, the Company recognizes license fee revenue on a straight-line basis over the life of the license.

Creative IP Licensing

Revenues are also generated by the exploitation of WOWIO's own proprietary content of creative material such as comic books, graphic novels, screenplays, and other published and non-published content. The WOWIO-owned Spacedog library is available for sale on wowio.com and the Company retains 90% of all sales for that content library.

The Company also generates revenues from licensing stories/characters/concepts to studios and other producing partners. Licensing deals that may generate revenue for the Company includes film option/acquisition fees, television option/acquisition fees, video game licensing, content licensing for applications, apparel and merchandise licensing.

F-10

Wowio, Inc.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For The Years Ended December 31, 2011 and 2010 and

For The Period From June 29, 2009 (Inception) Through December 31, 2011

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Occasionally, the Company sells download cards to retailers and directly to end customers, which are redeemable on its websites for content downloads over an established time frame. The Company records proceeds from the initial sale of the card to deferred revenue, which is included in accounts payable and accrued expenses in the accompanying balance sheets, and is recognized as revenue over the related download period, which approximates the usage period.

Concentrations of Credit Risk

A financial instrument which potentially subjects the Company to concentrations of credit risk is cash. The Company places its cash with financial institutions deemed by management to be of high credit quality. The Federal Deposit Insurance Corporation (“FDIC”) provides basic deposit coverage with limits to $250,000 per owner. In addition to the basic insurance deposit coverage, the FDIC is providing temporary unlimited coverage for non-interest-bearing transaction accounts from December 31, 2010 to December 31, 2012. At December 31, 2011 and 2010, there were no uninsured amounts.

Trade Receivables

The Company extends credit to its customers on terms consistent with industry standards. Trade receivables are carried at original invoice amount less an estimate for doubtful receivables. Management determines the allowance for doubtful accounts by identifying troubled accounts and by using historical experience applied to an aging of accounts. Trade receivables are written-off when deemed uncollectible. Recoveries of trade receivables previously written-off are recorded when received.

Business Combinations and Intangible Assets

Business combinations are accounted for using the purchase method of accounting and, accordingly, the assets and liabilities of the acquired entities are recorded at their estimated fair values at the acquisition date. The results of operations of acquired businesses are included in the Company’s financial statements from the acquisition date.

F-11

Wowio, Inc.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For The Years Ended December 31, 2011 and 2010 and

For The Period From June 29, 2009 (Inception) Through December 31, 2011

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Identifiable intangible assets with finite lives are amortized on a straight-line basis over their estimated useful lives. They are reviewed for impairment if indicators of potential impairment exist.

Use of Estimates

The preparation of financial statements in conformity with Generally Accepted Accounting Principles of the United States of America (“GAAP”) requires management to make estimates and judgments that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting periods. Significant estimates made by management include, among others, provisions for uncollectible notes receivable, fair value of contingent royalty payments, derivative instruments, members’ interests, common stock and warrants, recoverability of long-lived assets and realization of deferred tax assets. The Company bases its estimates on historical experience, knowledge of current conditions and its belief of what could occur in the future considering available information. The Company reviews its estimates on an on-going basis. The actual results experienced by the Company may differ materially and adversely from its estimates. To the extent there are material differences between the estimates and actual results, future results of operations will be affected.

Long-Lived Assets

The Company’s management assesses the recoverability of long-lived assets upon the occurrence of a triggering event by determining whether the carrying value of long-lived assets over their remaining lives can be recovered through projected undiscounted future cash flows. The amount of long-lived asset impairment, if any, is measured based on fair value and is charged to operations in the period in which long-lived asset impairment is determined by management. At December 31, 2011, the Company’s management believes there was impairment on the intangibles acquired from SDE (see Notes 4 and 5) of approximately $1,720,000 and no impairment at December 31, 2010. There can be no assurance, however, that market conditions will not change or demand for the Company’s products and services will continue, which could result in additional impairment of long-lived assets in the future.

Software Development Costs

The Company accounts for the costs of developing the website and any internally developed software in accordance with the provisions of FASB ASC Topic 350. The Company capitalizes the costs during the application development stage when it is probable that the project will be completed and the property will be used to perform the function intended. Such costs are amortized on a straight-line basis over their estimated useful lives, which approximate three years. The recoverability of the software development costs is evaluated periodically, taking into account events or circumstances that warrant revised estimates of useful lives or that indicate that impairment exists.

F-12

Wowio, Inc.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For The Years Ended December 31, 2011 and 2010 and

For The Period From June 29, 2009 (Inception) Through December 31, 2011

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Such costs are classified as website costs and included in intangible assets in the accompanying balance sheets.

During the year ended December 31, 2011, the Company capitalized $117,500 related to qualified costs. Amortizations of such costs were $29,376 during the year ended December 31, 2011.

Acquisition Related Liabilities

Certain acquisition related liabilities are projected to be paid over several years, and therefore, the Company records such liabilities at their estimated present value by applying a discount based on the Company’s estimated borrowing rate. The Company amortizes the discount recorded over the projected cash payment stream of the related liabilities. The amortization of the discount is included in “change in fair value of contingent consideration related to acquisition” in the accompanying statements of operations for each of the periods presented herein.

Fair Value Measurements

Fair value measurements are determined based on the assumptions that market participants would use in pricing an asset or liability. GAAP establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. The established fair value hierarchy prioritizes the use of inputs used in valuation methodologies into the following three levels:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets. A quoted price in an active market provides the most reliable evidence of fair value and must be used to measure fair value whenever available.

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability. For example, level 3 inputs would relate to forecasts of future earnings and cash flows used in a discounted future cash flows method.

The Company’s financial instruments consist of cash, accounts receivable, related party receivables, notes receivable, accounts payable, accrued expenses, notes payable, related party notes payable and derivative liabilities. The carrying value for all such instruments approximates fair value due to the short-term nature of the instruments.

Our derivative liabilities consist of price protection features on warrants, which are carried at fair value and are classified as Level 3 liabilities. We use the Black-Scholes option pricing model to determine the fair value of these instruments (see below).

F-13

Wowio, Inc.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For The Years Ended December 31, 2011 and 2010 and

For The Period From June 29, 2009 (Inception) Through December 31, 2011

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Accounting for Derivative Instruments

In connection with the issuance of certain warrants (see Notes 7 and 8), there were exercise features that the Company determined were embedded derivative instruments. The accounting treatment of derivative financial instruments requires that the Company record the related warrants as liabilities at their fair values as of the grant date and to record any adjustments in fair value at each subsequent balance sheet date.

For the derivative instruments, gain and loss is recorded in change in fair value of derivative liabilities in the statements of operations for the periods presented.

Advertising Expense

The Company expenses marketing, promotions and advertising costs as incurred. For the years ended December 31, 2011 and 2010 and for the period from Inception through December 31, 2011, such costs totaled $43,414, $2,605,864 and $2,676,509, respectively, and are included in general and administrative expense in the accompanying statements of operations.

Stock-Based Compensation

All share-based payments, including grants of stock to employees, directors and consultants, are recognized in the financial statements based upon their fair values.

The Company's accounting policy for equity instruments issued to consultants and vendors in exchange for goods and services follows ASC Topic 505. As such, the value of the applicable stock-based compensation is periodically remeasured and income or expense is recognized during their vesting terms. The measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor's performance is complete. In the case of equity instruments issued to consultants, the fair value of the equity instrument is primarily recognized over the term of the consulting agreement. In accordance with FASB guidance, an asset acquired in exchange for the issuance of fully vested, nonforfeitable equity instruments should not be presented or classified as an offset to equity on the grantor's balance sheet once the equity instrument is granted for accounting purposes.

F-14

Wowio, Inc.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For The Years Ended December 31, 2011 and 2010 and

For The Period From June 29, 2009 (Inception) Through December 31, 2011

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Income Taxes

The Company accounts for income taxes under the provision of ASC 740. As of December 31, 2011 and 2010, there were no unrecognized tax benefits included in the balance sheets that would, if recognized, affect the effective tax rate. The Company’s practice is to recognize interest and/or penalties related to income tax matters in income tax expense. The Company had no accrual for interest or penalties on its balance sheets at December 31, 2011 and 2010, respectively and has not recognized interest and/or penalties in the statement of operations for the years ended December 31, 2011 and 2010 and from Inception through December 31, 2011. The Company is subject to taxation in the United States, Texas and California.

Basic and Diluted Loss per Common Share

Basic net loss per common share is computed by dividing net loss attributable to common shareholders for the period by the weighted-average number of common shares outstanding during the period. Diluted net loss per share is computed by dividing the net loss attributable to common shareholders for the period by the weighted-average number of common and common equivalent shares, such as warrants outstanding during the period. Common stock equivalents from warrants were approximately 8,131,000, 14,247,000 and 7,909,000 for the years ended December 31, 2011 and 2010, and for the period from Inception to December 31, 2011, respectively, and are excluded from the calculation of diluted net loss per share for all periods presented because the effect is anti-dilutive.

Recent Accounting Pronouncements

In May 2011, the FASB issued ASU 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. The update contains the results of the work of the FASB and the International Accounting Standards Board to develop common requirements for measuring fair value and for disclosing fair value measurements in accordance with U.S. GAAP and IFRSs. The amendments in this update are effective for periods beginning after December 15, 2011 and as a result are not yet applicable to the Company. The Company is evaluating the impact of the update on its financial statements.

F-15

Wowio, Inc.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For The Years Ended December 31, 2011 and 2010 and

For The Period From June 29, 2009 (Inception) Through December 31, 2011

3. NOTES RECEIVABLE

On June 2, 2010, the Company entered into an unsecured note receivable with an individual for $7,000. Terms of the note require interest at the rate of 8% per annum, with principal and interest due on demand. At December 31, 2011 and 2010, the balance of the note receivable was $7,890 and $7,335, including accrued interest receivable of approximately $900 and $300, respectively. The note is currently in default, but management feels that no related impairment charge is considered necessary at December 31, 2011.

On October 13, 2010, the Company entered into a secured note receivable with Top Cow Productions (“TCP”) for $175,000. Terms of the note require interest at the rate of 10% per annum and equal monthly installments over twelve months beginning in May 2011 through April 2012. The note is secured by certain assets of TCP and individually by two owners of TCP. At December 31, 2011 and 2010, the balance of the note receivable was $174,300 and $178,300, including accrued interest receivable of approximately $20,800 and $3,300, respectively. The note is currently in default, but based on management’s assessment of its security interests and payments received from January 1, 2012 through June 15, 2012 of $8,500, no impairment charge is considered necessary at December 31, 2011.

On December 20, 2011, the Company entered into an unsecured note receivable with Balsam Ventures, Inc. (“Balsam”) for $31,482. Terms of the note require interest at the rate of 5% per annum, with principal and interest due in December 2012. At December 31, 2011, the balance of the note receivable was $31,532, including accrued interest receivable of approximately $50.

In connection with the acquisition of Wowio Penn (see Note 4), the Company agreed to pay certain amounts on behalf of Platinum Studios, Inc. (“Platinum”). Accordingly, such amounts were established as amounts due from Platinum. However, during 2011, collectability was impaired and the Company wrote-off the balance of $47,242. However, the Company continues to pursue its rights to such amounts and if collectability becomes assured in a future period, such amounts will be recorded as receivable from Platinum.

F-16

Wowio, Inc.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For The Years Ended December 31, 2011 and 2010 and

For The Period From June 29, 2009 (Inception) Through December 31, 2011

4. ACQUISITIONS

Wowio, LLC

On June 29, 2009, Wowio Texas entered into an asset purchase agreement (the “Agreement”) with Platinum pursuant to which Platinum agreed to transfer to the Company all of the ownership interests in the assets and certain liabilities of Wowio, LLC (a Pennsylvania Limited Liability Company and wholly owned subsidiary of Platinum) (“Wowio Penn”) in exchange for total consideration of $3,150,000, comprised of assumed liabilities of approximately $1,636,000, including $794,518 of amounts owed to Brian Altounian (of which approximately $211,000 and $243,000 were still outstanding at December 31, 2011 and 2010, respectively), a senior officer of Platinum’s who then became the Company’s CEO, and an additional $1,514,000 to be paid via royalty at a rate of 20% of gross revenues generated from acquired assets. Subsequent to the $1,514,000 being satisfied, such royalty rate shall reduce to 10% of net revenues generated in perpetuity. For accounting purposes, because the $1,514,000 of royalties were to be paid over an estimated period of 3 years, the liability was recorded at its estimated net present value amount of $1,017,000, and the discount is being amortized as “change in fair value of contingent consideration related to acquisition” over the estimated repayment period.

Wowio Texas acquired Wowio Penn to position itself for growth in the digital media industry. Management believed that the digital distribution of eBook content would eventually include an advertising-supported pricing model so the Company pursued the business process patent application to protect the insertion of ads into eBooks, such patent (#7,848,951) eventually getting issued by the U.S. Patent & Trademark Office on December 7, 2010. Wowio Penn complements the Company’s proposed plans to develop, produce, distribute and monetize its proprietary library of creative content across its online brand development platforms.

Mr. Altounian was a senior officer of Platinum who had been responsible for day-to-day activities of Wowio Penn since its acquisition by Platinum. Mr. Altounian was the Company’s President and Chief Operating Officer from January 2006 through May 2011 before resigning from Platinum on May 17, 2011.

The purchase price approximates the following:

Assumed liabilities	$841,000
Assumed liabilities – related party	795,000
Due under royalty stream (1)	1,017,000

$2,653,000

(1) Management determined that the likelihood of such payable is probable through 2014. Accordingly, it has booked the fair value of the $1,514,000 liability herein of $1,017,000 based on expected repayment. At December 31, 2011 and 2010, the fair value of such liability was $1,181,000. The related change in fair value of approximately $112,000 and $164,000 for the year ended December 31, 2010 and for the period from Inception through December 31, 2011, respectively, has been recorded as “change in fair value of contingent consideration related to acquisition” in the accompanying statements of operations. There was no change in the fair value of the related liability during 2011 due to a change in the timing of the projected payments.

F-17

Wowio, Inc.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For The Years Ended December 31, 2011 and 2010 and

For The Period From June 29, 2009 (Inception) Through December 31, 2011

4. ACQUISITIONS, continued

The following represents an allocation of the purchase price over the acquisition-date fair value of the acquired assets of Wowio Penn as of June 29, 2009, the effective date of the acquisition:

Identifiable intangibles:
Patent	$2,387,700
Website	265,300
$2,653,000

Drunk Duck

On May 5, 2010, Wowio Texas entered into another asset purchase agreement with Platinum pursuant to which Platinum agreed to transfer to the Company, all of the ownership interests in the assets, including related websites, of Drunk Duck (the “Duck”) in exchange for total consideration of $1,000,000 in cash, of which $350,000 had been previously paid, $150,000 was due from July 2010 – October 2010, and $500,000 is to be paid in quarterly installments equal to a minimum of 10% of net revenue derived from the purchased assets. As a security interest, Platinum retained a 10% ownership position in the assets, which is being reduced proportionately as payments are made to Platinum. As of December 31, 2011 and 2010, Platinum retained ownership of 6.5% of the assets, as a result of amounts owed to Platinum under the purchase agreement.

On the Duck website, traditional online advertising generates revenues for the Company through banner ads based on traffic flow and click-through rate. Management believed that the social community and the traffic flow on Duck would be beneficial as an acquisition for a number of reasons. First of all, as a brand development platform for comic-related material, the Duck's supportive, interactive and engaged user base would give valuable market feedback before a brand was launched in a more formal manner. In addition, the amount of daily and monthly traffic, including the quality of that traffic (in terms of length of time this community's users stayed on the site) would generate significant online advertising revenues for the Company.

F-18

Wowio, Inc.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For The Years Ended December 31, 2011 and 2010 and

For The Period From June 29, 2009 (Inception) Through December 31, 2011

4. ACQUISITIONS, continued

The purchase price has been determined as follows:

Cash	$350,000
Cash Payable	150,000
Due under royalty stream (1)	362,000

$862,000

(1) Management determined that the likelihood of such payable is probable through 2014. Accordingly, it has booked the fair value of the $500,000 liability herein of $362,000 based on estimated repayment. At December 31, 2011 and 2010, the fair value of such liability was $425,000 and $385,000, respectively. The related change in fair value of approximately $40,000, $23,000 and $63,000 for the years ended December 31, 2011 and 2010 and for the period from Inception through December 31, 2011, respectively, has been recorded as change in fair value of contingent consideration related to acquisition in the accompanying statements of operations.

The following represents an allocation of the purchase price over the acquisition-date fair value of the acquired assets of the Duck as of May 5, 2010, the effective date of the acquisition:

Identifiable intangibles:
Website	$862,000

The fair values assigned to identifiable intangible assets acquired were based on estimates and assumptions determined by management.

The Duck did not generate any revenues or significant expenses during the period from January 1, 2010 through May 5, 2010 (acquisition date). Accordingly, no pro forma combined historical results are presented.

Spacedog Entertainment, Inc.

Effective May 15, 2010, Wowio Texas entered into a securities purchase agreement with Spacedog Entertainment, Inc. (a New York S-Corporation) (“SDE”) pursuant to which SDE agreed to transfer to Wowio, Inc., all of the common stock of SDE in exchange for total consideration of $1,650,000, comprised of $107,000 in cash, 15,430,000 shares of common stock (valued at $1,543,000 - based on the estimated fair value on the measurement date) and an additional $1,000,000 to be paid via royalty at a rate of 100% of gross revenues generated from SDE assets. Subsequent to the $1,000,000 being satisfied, the seller shall no longer be entitled to receive any further royalties. In accordance with the agreement, the Company neither assumed nor became responsible, in any way, for any liabilities, debts or other obligations of SDE. The SDE legal entity was dissolved in July 2011 and operations are maintained within Wowio, Inc.

F-19

Wowio, Inc.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For The Years Ended December 31, 2011 and 2010 and

For The Period From June 29, 2009 (Inception) Through December 31, 2011

4. ACQUISITIONS, continued

Management believes that SDE's mission is aligned with the Company’s multi-platform distribution model. SDE created, acquired, licensed and developed creative intellectual property (stories, comic books, graphic novels, scripts, treatments, story concepts and novels) and marketed that content more like traditional brands, where revenue sources are broad and multi-faceted. SDE's approach to building world-class intellectual properties centers on the blurring of the lines between traditional and new media, multiple distribution channels and emerging technologies. By leveraging various partners, SDE is able to develop and distribute IP that builds greater brand awareness. Management determined, owning a library of creative content that could be distributed across the Company's own digital distribution platforms made synergistic sense.

The purchase price has been determined as follows:

Cash	$107,000
Common stock (15,430,000 shares)	1,543,000
Due under royalty stream (1)	724,000

$2,374,000

(1) Management determined that the likelihood of such royalty payable is probable through 2014. Accordingly, it booked the fair value of the $1,000,000 liability herein of $724,000 based on estimated repayment. At December 31, 2011 and 2010, the fair value of such liability was $770,000. The related change in fair value of $46,000 for the year ended December 31, 2010 and for the period from Inception through December 31, 2011, has been recorded as change in fair value of contingent consideration related to acquisition in the accompanying statements of operations. There was no change in the fair value of the related liability during 2011 due to a change in the timing of the projected payments.

The following represents an allocation of the purchase price over the acquisition-date fair value of the acquired assets and liabilities of SDE as of May 15, 2010, the effective date of the acquisition:

Identifiable intangibles:
Content library	$3,334,000
Deferred tax liability	(960,000)

$2,374,000

The fair values assigned to identifiable intangible assets acquired were based on estimates and assumptions determined by management. At December 31, 2011, the Company recorded an impairment charge on the content library of approximately $1,720,000 (see Notes 2 and 5).

F-20

Wowio, Inc.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For The Years Ended December 31, 2011 and 2010 and

For The Period From June 29, 2009 (Inception) Through December 31, 2011

4. ACQUISITIONS, continued

SDE did not generate any revenues or significant expenses during the period From June, 2010 to May 15, 2010 (acquisition date). Accordingly, no pro forma combined historical results are presented.

WEvolt

On May 15, 2010, Wowio Texas entered into an asset purchase agreement with Roger Mincheff (“Mincheff”), an individual, pursuant to which Mincheff agreed to transfer to the Company all of the ownership interests in the assets, including related websites, of WEvolt in exchange for total consideration of 5,000,000 shares of common stock (valued at $500,000 – based on the estimated fair value on the measurement date.)

WEvolt provides banner advertising revenues and the website also offers additional content for monthly subscribers. Management believed that the addition of WEvolt was important to its technological intellectual property portfolio due to the underlying technology called PanelFlow. This toolset provides content creators the ability to market their own user-generated content to a broad audience to build brand awareness. This toolset helps the Company generate monthly subscription revenues as well as the increased banner advertising revenues that the additional traffic could generate.

The purchase price has been determined as follows:

Common stock	$500,000

The following represents an allocation of the purchase price over the acquisition-date fair value of the acquired assets of WEvolt as of May 15, 2010, the effective date of the acquisition:

Identifiable intangibles:
Website	$500,000

The fair values assigned to identifiable intangible assets acquired were based on estimates and assumptions determined by management.

WEvolt was not an active product when purchased by the Company; accordingly, no pro forma combined historical results are presented.

F-21

Wowio, Inc.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For The Years Ended December 31, 2011 and 2010 and

For The Period From June 29, 2009 (Inception) Through December 31, 2011

5. INTANGIBLE ASSETS

Intangible assets consist of the following as of December 31, 2011:

	Estimated Useful Life (Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount

Patent	17	$2,468,951	$(145,236)	$2,323,715
Websites	3	1,744,800	(998,658)	746,142
Content library	5	1,613,771	(1,055,771)	558,000

		$5,827,522	$(2,199,665)	$3,627,857

Intangible assets consist of the following as of December 31, 2010:

	Estimated Useful Life (Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount

Patent	17	$2,468,951	$-	$2,468,951
Websites	3	1,627,300	(397,483)	1,229,817
Content library	5	3,334,000	(388,967)	2,945,033

		$7,430,251	$(786,450)	$6,643,801

Amortization of other intangible assets was $1,413,215, $742,233 and $2,199,665 during 2011 and 2010 and for the period from Inception through December 31, 2011, respectively, which includes the $29,376 of amortization expense related to software development costs for the year ended December 31, 2011 (See Note 2). In addition during 2011, the Company recognized an impairment loss of $1,720,000 on its content library.

The estimated amortization expense for the next five years is as follows:

Years Ending December 31,

2012	$836,000
2013	556,000
2014	309,000
2015	213,000
2016	145,000

F-22

Wowio, Inc.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For The Years Ended December 31, 2011 and 2010 and

For The Period From June 29, 2009 (Inception) Through December 31, 2011

6. NOTES PAYABLE

Notes Payable – Related Parties

In April and September 2011, the Company issued $157,355 of notes payable to employees in lieu of compensation due as part of separation agreements. The notes mature December 2012 and accrue interest of 2.25% per year. The amount of principal due at December 31, 2011 was $151,643. Accrued interest of approximately $1,900 is included in accounts payable and accrued expenses in the accompanying balance sheet.

Notes Payable

Notes payable consist of the following at December 31, 2011:

Secured note payable, 10% interest rate, net of discount of $91,120, due December 2012	$8,880

Note payable to a bank, 2.25% interest rate, entered in November 2011, due November 2012	20,000

Notes payable to various individuals, 12% interest rate, entered into in August 2011, due on demand	14,948
43,828

Less current portion	(43,828)

$-

On December 20, 2011, the Company issued a 10% senior secured promissory note (“Secured Note”) to an individual in the amount of $100,000 which is due in December 2012. The Secured Note is secured by all of the Company’s intangible assets.

In connection with the Secured Note, the Company granted a warrant to purchase 6,666,666 shares of the Company’s common stock at an exercise price of $0.015 per share that expires in December 2018.

The relative fair value of the warrant of $95,082 is treated as a discount to the Secured Note and is amortized over the life of the Secured Note. During the year ended December 31, 2011, $3,962 was amortized to interest expense in the accompanying statements of operations.

F-23

Wowio, Inc.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For The Years Ended December 31, 2011 and 2010 and

For The Period From June 29, 2009 (Inception) Through December 31, 2011

7. SHAREHOLDERS’ EQUITY

Common Stock/Members’ Units

The following is a summary of common stock and members’ units transactions from Inception through December 31, 2011:

2009

In fiscal year 2009, the Company issued 82,000,000 members’ units to its Founders.

In fiscal year 2009, the Company issued 19,640,000 members’ units at a price of $0.05 per share for cash proceeds of $982,000.

In fiscal year 2009, the Company issued 3,200,000 members’ units valued at a price of $0.05 per share in satisfaction of $114,000 of accounts payable. In connection with this issuance, the Company expensed $46,000 representing the difference between the amount of the payable and the estimated fair value of members’ units issued.

2010

In January 2010, the Company issued 100,000 members’ units at a price of $0.05 per share for cash proceeds of $5,000.

In May 2010, the Company issued an aggregate of 20,430,000 members’ units at a price of $0.10 per share, totaling $2,043,000, in connection with acquisitions.

In June 2010, the Company issued an aggregate of 2,024,000 members’ units at a price of $0.10 per share in return for $202,400 of services rendered.

In June 2010, the Company issued 50,000 shares of common stock at a price of $0.10 per share for cash proceeds of $5,000.

In June 2010, the Company issued an aggregate of 873,700 shares of common stock at a price of $0.10 per share in return for $87,370 of services rendered.

In June 2010, the Company issued an aggregate of 2,500,000 shares of common stock at a price of $0.10 per share in return for $250,000 of advisory board services.

In August 2010, the Company issued 20,000 shares of common stock at a price of $0.10 per share as a charitable contribution.

F-24

Wowio, Inc.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For The Years Ended December 31, 2011 and 2010 and

For The Period From June 29, 2009 (Inception) Through December 31, 2011

7. SHAREHOLDERS’ EQUITY, continued

In fiscal year 2010, the Company issued an aggregate of 17,352,000 members’ units at a price of $0.10 per share for cash proceeds of $1,735,200.

In fiscal year 2010, the Company converted to a C corporation and issued 144,746,000 shares of common stock in return for the same number of members’ units.

In fiscal year 2010, the Company issued 10,492,000 shares of common stock at a price of approximately $0.25 per share for cash proceeds of $2,620,000.

2011

In April 2011, the Company issued 7,000,000 shares of common stock at a price of $0.01 per share in connection with the exercise of a warrant. In lieu of proceeds, an outstanding payable of $70,000 to the warrant holder was extinguished.

In fiscal year 2011, the Company issued an aggregate of 704,070 shares of common stock at a price of $0.30 per share for cash proceeds of $211,220.

In fiscal year 2011, the Company issued an aggregate of 184,000 shares of common stock at a price of $0.25 per share for cash proceeds of $46,000.

In fiscal year 2011, the Company issued an aggregate of 183,400 shares of common stock at a price of $0.30 per share in return for $55,020 for services rendered.

In fiscal year 2011, the Company issued an aggregate of 1,509,750 shares of common stock at a price of $0.30 per share in return for $452,925 of employee compensation.

Warrants

On December 15, 2010, the Company granted a warrant to purchase an aggregate of 2,000,000 shares of the Company’s common stock at an exercise price of $0.25 per share for services rendered. The warrant was valued at $320,000 based on the Black-Scholes option pricing model. The warrant was expensed entirely at the time of issuance and is included in general and administrative expense in the accompanying statements of operations for the year ended December 31, 2010. The warrant included an anti-dilution clause and was recorded as a derivative liability (see Note 8). The fair value of the warrant was $280,000 and $320,000 at December 31, 2011 and 2010, respectively, and is included in derivative liabilities in the accompanying balance sheets.

F-25

Wowio, Inc.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For The Years Ended December 31, 2011 and 2010 and

For The Period From June 29, 2009 (Inception) Through December 31, 2011

7. SHAREHOLDERS’ EQUITY, continued

On December 31, 2010, the Company granted a warrant to purchase an aggregate of 7,000,000 shares of the Company’s common stock at an exercise price of $0.01 per share for services rendered. The warrant was expensed entirely at the time of issuance and is included in general and administrative expense in the accompanying statements of operations for the year ended December 31, 2010. The warrant included an anti-dilution clause and was recorded as a derivative liability (see Note 8). The fair value of the warrant was $1,680,000 at December 31, 2010 and is included in derivative liabilities in the accompanying balance sheet. In 2011, the warrant was exercised in exchange for amounts owed for additional consulting services performed during 2011 in the amount of $70,000. As a result of the warrant exercise, the Company re-valued the derivative instrument on March 31, 2011 (date of exercise), and reclassified $1,680,000 of derivative liability to equity.

On December 20, 2011, the Company granted a warrant to purchase an aggregate of 6,666,666 shares of the Company’s common stock at an exercise price of $0.015 per share in connection with a note payable (see Note 6). The relative fair value of the warrant was valued at $95,082 based on the Black-Scholes option pricing model and was recorded as a debt discount.

The following represents a summary of all warrant activity for the year ended December 31, 2011:

	Outstanding Warrants
	Number of Shares	Weighted Average Exercise Price	Aggregate Intrinsic Value (1)

Outstanding at December 31, 2010 (2)	9,000,000	$0.06	$1,710,000
Grants	6,666,666	$0.02
Exercised	(7,000,000)	$0.01
Cancelled	-	$-
Outstanding and exercisable at December 31, 2011 (2)	8,666,666	$0.07	$1,993,333

1.	Represents the difference between the exercise price and the estimated fair value of the Company's common stock at the end of the reporting period.

2.	The warrants outstanding and exercisable at December 31, 2011 and 2010 have a weighted-average contractual remaining life of 5.82 years and 5.29 years, respectively.

Non-warrant derivatives were valued using the Black-Scholes Option Pricing Model with the following assumptions during the years ended December 31, 2011: expected term of seven years; dividend yield of 0%; volatility of 76%, and risk free interest rates of 0.86%.

F-26

Wowio, Inc.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For The Years Ended December 31, 2011 and 2010 and

For The Period From June 29, 2009 (Inception) Through December 31, 2011

8. DERIVATIVE LIABILITIES

We apply the accounting standard that provides guidance for determining whether an equity-linked financial instrument, or embedded feature, is indexed to an entity’s own stock for purposes of determining whether or not it should be treated as a derivative instrument for financial reporting purposes. The standard applies to any freestanding financial instruments or embedded features that have the characteristics of a derivative, and to any freestanding financial instruments that are potentially settled in an entity’s own common stock. If the financial instrument is deemed to be a derivative for financial reporting purposes, we will record the liability at its estimated fair value using the Black-Scholes option pricing model, which considers several variables, including volatility, risk-free interest rate, and expected term of the financial instrument.

Warrant-related derivatives were valued using the Black-Scholes Option Pricing Model with the following assumptions during the years ended December 31, 2011 and 2010: expected term ranging from three to seven years and two to seven years; dividend yield of 0% and 0%; volatility ranging from 100% to 101% and from 77% to 92%, and risk free interest rates ranging from 0.8% to 0.9% and from 0.8% to 0.9%, respectively.

Expected volatility is based primarily on historical volatility of the Company. Historical volatility was computed using weekly pricing observations of the Company based on common stock issued for cash for recent periods that correspond to the expected term. We believe this method produces an estimate that is representative of our expectations of future volatility over the expected term of these warrants. We currently have no reason to believe future volatility over the expected remaining life of these warrants is likely to differ materially from historical volatility.

The expected life is based on the remaining term of the warrants. The risk-free interest rate is based on one-year to five-year U.S. Treasury securities consistent with the remaining term of the warrants.

During the years ended December 31, 2011, December 31, 2010 and from Inception through December 31, 2011, the Company recognized other income of $40,000, $0 and $40,000 respectively, related to recording derivative liabilities at fair value. At December 31, 2011 and 2010, the derivative liability balance was $280,000 and $2,000,000, respectively.

The following table summarizes the activity related to the derivative liability during the years ended December 31, 2011 and 2010:

Derivative liability – December 31, 2009	$-
Addition related to warrants issued for services	2,000,000

Total derivative liability - December 31, 2010	2,000,000

Reduction related to reclassification to equity for exercise of warrant	(1,680,000)
Change in fair value of derivative liability	(40,000)
Total derivative liability – December 31, 2011	$280,000

F-27

Wowio, Inc.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For The Years Ended December 31, 2011 and 2010 and

For The Period From June 29, 2009 (Inception) Through December 31, 2011

9. INCOME TAXES

The Company is subject to taxation in the United States and California. The Company does not have any income tax provision for the years ended December 31, 2011 and 2010 due to current and historical losses.

The provision for income taxes using the statutory federal income tax rate of 34% as compared to the Company’s effective tax rate is summarized as follows:

	December 31,
	2011	2010

Federal tax benefit at statutory rate	$(1,697,000)	$(2,004,000)
State tax benefit, net	(291,000)	(298,000)
Research and development credits	-	268,000
Other differences	-	1,000
Change in valuation allowance	1,988,000	2,033,000

Provision for income taxes	$-	$-

At December 31, 2011 and 2010, the Company had a net deferred tax asset of $3,066,000 and $1,078,000, respectively. Due to uncertainties surrounding the Company’s ability to generate future taxable income to realize these assets, a full valuation allowance has been established to offset the net deferred tax asset. Additionally, the future utilization of the Company’s net operating loss to offset future taxable income may be subject to an annual limitation, pursuant to Internal Revenue Code Section 382, as a result of ownership changes that may have occurred previously or that could occur in the future. The Company has not performed a Section 382 analysis to determine the limitation of the net operating loss and research and development credit carry forwards.

F-28

Wowio, Inc.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For The Years Ended December 31, 2011 and 2010 and

For The Period From June 29, 2009 (Inception) Through December 31, 2011

9. INCOME TAXES, continued

Significant components of the Company’s deferred tax assets are as follows:

	December 31,
	2011	2010

Deferred tax assets:
Federal and state net operating loss carryforwards	$1,821,000	$963,000
Stock-based compensation	857,000	857,000
California franchise tax	(94,000)	(9,000)
Differences in tax basis	466,000	(742,000)
Other	16,000	9,000

Total deferred tax assets	3,066,000	1,078,000

Less valuation allowance	(3,066,000)	(1,078,000)

Net deferred income tax asset	$-	$-

Realization of the deferred tax assets is dependent upon the generation of future taxable income, the amount and timing of which are uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance. The valuation allowance increased by approximately $1,988,000 and $956,000 in 2011 and 2010, respectively.

10. RELATED PARTY TRANSACTIONS

In July 2009, the Company entered into a management fee agreement with Alliance Acquisition Corp. (“Alliance”). At December 31, 2011 and 2010, Alliance held 12,750,000 shares of the Company’s common stock. At December 31, 2011 and 2010, Brian Altounian, CEO, owned approximately 34% and 42%, respectively, of Alliance. Alliance provides the Company with general business support services, including, but not limited to, the following: providing executive and administrative level support, general office support, investor relations assistance, human resource assistance, financial and accounting assistance, legal support, office equipment and office space. From time to time Alliance would advance the Company capital and pay expenses on behalf of the Company. Additionally, from time to time, the Company would advance Alliance capital and pay expenses on behalf of Alliance. The monthly fee was $25,000, $40,000 and $5,000 for the period from July 2009 through June 2010, July 2010 through October 2011 and from November 2011 through December 2011, respectively. Based on the level of support provided/required by the Company, the monthly management fee has been adjusted. Most notably, based on the decline in operations and required support by the Company, in November 2011 the monthly support fee was reduced to $5,000.

F-29

Wowio, Inc.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For The Years Ended December 31, 2011 and 2010 and

For The Period From June 29, 2009 (Inception) Through December 31, 2011

10. RELATED PARTY TRANSACTIONS, continued

The following table summarizes the activity between the Company and Alliance during the period from Inception through December 31, 2011:

Management fee payable – July 1, 2009 (“Inception”)	$-
Management fee	150,000
Payments to/on behalf of Alliance	(113,852)

Management fee payable - December 31, 2009	36,148

Management fee	390,000
Advances to/payments on behalf of the Company	1,419,370
Payments to/on behalf of Alliance	(2,497,067)

Management fee receivable - December 31, 2010	$(651,549)

Management fee	410,000
Advances to/payments on behalf of the Company	437,624
Payments to/on behalf of Alliance	(215,332)

Management fee receivable - December 31, 2011	$(19,257)

Certain members of Alliance have provided services to the Company, which have been included in general and administrative and salaries and related expenses in the accompanying statements of operations as summarized below:

●	During 2009, the Company issued 1,500,000 shares valued at $75,000 in connection with liabilities acquired in the Wowio, LLC acquisition of $60,000.

●	During 2010, the Company granted a warrant to purchase an aggregate of 7,000,000 shares of the Company’s common stock at an exercise price of $0.01 per share for services rendered (see Note 7).

From Inception through December 31, 2011, members of Mr. Altounian’s family have purchased approximately 2,047,000 shares of common stock for $149,000 under the terms of various private placements offered by the Company. Additionally, the Company issued 303,500 shares of common stock valued at $30,350 (based on the estimated fair value of the common stock on the measurement date) for consulting services provided to Mr. Altounian’s brother.

See disclosure of additional related party transactions in Notes 4, 6, 7, 11 and 12.

F-30

Wowio, Inc.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For The Years Ended December 31, 2011 and 2010 and

For The Period From June 29, 2009 (Inception) Through December 31, 2011

11. COMMITMENT AND CONTINGENCIES

Royalties

In connection with certain of the Company’s acquisitions, the Company has entered into various royalty agreements (see Note 4). Royalty payments related to acquisitions range from 10% to 100% of related revenue, as summarized below:

●	Wowio, LLC - 20% of related revenue until all purchase price consideration has been satisfied, then 10% of related revenue through perpetuity.

●	Duck – 10% of related revenue until all purchase price consideration has been satisfied, with no subsequent royalty amounts due.

●	SDE - 100% of related revenue until all purchase price consideration has been satisfied, with no subsequent royalty amounts due.

Additionally, the Company enters into royalty agreements with the authors of the eBooks included on its websites, which call for royalty payments based on various percentages of revenues earned, less processing fees and in the case of Sponsored Downloads, a fixed price per download.

Management Fees

The Company has entered into a management fee agreement with Alliance to provide various management services for the Company (see Note 10). The agreement may be terminated by either party at any time and requires monthly payments to Alliance in the amount of $5,000.

Employment Agreements

As of December 31, 2011, the Company did not have any employment agreements with its executives. In April 2012, the Company entered into agreements with three executives of the Company, which expire through 2014. The employment agreements require aggregate payments of approximately $315,000, $330,000 and $75,000 for the years ending December 31, 2012, 2013 and 2014, respectively. In addition, the executives are entitled to bonuses ranging from 10% to 100% of their base salaries based on various factors, including but not limited to the Company’s financial performance, amount of financing received and producer fee credits. Pursuant to the agreements, if the executives are terminated without cause, they are entitled to receive an amount equal to six months of their annual base salary.

F-31

Wowio, Inc.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For The Years Ended December 31, 2011 and 2010 and

For The Period From June 29, 2009 (Inception) Through December 31, 2011

11. COMMITMENT AND CONTINGENCIES, continued

Indemnities and Guarantees

During the normal course of business, we have made certain indemnities and guarantees under which we may be required to make payments in relation to certain transactions. These indemnities include certain agreements with our officers under which we may be required to indemnify such person for liabilities arising out of their employment relationship. In connection with the Company's acquisitions, the parties have agreed to indemnify each other from claims relating to the acquisition agreement. In connection with the Company's publisher agreements, the parties have agreed to indemnify each other from certain claims relating to the agreements. The duration of these indemnities and guarantees varies, and in certain cases, is indefinite. The majority of these indemnities and guarantees do not provide for any limitation of the maximum potential future payments we would be obligated to make. Historically, we have not been obligated to make significant payments for these obligations and no liability has been recorded for these indemnities and guarantees in the accompanying balance sheets.

Legal

In the normal course of business, we may become involved in various legal proceedings. We know of no pending or threatened legal proceeding to which we are or will be a party that, if successful, might result in a material adverse change in our business, properties or financial condition.

12. SUBSEQUENT EVENTS

Notes Payable

On January 17, 2012 and June 15, 2012, the Company issued $10,000 and $1,000, respectively, of notes payable to an employee in lieu of compensation due. The notes mature through June 15, 2013 and accrue interest of 8% per year.

On March 13, 2012, the Company issued an 8% promissory note (“Promissory Note”) to an individual in the amount of $100,000 which was due in September 2012. Net proceeds received from the Company amounted to $71,373 after deducting payments of $28,627 for outstanding accounts payable balances.

In connection with the Promissory Note, the Company granted a warrant to purchase 5,000,000 shares of the Company’s common stock at an exercise price of $0.02 per share that expires in March 2019.

On February 9, 2012, the Company issued a 10% secured convertible note (“February Convertible Note”) to an individual in the amount of $50,000 which was due in August 2012. Net proceeds received from the Company amounted to $29,318 after deducting payments of $20,682 for outstanding accounts payable balances. The February Convertible Note is convertible into shares of the Company’s common stock at a conversion price of $0.015 per share. The February Convertible Note is secured by all of the Company’s intangible assets.

In connection with the February Convertible Note, the Company granted a warrant to purchase 3,333,333 shares of the Company’s common stock at an exercise price of $0.015 per share that expires in August 2019.

F-32

Wowio, Inc.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For The Years Ended December 31, 2011 and 2010 and

For The Period From June 29, 2009 (Inception) Through December 31, 2011

12. SUBSEQUENT EVENTS, continued

On April 17, 2012, the Company issued a 10% secured convertible note (“April Convertible Note”) to an individual in the amount of $10,000 which is due in October 2012. The April Convertible Note is convertible into shares of the

Company’s common stock at a conversion price of $0.02 per share. The April Convertible Note is secured by all of the Company’s intangible assets.

In connection with the April Convertible Note, the Company granted a warrant to purchase 200,000 shares of the Company’s common stock at an exercise price of $0.05 per share that expires in April 2019.

During the months of May and June 2012, the Company issued a series of 10% secured convertible notes (“May and June Convertible Notes”) to individuals in the aggregate amount of $171,000 and are due through June 2013. Net proceeds received from the Company amounted to $113,806 after deducting payments of $57,194 for outstanding accounts payable balances. The May and June Convertible Notes are convertible into shares of the Company’s common stock at a conversion price of $0.02 per share. The May and June Convertible Notes are secured by all of the Company’s intangible assets.

On July 13, 2012, the Company issued a 10% secured convertible note (“July 2012 Convertible Note”) to an individual in the amount of $100,000 which is due in January 2013. The July 2012 Convertible Note is convertible into shares of the Company’s common stock at a conversion price of $0.01 per share. The July 2012 Convertible Note is secured by all of the Company’s intangible assets.

In connection with the July 2012 Convertible Note, the Company granted a warrant to purchase 10,000,000 shares of the Company’s common stock at an exercise price of $0.01 per share that expires in July 2019.

On August 3, 2012, the Company issued a 10% secured convertible note to an individual in the amount of $10,000, which is due in February 2013. The note is convertible into shares of the Company’s common stock at a conversion price of $0.02 per share. The convertible note is secured by all of the Company’s intangible assets.

On August 8, 2012, the Company issued a 10% secured convertible note (“August 2012 Convertible Note”) to an individual in the amount of $25,000 and is due in February 2013. The August 2012 Convertible Note is convertible into shares of the Company’s common stock at a conversion price of $0.02 per share. The August 2012 Convertible Note is secured by all of the Company’s intangible assets.

On September 21, 2012, the Company issued a 10% convertible note (“September 2012 Convertible Note”) to an individual in the amount of $10,000, which is due in September 2013. The September 2012 Convertible Note is convertible into shares of the Company’s common stock at a conversion price of $0.02 per share.

F-33

Wowio, Inc.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For The Years Ended December 31, 2011 and 2010 and

For The Period From June 29, 2009 (Inception) Through December 31, 2011

12. SUBSEQUENT EVENTS, continued

On September 21, 2012, the Company entered into a credit agreement (the “Credit Agreement”) with TCA Global Credit Master Fund, LP (“TCA”) for a credit facility of up to $2,000,000. The Company’s initial revolving loan commitment was $250,000 (“Loan Commitment”), which is due in March 2013. The Loan Commitment is secured by a first priority security interest in all of the Company's assets. In connection with the Credit Agreement, the Company issued a series of three warrants to TCA (the “TCA Warrants”) that can each be exercised into 1,841,564 shares of common stock or 1% of the issued and outstanding common stock of the Company at September 21, 2012, with a warrant exercise price of $0.001 per share. The Company can redeem the TCA Warrants for an aggregate price of $90,000 pursuant to the mandatory redemption clause, as defined in the Credit Agreement.

Common Stock

On April 2, 2012, the Company approved an increase in the number of authorized common shares with par value of $0.0001 from 300,000,000 to 500,000,000 shares.

In February 2012, the Company issued 2,000,000 shares of common stock at a price of $0.30 per share for a value of $600,000 of advisory board services.

In February 2012, the Company issued 30,000 shares of common stock, at a price of $0.30 per share, as settlement of $9,000 of accrued expenses.

In February 2012, the Company sold 16,667 shares of common stock at a price of $0.30 per share for cash of $5,000.

In March 2012, the Company sold 46,834 shares of common stock at a price of $0.30 per share for cash of $14,050.

On June 21, 2012, the Company issued an aggregate of 6,000,000 shares of common stock at $0.30 per share as part of signing bonuses in connection with employment agreements entered into with two employees. The value of the shares was $1,800,000 (based on the fair value of the common stock on the measurement date).

On June 21, 2012, the Company issued an aggregate of 5,000,000 shares of common stock at $0.30 per share in connection with a consulting agreement entered into with a director. The value of the shares was $1,500,000 (based on the fair value of the common stock on the measurement date).

On September 7, 2012, the Company issued 2,800,000 shares of the Company’s common stock for settlement of $56,000 of accrued expenses. The value of the shares issued was $840,000 based on the Company’s stock price of $0.30 per share. The excess of $784,000 between the value of the shares and the related amount of accrued expenses is to be recorded as loss on settlement of accrued expenses.

On October 12, 2012, we issued 500,000 shares of common stock to a note holder in return for his agreement to extend the expiration date of his note from September 13, 2012 to March 13, 2013.

On October 12, 2012, we issued 3,500,000 shares of common stock pursuant to a conversion by a note holder of a 10% convertible note for $50,000 in principal and $2,500 of accrued interest.

F-34

Wowio, Inc.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For The Years Ended December 31, 2011 and 2010 and

For The Period From June 29, 2009 (Inception) Through December 31, 2011

12. SUBSEQUENT EVENTS, continued

Preferred Stock

On March 9, 2012 and amended on September 10, 2012, the Company designated and determined the rights and preferences of 5,000,000 shares of Series A convertible preferred stock (“Series A”) with a par value of $0.0001. The Company is authorized to issue 5,000,000 shares of Series A. The holders of Series A are entitled to receive dividends in preference to dividends on common stock and are entitled to vote together with the holders of common stock with a voting right equivalent to 50 votes of common stock for each share of Series A held. Holders of Series A may transfer their shares into two shares of common stock with the consent of all Series A holders or one share of common stock without such consent. In the event of liquidation, the holders of Series A shall be issued one share of common stock for every 50 shares of Series A.

On March 9, 2012, the Company entered into a settlement agreement with CEO Brian Altounian for the issuance of 3,300,000 shares of Series A for $66,000 of unpaid and accrued salary. The estimated fair value of the shares was $990,000 at $0.30 per share (based on the measurement date) and the excess of $924,000 between the estimated fair value of the shares and the related amount of accrued salary was recorded as additional compensation expense.

On June 21, 2012, the Company issued an aggregate of 850,000 shares of Series A as part of a signing bonus in connection with an agreement entered into with an employee. The value of the shares was $255,000 (based on the measurement date).

On June 21, 2012, the Company issued an aggregate of 850,000 shares of Series A in connection with a consulting agreement entered into with a director. The value of the shares was $255,000 (based on the fair value of the Series A on the measurement date).

On April 2, 2012 and amended on September 11, 2012, the Company designated and determined the rights and preferences of 2,000,000 shares of Series B convertible preferred stock (“Series B”) with a par value of $0.0001. The Company is authorized to issue 2,000,000 shares of Series B. The holders of Series B are entitled to receive dividends in preference to any dividends on common stock and are entitled to vote together with the holders of common stock with a voting right equivalent to 300 votes of common stock for each share of Series B held. Holders of Series B may transfer their shares into three shares of common stock with the consent of all Series B holders or one share of common stock without such consent. In the event of liquidation, the holders of Series B shall be issued one share of common stock for every 300 shares of Series B.

The Company has evaluated subsequent events after the balance sheet date of December 31, 2011 through October 22, 2012, the date the financial statements were issued. Based upon its evaluation, management has determined that no subsequent events have occurred that would require recognition in the accompanying financial statements or disclosure in the notes thereto other than as disclosed in the accompanying notes.

F-35

TABLE OF CONTENTS

Condensed Balance Sheets at June 30, 2012 (unaudited) and December 31, 2011	F-37

Unaudited Condensed Statements of Operations for the Three and Six Months Ended June 30, 2012 and 2011 and for the Period from June 29, 2009 (Inception) through June 30, 2012	F-38

Unaudited Condensed Statements of Cash Flows for the Six Months Ended June 30, 2012 and 2011 and for the Period from June 29, 2009 (Inception) through June 30, 2012	F-39

Notes to Unaudited Condensed Financial Statements	F-41

F-36

WOWIO, INC.

(A Development Stage Company)

CONDENSED BALANCE SHEETS

	June 30, 2012	December 31, 2011
	(Unaudited)
ASSETS

Current assets:
Cash	$3,828	$24,924
Accounts receivable	-	2,000
Notes receivable	213,372	213,722
Related party receivables	27,968	19,257
Prepaid expenses	500	-
Prepaid consulting	1,764,375	-
Total current assets	2,010,043	259,903

Intangible assets, net	3,083,750	3,627,857

	$5,093,793	$3,887,760

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$422,723	$232,668
Current portion of acquisition related liabilities	628,967	607,747
Accrued compensation and related costs	398,504	226,941
Notes payable – related parties	148,916	151,643
Notes payable, net of debt discount of $82,515 and $91,120, respectively	172,433	43,828
Convertible notes payable, net of debt discount of $175,542 and $0, respectively	55,458	-
Derivative liabilities	240,000	280,000
Total current liabilities	2,067,001	1,542,827

Acquisition related liabilities, net of current portion	2,247,569	2,212,496
Total liabilities	4,314,570	3,755,323

Commitments and contingencies

Shareholders’ equity:
Series A preferred stock, $0.0001 par value; 5,000,000 shares authorized; 5,000,000 and 0 shares issued and outstanding, respectively	500	-
Series B preferred stock, $0.0001 par value; 2,000,000 shares authorized; 0 shares issued and outstanding	-	-
Common stock, $0.0001 par value; 500,000,000 shares authorized; 181,356,421 and 168,262,920 shares issued and outstanding, respectively	18,135	16,826
Additional paid-in capital	16,436,079	10,685,391
Accumulated deficit	(15,675,491)	(10,569,780)
Total shareholders’ equity	779,223	132,437

	$5,093,793	$3,887,760

See accompanying notes to these financial statements

F-37

WOWIO, INC.

(A Development Stage Company)

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

					For The Period
	For The	For The	For The Six	For The Six	From June 29,
	Three	Three	Months	Months	2009 (Inception)
	Months Ended	Months Ended	Ended	Ended	Through
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011	June 30, 2012

Net sales	$5,833	$6,230	$31,306	$12,721	$74,061

Cost of sales	8,523	14,725	26,337	37,162	176,488

Gross profit (loss)	(2,690)	(8,495)	4,969	(24,441)	(102,427)

Operating expenses:
General and administrative	296,506	374,702	533,470	601,898	4,969,852
Management fees – related party	15,000	120,000	30,000	240,000	980,000
Compensation and related costs	2,643,384	46,050	2,818,197	264,154	4,756,984
Impairment of intangible assets	-	-	-	-	1,720,229
Amortization	272,195	193,460	544,382	544,374	2,744,047
	3,227,085	734,212	3,926,049	1,650,426	15,171,112

Operating loss	(3,229,775)	(742,707)	(3,921,080)	(1,674,867)	(15,273,539)

Other income (expense):
Interest income	7,148	4,515	15,973	9,030	37,713
Interest expense	(123,776)	(101)	(173,881)	(118)	(179,721)
Loss on settlement of accrued expenses, net	-	-	(924,000)	-	(884,221)
Loss on legal settlement	(21,102)	-	(21,102)	-	(21,102)
Change in fair value of contingent consideration related to acquisition	(61,413)	(60,370)	(121,621)	(119,234)	(394,621)
Change in fair value of derivative liabilities	10,000	(58,000)	40,000	(20,000)	80,000

Other expense, net	(188,543)	(113,956)	(1,184,631)	(130,322)	(1,361,952)

Loss before income tax benefit	(3,418,318)	(856,663)	(5,105,711)	(1,805,189)	(16,635,491)

Income tax benefit, net	-	-	-	-	960,000

Net loss	$(3,418,318)	$(856,663)	$(5,105,711)	$(1,805,189)	$(15,675,491)

Basic and diluted net loss per common share	$(0.02)	$(0.01)	$(0.03)	$(0.01)	$(0.11)

Weighted average number of common shares outstanding – basic and diluted	171,686,091	166,811,392	170,493,409	162,820,926	138,930,326

See accompanying notes to these financial statements

F-38

WOWIO, INC.

(A Development Stage Company)

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

			For The
			Period From
			June 29, 2009
			(Inception)
	For The Six Months Ended		Through
	June 30, 2012	June 30, 2011	June 30, 2012

Cash flows from operating activities:
Net loss	$(5,105,711)	$(1,805,189)	$(15,675,491)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization	544,382	544,374	2,744,047
Interest earned on note receivable	(8,150)	(9,030)	(29,890)
Change in fair value of contingent consideration related to acquisition	121,621	119,234	394,621
Change in fair value of derivative liabilities	(40,000)	20,000	(80,000)
Estimated fair value of members’ units issued in excess of accounts payable converted	-	-	46,000
Estimated fair value of members’ units issued for services	-	-	202,400
Estimated fair value of common stock issued for services	1,800,000	220,500	2,647,315
Estimated fair value of preferred stock issued for services	255,000	-	255,000
Estimated fair value of warrants granted for services	-	-	2,000,000
Amortization of prepaid consulting	590,625	-	590,625
Impairment	-	-	1,720,229
Loss on settlement of accrued expenses, net	924,000	-	884,221
Deferred taxes	-	-	(960,000)
Amortization of debt discount	157,510	-	161,472
Write-off of amounts due	-	-	47,242
Changes in operating assets and liabilities:
Accounts receivable	2,000	(2,525)	-
Prepaid expenses and other assets	(500)	(3,463)	(47,742)
Accounts payable and accrued expenses	543,121	185,281	1,379,352
Related party receivables	(8,711)	494,695	(27,968)
Acquisition related liabilities	(65,328)	6,250	(1,407,085)

Net cash used in operating activities	(290,141)	(229,873)	(5,155,652)

Cash flows from investing activities:
Capitalized intangible asset costs	(275)	(117,500)	(199,026)
Advances under notes receivable	-	-	(213,482)
Proceeds from repayment of notes receivable	8,500	-	30,000

Net cash provided by (used in) investing activities	8,225	(117,500)	(382,508)

Continued …

F-39

WOWIO, INC.

(A Development Stage Company)

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS - CONTINUED

			For The
			Period From
			June 29, 2009
			(Inception)
	For The Six Months Ended		Through
	June 30, 2012	June 30, 2011	June 30, 2012

Cash flows from financing activities:
Proceeds from the issuance of notes payable to
related parties	11,000	-	11,000
Principal payments on notes payable to related
parties	(13,727)	-	(14,927)
Proceeds from the issuance of notes payable	91,373	30,656	236,321
Principal payments on notes payable	-	-	(10,000)
Proceeds from the issuance of convertible notes
payable	153,124	-	153,124
Proceeds from the issuance of members’ units	-	-	2,722,200
Proceeds from the issuance of common stock	19,050	251,925	2,901,270
Proceeds from exercise of warrants	-	70,000	-
Cash paid for acquisitions	-	-	(457,000)

Net cash provided by financing activities	260,820	352,581	5,541,988

Net change in cash	(21,096)	5,208	3,828

Cash at beginning of period	24,924	475	-

Cash at end of period	$3,828	$5,683	$3,828

Supplemental disclosure of non-cash financing and
operating activities:

Accounts payable converted to notes payable – related
parties	$-	$-	$152,843
Exercise of warrant in settlement of accounts payable	$-	$-	$70,000
Estimated fair value of beneficial conversion features
issued with debt	$324,447	$-	$419,529
Reclassification of derivative liability related to
exercise of warrant	$-	$1,680,000	$1,680,000
Conversion of members’ unites to common stock	$-	$-	$5,127,000
Estimated fair value of members’ units issued in-
acquisition	$-	$-	$2,043,000
Estimated fair value of liabilities assumed in acquisitions	$-	$-	$2,653,000
Estimated fair value of members’ units issued in
satisfaction of accounts payable	$-	$-	$160,000
Common and preferred stock recorded as prepaid
consulting for services	$2,355,000	$-	$2,355,000
Settlement of accrued expenses through issuance of
shares of preferred and common stock	$75,000	$-	$75,000
Accrued expenses paid directly from proceeds of
debt instruments	$106,502	$-	$106,502

See accompanying notes to these financial statements

F-40

WOWIO, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For The Six Months Ended June 30, 2012 and 2011 and

For The Period From June 29, 2009 (Inception)

Through June 30, 2012

NOTE 1 - DESCRIPTION OF BUSINESS

Organization

Wowio, LLC was formed on June 29, 2009 (“Inception”) under the laws of Texas (“Wowio Texas”). On July 16, 2010, the Company converted to a C-corporation under the laws of Texas. Wowio, Inc. and its wholly owned subsidiary Spacedog Entertainment, Inc. (collectively, the “Company”, “we”, “our”) is an emerging company in the creation, production, distribution and monetization of digital entertainment. We specialize in creating custom brand strategies to develop, produce, distribute and promote entertainment properties across multiple product lines and distribution channels, including our own websites, traditional media, social media and emerging technologies. Because of our far-reaching, proprietary patent allowing for the insertion of advertising in eBooks, much of the online content provided can be delivered to the consumer for free.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The interim unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with the instructions to Securities and Exchange Commission (“SEC”) Form 10-Q and Article 8 of SEC Regulation S-X. These unaudited condensed financial statements do not include all of the information and footnotes required by GAAP in the U.S. for complete financial statements. Therefore, these unaudited condensed financial statements should be read in conjunction with the Company’s audited financial statements and notes thereto for the year ended December 31, 2011, included in the Company’s Form S-1.

The condensed financial statements included herein as of June 30, 2012 are unaudited; however, they contain all normal recurring accruals and adjustments that, in the opinion of the Company’s management, are necessary to present fairly the condensed financial position of the Company as of June 30, 2012, the condensed results of its operations for the three and six months ended June 30, 2012 and 2011 and since Inception through June 30, 2012, and the condensed cash flows for the six months ended June 30, 2012 and 2011 and since Inception through June 30, 2012. The results of operations for the six months ended June 30, 2012 are not necessarily indicative of the results to be expected for the full year or any future interim periods.

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is a development stage enterprise and its revenues since Inception have been nominal. Additionally, since Inception, the Company has had recurring operating losses, negative operating cash flows and, at June 30, 2012, had negative working capital. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

F-41

WOWIO, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For The Six Months Ended June 30, 2012 and 2011 and

For The Period From June 29, 2009 (Inception)

Through June 30, 2012

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

The Company’s continuation as a going concern is dependent on its ability to obtain additional financing to fund operations, implement its business model, and ultimately, to attain profitable operations. The Company will need to secure additional funds through various means, including equity and debt financing, funding from a licensing arrangement or any similar financing. There can be no assurance that the Company will be able to obtain additional debt or equity financing, if and when needed, on terms acceptable to the Company. Any additional equity or debt financing may involve substantial dilution to the Company’s shareholders, restrictive covenants or high interest costs. The Company’s long-term liquidity also depends upon its ability to generate revenues from the sale of its products and achieve profitability. The failure to achieve these goals could have a material adverse effect on the execution of the Company’s business plan, operating results and financial condition.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Development Stage Enterprise

The Company is a development stage company as defined by the Financial Accounting Standards Board (the “FASB”). The Company is devoting substantially all of its present efforts to establish a new business, and its planned principal operations have not significantly commenced. All losses accumulated since Inception have been considered as part of the Company’s development stage activities.

These financial statements contemplate the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is a development stage company and has sustained significant losses since Inception and expects to continue to incur losses through 2012.

Revenue Recognition and Deferred Revenue

The Company recognizes revenues in accordance with FASB Accounting Standards Codification (“ASC”) Topic 605, which requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) will be based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments will be provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or for which services have not been rendered or are subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or services have been rendered or no refund will be required.

F-42

WOWIO, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For The Six Months Ended June 30, 2012 and 2011 and

For The Period From June 29, 2009 (Inception)

Through June 30, 2012

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

The Company’s primary revenues streams are as follows:

eBooks

For eBook downloads purchased by the customer directly through the Company’s website, the Company recognizes revenue when the right to download content is granted. The Company evaluates whether it is appropriate to record the gross amount of product sales and related costs or the net amount earned as commissions. Generally, the Company records such revenues on a net basis due to a general lack of indicators that the Company is the primary obligor. Such net revenues are determined using a fixed percentage or a fixed-payment schedule, or a combination of the two.

Occasionally, the Company sells download cards to retailers and directly to end customers, which are redeemable on its websites for content downloads over an established time frame. The Company records proceeds from the initial sale of the card to deferred revenue, which is included in accounts payable and accrued expenses in the accompanying balance sheets, and is recognized as revenue over the related download period, which approximates the usage period.

Advertising

Visitor demographics and time spent on a website are the primary drivers behind advertising-based revenue models for Internet properties. Website advertising revenue is primarily recognized on a flat-fee basis based on cost per thousand impressions (“CPM”). The Company earns CPM revenue from the display of graphical advertisements on its websites. Revenue from flat-fee services is based on a customer's period of contractual service and is recognized on a straight-line basis over the term of the contract. Proceeds from such contracts are deferred and are included in revenue on a pro-rata basis over the term of the related agreements.

Patent Licensing

The Company owns Patent No. 7,848,951, issued by the USPTO on December 7, 2010, protecting the insertion of ads into eBooks. The Company intends on pursuing patent licensing arrangements with eBook distribution outlets looking to create new revenue streams for eBook downloads. The Company will also pursue any violators who infringe on the patent’s claims, ultimately generating license revenues on a per-book or per-ad basis.

Revenue from patent licensing arrangements is recognized when earned, estimable and realizable. The timing of revenue recognition is dependent on the terms of each license agreement and on the timing of sales of licensed products. The Company generally recognizes royalty revenue when it is reported to the Company by its licensees, which is generally one quarter in arrears from the licensees’ sales. For licensing fees that are not determined by the number of licensed units sold, the Company recognizes license fee revenue on a straight-line basis over the life of the license.

F-43

WOWIO, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For The Six Months Ended June 30, 2012 and 2011 and

For The Period From June 29, 2009 (Inception)

Through June 30, 2012

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Creative IP Licensing

Revenues are also generated by the exploitation of WOWIO's own proprietary content of creative material such as comic books, graphic novels, screenplays, and other published and non-published content. The WOWIO-owned Spacedog library is available for sale on wowio.com and the Company retains 90% of all sales for that content library.

The Company's content also generates nominal revenues from licensing stories/characters/concepts to studios and other producing partners. Content licensing to film studios and TV networks may generate $100,000 to $5,000,000 in rights fees. Licensing deals that may generate revenue for the Company includes film option/acquisition fees, television option/acquisition fees, video game licensing, content licensing for apps, apparel and merchandise licensing.

Concentrations of Credit Risk

A financial instrument which potentially subjects the Company to concentrations of credit risk is cash. The Company places its cash with financial institutions deemed by management to be of high credit quality. The Federal Deposit Insurance Corporation (“FDIC”) provides basic deposit coverage with limits to $250,000 per owner. In addition to the basic insurance deposit coverage, the FDIC is providing temporary unlimited coverage for non-interest-bearing transaction accounts from December 31, 2010 to December 31, 2012. At June 30, 2012, there were no uninsured amounts.

Trade Receivables

The Company extends credit to its customers on terms consistent with industry standards. Trade receivables are carried at original invoice amount less an estimate for doubtful receivables. Management determines the allowance for doubtful accounts by identifying troubled accounts and by using historical experience applied to an aging of accounts. Trade receivables are written-off when deemed uncollectible. Recoveries of trade receivables previously written-off are recorded when received against amounts currently written-off.

F-44

WOWIO, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For The Six Months Ended June 30, 2012 and 2011 and

For The Period From June 29, 2009 (Inception)

Through June 30, 2012

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Business Combinations and Intangible Assets

Business combinations are accounted for using the purchase method of accounting and accordingly, the assets and liabilities of the acquired entities are recorded at their estimated fair values at the acquisition date. The results of operations of acquired businesses are included in the Company’s consolidated financial statements from the acquisition date.

Identifiable intangible assets with finite lives are amortized on a straight-line basis over their estimated useful lives. They are reviewed for impairment if indicators of potential impairment exist.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and judgments that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting periods. Significant estimates made by management include, among others, provisions for uncollectible notes receivable, fair value of contingent consideration related to acquisition, derivative instruments, common stock and warrants, recoverability of long-lived assets and realization of deferred tax assets. The Company bases its estimates on historical experience, knowledge of current conditions and our belief of what could occur in the future considering available information. The Company reviews its estimates on an on-going basis. The actual results experienced by the Company may differ materially and adversely from its estimates. To the extent there are material differences between the estimates and actual results, future results of operations will be affected.

Long-Lived Assets

The Company’s management assesses the recoverability of long-lived assets upon the occurrence of a triggering event by determining whether the carrying value of long-lived assets over their remaining lives can be recovered through projected undiscounted future cash flows. The amount of long-lived asset impairment, if any, is measured based on fair value and is charged to operations in the period in which long-lived asset impairment is determined by management. At June 30 2012, the Company’s management believes there is no impairment of its long-lived assets. There can be no assurance, however, that market conditions will not change or demand for the Company’s products and services will continue, which could result in impairment of long-lived assets in the future.

Software Development Costs

The Company accounts for the costs of developing the website and any internally developed software in accordance with the provisions of FASB ASC Topic 350. The Company capitalizes the costs during the application development stage when it is probable that the project will be completed and the property will be used to perform the function intended. Such costs are amortized on a straight-line basis over their estimated useful lives, which approximate three years. The recoverability of the software development costs is evaluated periodically, taking into account events or circumstances that warrant revised estimates of useful lives or that indicate that impairment exists. Such costs are classified as website costs and included in intangible assets in the accompanying balance sheets. Amortization of such costs was $9,792 and $19,583, $9,792 and $9,792, and $48,959 for the three and six months ended June 30, 2012 and 2011, and for the period from Inception through June 30, 2012, respectively.

F-45

WOWIO, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For The Six Months Ended June 30, 2012 and 2011 and

For The Period From June 29, 2009 (Inception)

Through June 30, 2012

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Acquisition Related Liabilities

Certain acquisition related liabilities are projected to be paid over several years, and therefore, the Company records such liabilities at their estimated present value by applying a discount based on the Company’s estimated borrowing rate. The Company amortizes the discount recorded over the projected cash payment stream of the related liabilities. The amortization of the discount is included in “change in fair value of contingent consideration related to acquisition” in the accompanying statements of operations for each of the periods presented herein.

Fair Value Measurements

Fair value measurements are determined based on the assumptions that market participants would use in pricing an asset or liability. GAAP establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. The established fair value hierarchy prioritizes the use of inputs used in valuation methodologies into the following three levels:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets. A quoted price in an active market provides the most reliable evidence of fair value and must be used to measure fair value whenever available.

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability. For example, level 3 inputs would relate to forecasts of future earnings and cash flows used in a discounted future cash flows method.

The Company’s financial instruments consist of cash, accounts receivable, related party receivables, notes receivable, accounts payable, accrued expenses, note payable, related party notes payable and derivative liabilities. The carrying value for all such instruments approximates fair value due to the short-term nature of the instruments. Our derivative liabilities consist of price protection features on warrants, which are carried at fair value and are classified as Level 3 liabilities. We use the Black-Scholes option pricing model to determine the fair value of these instruments (see below).

Beneficial Conversion Features

In certain instances, the Company entered into convertible notes that provide for an effective or actual rate of conversion that is below market value, and the embedded beneficial conversion feature (“BCF”) does not qualify for derivative treatment. In these instances, the Company accounts for the value of the BCF as a debt discount, which is then amortized to interest expense over the life of the related debt using the straight-line method which approximates the effective interest method.

F-46

WOWIO, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For The Six Months Ended June 30, 2012 and 2011 and

For The Period From June 29, 2009 (Inception)

Through June 30, 2012

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Accounting for Derivative Instruments

In connection with the issuance of certain warrants (see Note 8), there were exercise features that the Company determined were embedded derivative instruments. The accounting treatment of derivative financial instruments requires that the Company record the related warrants as liabilities at their fair values as of the grant date and to record any adjustments in fair value at each subsequent balance sheet date.

For the derivative instruments, gain and loss is recorded in change in fair value of derivative liabilities in the statements of operations for the periods presented.

Advertising Expense

The Company expenses marketing, promotions and advertising costs as incurred. For the three months ended June 30, 2012 and 2011, such costs totaled $0 and $383, respectively. During the six months ended June 30, 2012 and 2011, the Company recorded advertising costs of $0 and $43,729, respectively. For the period from Inception through June 30, 2012, the Company recorded advertising costs of $2,676,509. Such costs are included in general and administrative expense in the accompanying statements of operations.

Stock-Based Compensation

All share-based payments, including grants of stock to employees, directors and consultants, are recognized in the financial statements based upon their fair values.

The Company's accounting policy for equity instruments issued to consultants and vendors in exchange for goods and services follows ASC Topic 505. As such, the value of the applicable stock-based compensation is periodically remeasured and income or expense is recognized during their vesting terms. The measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor's performance is complete. In the case of equity instruments issued to consultants, the fair value of the equity instrument is primarily recognized over the term of the consulting agreement. In accordance with FASB guidance, an asset acquired in exchange for the issuance of fully vested, nonforfeitable equity instruments should not be presented or classified as an offset to equity on the grantor's balance sheet once the equity instrument is granted for accounting purposes.

Income Taxes

We account for income taxes under the provision of ASC 740. As of June 30, 2012 and December 31, 2011, there were no unrecognized tax benefits included in the balance sheets that would, if recognized, affect the effective tax rate. Our practice is to recognize interest and/or penalties related to income tax matters in income tax expense. We had no accrual for interest or penalties on our balance sheets at June 30, 2012 and December 31, 2011, respectively and have not recognized interest and/or penalties in the statements of operations for the three and six months ended June 30, 2012 and 2011 and from Inception through June 30, 2012. The Company is subject to taxation in the United States and California.

F-47

WOWIO, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For The Six Months Ended June 30, 2012 and 2011 and

For The Period From June 29, 2009 (Inception)

Through June 30, 2012

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Basic and Diluted Loss per Common Share

Basic net loss per common share is computed by dividing net loss attributable to common shareholders for the period by the weighted-average number of common shares outstanding during the period. Diluted net loss per share is computed by dividing the net loss attributable to common shareholders for the period by the weighted-average number of common and common equivalent shares, such as warrants and convertible preferred stock outstanding during the period. Common stock equivalents from warrants and convertible preferred stock were approximately 19,667,000 and 19,667,000, 246,000 and 134,000, and 18,996,000 for the three and six months ended June 30, 2012 and 2011, and for the period from Inception to June 30, 2012, respectively, and are excluded from the calculation of diluted net loss per share for all periods presented because the effect is anti-dilutive.

Recent Accounting Pronouncements

In May 2011, the FASB issued ASU 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and International Financial Reporting Standards (“IFRS”). The update contains the results of the work of the FASB and the International Accounting Standards Board to develop common requirements for measuring fair value and for disclosing fair value measurements in accordance with U.S. GAAP and IFRSs. The amendments in this update are effective for periods beginning after December 15, 2011. The Company determined that there is no impact of the update on its financial statements.

NOTE 3 - NOTES RECEIVABLE

On June 2, 2010, the Company entered into an unsecured note receivable with an individual for $7,000. Terms of the note require interest payable at the rate of 8% per annum, with principal and interest due on demand. At June 30, 2012 and December 31, 2011, the balance of the note receivable was $7,000, including accrued interest receivable of $1,040 and $900, respectively. The note is currently in default, but based on management’s assessment of its security interests, no impairment charge is considered necessary at June 30, 2012.

On October 13, 2010, the Company entered into a secured note receivable with Top Cow Productions (“TCP”) for $175,000. Terms of the note require interest at the rate of 10% per annum and equal monthly installments of principal over twelve months beginning in May 2011 through April 2012. The note is secured by certain assets of TCP and individually by two owners of TCP. At June 30, 2012 and December 31, 2011, the balance of the note receivable was $145,000 and $153,500, including accrued interest receivable of $28,425 and $20,800, respectively. The note is currently in default, but based on the Company’s secured position and current discussions with TCP, no related impairment charge is considered necessary at June 30, 2012.

On December 20, 2011, the Company entered into an unsecured note receivable with Balsam Ventures, Inc. (“Balsam”) for $31,482. Terms of the note require interest at the rate of 5% per annum, with principal and interest due in December 2012. At June 30, 2012 and December 31, 2011, the balance of the note receivable was $31,482, including accrued interest receivable of $425 and $50, respectively.

F-48

WOWIO, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For The Six Months Ended June 30, 2012 and 2011 and

For The Period From June 29, 2009 (Inception)

Through June 30, 2012

NOTE 4 - ACQUISITIONS

Wowio, LLC

On June 29, 2009, Wowio Texas entered into a securities purchase agreement (the “Agreement”) with Platinum Studios, Inc. (“Platinum”) pursuant to which Platinum agreed to transfer to the Company all of the membership interests of Wowio, LLC (a Pennsylvania Limited Liability Company and wholly owned subsidiary of Platinum) (“Wowio Penn”) in exchange for total consideration of $3,150,000, comprised of assumed liabilities of approximately $1,636,000, including $794,518 of amounts owed to Brian Altounian, the Company’s CEO, and an additional $1,514,000 to be paid via royalty at a rate of 20% of gross revenues generated from acquired assets. Subsequent to the $1,514,000 being satisfied, such royalty rate shall reduce to 10% of net revenues generated in perpetuity.

Management determined that the likelihood of such payable is probable through 2014. Accordingly, it has booked the fair value of the $1,514,000 liability herein of $1,017,000 based on expected repayment. At June 30, 2012 and December 31, 2011, the fair value of such liability was approximately $1,241,000 and $1,181,000, respectively. The related change in fair value of approximately $31,000 and $60,000, $31,000 and $60,000 and $224,000 for the three and six months ended June 30, 2012 and 2011 and for the period from Inception through June 30, 2012, respectively, has been recorded as change in fair value of contingent consideration related to acquisition in the accompanying statements of operations.

Drunk Duck

On May 5, 2010, Wowio Texas entered into an asset purchase agreement with Platinum pursuant to which Platinum agreed to transfer to the Company, all of the ownership interests in the assets, including related websites, of Drunk Duck (the “Duck”) in exchange for total consideration of $1,000,000 in cash of which $350,000 of such amount had been previously paid, $150,000 was due from July 2010 – October 2010 and $500,000 is to be paid in quarterly installments equal to a minimum of 10% of net revenue derived from the purchased assets. As a security interest, Platinum retained a 10% ownership position in the assets, which is being reduced proportionately, as payments are made to Platinum. As of June 30, 2012 and 2011, Platinum retained ownership of 6.5% of the assets, as a result of amounts owed to Platinum under the purchase agreement.

Management determined that the likelihood of such payable is probable through 2014. Accordingly, it has booked the fair value of the $500,000 liability herein of $362,000 based on estimated repayment. At June 30, 2012 and December 31, 2011, the fair value of such liability was approximately $447,000 and $425,000, respectively. The related change in fair value of approximately $11,000 and $22,000, $10,000 and $20,000 and $85,000 for the three and six months ended June 30, 2012 and 2011 and for the period from Inception through June 30, 2012, respectively, has been recorded as change in fair value of contingent consideration related to acquisition in the accompanying statements of operations.

Spacedog Entertainment, Inc.

Effective May 15, 2010, Wowio Texas entered into a Securities Purchase Agreement with Spacedog Entertainment, Inc. (a New York S-Corporation) (“SDE”) pursuant to which SDE agreed to transfer to Wowio, Inc., all of the common stock of SDE in exchange for total consideration of $1,650,000, comprised of $107,000 in cash, 15,430,000 shares of common stock (valued at $1,543,000 - based on the estimated fair value on the measurement date) and an additional $1,000,000 to be paid via royalty at a rate of 100% of gross revenues generated from SDE assets. Subsequent to the $1,000,000 being satisfied, the seller shall no longer be entitled to receive any further royalties. In accordance with the agreement, the Company neither assumed nor became responsible, in any way, for any liabilities, debts or other obligations of SDE.

F-49

WOWIO, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For The Six Months Ended June 30, 2012 and 2011 and

For The Period From June 29, 2009 (Inception)

Through June 30, 2012

NOTE 4 – ACQUISITIONS, continued

Management determined that the likelihood of such royalty payable is probable through 2014. Accordingly, it booked the fair value of the $1,000,000 liability herein of $724,000 based on estimated repayment. At June 30, 2012 and December 31, 2011, the fair value of such liability was approximately $810,000 and $770,000, respectively. The related change in fair value of approximately $20,000 and $40,000, $20,000 and $40,000 and $86,000 for the three and six months ended June 30, 2012 and 2011 and for the period from Inception through June 30, 2012, respectively, has been recorded as change in fair value of contingent consideration related to acquisition in the accompanying statements of operations.

WEvolt

On May 15, 2010, Wowio Texas entered into an asset purchase agreement with Roger Mincheff (“Mincheff”), an individual, pursuant to which Mincheff agreed to transfer to the Company all of the ownership interests in the assets, including related websites, of WEvolt in exchange for total consideration of 5,000,000 shares of common stock (valued at $500,000 – based on the estimated fair value on the measurement date.)

WEvolt provides banner advertising revenues and the website also offers additional content for monthly subscribers. Management believed that the addition of WEvolt was important to its technological intellectual property portfolio due to the underlying technology called PanelFlow. This toolset provides content creators the ability to market their own user-generated content to a broad audience to build brand awareness. This toolset helps the Company generate monthly subscription revenues as well as the increased banner advertising revenues that the additional traffic could generate.

F-50

WOWIO, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For The Six Months Ended June 30, 2012 and 2011 and

For The Period From June 29, 2009 (Inception)

Through June 30, 2012

NOTE 5 - INTANGIBLE ASSETS

Intangible assets consist of the following as June 30, 2012:

	Estimated Useful Life (Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount

Patent	17	$2,469,226	$(217,854)	$2,251,372
Websites	3	1,744,800	(1,309,046)	435,754
Content library	5	1,613,771	(1,217,147)	396,624

		$5,827,797	$(2,744,047)	$3,083,750

Intangible assets consist of the following as of December 31, 2011:

	Estimated Useful Life (Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount

Patent	17	$2,468,951	$(145,236)	$2,323,715
Websites	3	1,744,800	(998,658)	746,142
Content library	5	1,613,771	(1,055,771)	558,000

		$5,827,522	$(2,199,665)	$3,627,857

Amortization of intangible assets was $272,195 and $544,382, $193,460 and $544,374 and $2,744,047 for the three and six months ended June 30, 2012 and 2011 and for the period from Inception through June 30, 2012, respectively.

The estimated amortization expense for the next five years is as follows:

Years Ending December 31,

2012 (remaining 6 months)	$418,000
2013	556,000
2014	309,000
2015	213,000
2016	145,000

F-51

WOWIO, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For The Six Months Ended June 30, 2012 and 2011 and

For The Period From June 29, 2009 (Inception)

Through June 30, 2012

NOTE 6 - NOTES PAYABLE

Notes Payable – Related Parties

During 2011, the Company issued an aggregate of $157,355 of notes payable to employees in lieu of compensation due. The notes mature through December 2012 and accrue interest of 2.25% per year. During the six months ended June 30, 2012, certain employees made payments in the aggregate of $13,727 to reduce the outstanding principal balance. The amount of principal due at June 30, 2012 and December 31, 2011 was $137,916 and $151,643, respectively. Accrued interest of approximately $3,200 and $1,900 at June 30, 2012 and December 31, 2011, respectively is included in accounts payable and accrued expenses in the accompanying balance sheets.

On January 17, 2012 and June 15, 2012, the Company issued $10,000 and $1,000, respectively, of notes payable to an employee in lieu of compensation due. The notes mature through June 15, 2013 and accrue interest of 8% per year. The amount of principal due at June 30, 2012 was $11,000. Accrued interest of approximately $400 is included in accounts payable and accrued expenses in the accompanying balance sheet.

Notes Payable

Notes payable consist of the following at:

	June 30, 2012	December 31, 2011

Notes payable to various individuals, 12% interest rate, entered into in August 2011, due on demand	$14,948	$14,948

Note payable to an individual, 8% interest rate, entered into in November 2011, due November 2012	20,000	20,000

Secured note payable, 10% interest rate, entered into in December 2011, due December 2012, net of discount of $43,579 and $91,120, respectively	56,421	8,880

Note payable to an individual, 8% interest rate, entered into in January 2012, due on demand	20,000	-

Promissory note payable, 8% interest rate, entered into in March 2012, due September 2012, net of discount of $38,936 at June 30, 2012	61,064	-
	172,433	43,828

Less current portion	(172,433)	(43,828)
	$-	$-

F-52

WOWIO, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For The Six Months Ended June 30, 2012 and 2011 and

For The Period From June 29, 2009 (Inception)

Through June 30, 2012

NOTE 6 - NOTES PAYABLE, continued

On December 20, 2011, the Company issued a 10% senior secured promissory note (“Secured Note”) to an individual in the amount of $100,000 which is due in December 2012. The Secured Note is secured by all of the Company’s intangible assets.

In connection with the Secured Note, the Company granted a warrant to purchase 6,666,666 shares of the Company’s common stock at an exercise price of $0.015 per share that expires in December 2018.

The relative fair value of the warrant of $95,082 is treated as a discount to the Secured Note and is amortized over the life of the Secured Note. During the three and six months ended June 30, 2012, the Company amortized $23,771 and $47,541, respectively, to interest expense in the accompanying statements of operations.

On March 13, 2012, the Company issued an 8% promissory note (“Promissory Note”) to an individual in the amount of $100,000 which was due in September 2012. Net proceeds received from the Company amounted to $71,373 after deducting payments of $28,627 for outstanding accounts payable balances.

In connection with the Promissory Note, the Company granted a warrant to purchase 5,000,000 shares of the Company’s common stock at an exercise price of $0.02 per share that expires in March 2019.

The relative fair value of the warrant of $93,447 is treated as a discount to the Promissory Note and is amortized over the life of the Promissory Note. During the three and six months ended June 30, 2012, the Company amortized $46,723 and $54,511, respectively, to interest expense in the accompanying statements of operations.

Convertible Notes Payable

Convertible notes payable consist of the following at June 30, 2012:

Secured convertible note, 10% interest rate, entered into in February 2012, due August 2012, net of discount of $12,500	$37,500

Secured convertible note, 10% interest rate, entered into in April 2012, due October 2012, net of discount of $5,833	4,167

Secured convertible note, 10% interest rate, entered into on May 18, 2012, due May 18, 2013, net of discount of $39,375	5,625

Secured convertible note, 10% interest rate, entered into on May 22, 2012, due May 22, 2013, net of discount of $64,167	5,833

Secured convertible note, 10% interest rate, entered into in June 2012, due June 2013, net of discount of $53,667	2,333
55,458

Less current portion	(55,458)

$-

F-53

WOWIO, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For The Six Months Ended June 30, 2012 and 2011 and

For The Period From June 29, 2009 (Inception)

Through June 30, 2012

NOTE 6 - NOTES PAYABLE, continued

On February 9, 2012, the Company issued a 10% secured convertible note (“February Convertible Note”) to an individual in the amount of $50,000 which was due in August 2012. Net proceeds received from the Company amounted to $29,318 after deducting payments of $20,682 for outstanding accounts payable balances. The February Convertible Note is convertible into shares of the Company’s common stock at a conversion price of $0.015 per share. The February Convertible Note is secured by all of the Company’s intangible assets.

In connection with the February Convertible Note, the Company granted a warrant to purchase 3,333,333 shares of the Company’s common stock at an exercise price of $0.015 per share that expires in August 2019.

The relative fair value of the warrant of $47,530 and the value of the BCF of $2,470, which is limited to the face amount of the February Convertible Note, are treated as discounts to the February Convertible Note and are amortized over the life of the February Convertible Note. During the three and six months ended June 30, 2012, the Company amortized $25,000 and $37,500, respectively, to interest expense in the accompanying statements of operations.

On April 17, 2012, the Company issued a 10% secured convertible note (“April Convertible Note”) to an individual in the amount of $10,000 which is due in October 2012. The April Convertible Note is convertible into shares of the Company’s common stock at a conversion price of $0.02 per share. The April Convertible Note is secured by all of the Company’s intangible assets.

In connection with the April Convertible Note, the Company granted a warrant to purchase 200,000 shares of the Company’s common stock at an exercise price of $0.05 per share that expires in April 2019.

The relative fair value of the warrant of $8,438 and the value of the BCF of $1,562, which is limited to the face amount of the April Convertible Note, are treated as discounts to the April Convertible Note and are amortized over the life of the April Convertible Note. During the three and six months ended June 30, 2012, the Company amortized $4,167 to interest expense in the accompanying statements of operations.

During the months of May and June 2012, the Company issued a series of 10% secured convertible notes (“May and June Convertible Notes”) to individuals in the aggregate amount of $171,000 which are due through June 2013. Net proceeds received from the Company amounted to $113,806 after deducting payments of $57,194 for outstanding accounts payable balances. The May and June Convertible Notes are convertible into shares of the Company’s common stock at a conversion price of $0.02 per share. The May and June Convertible Notes are secured by all of the Company’s intangible assets.

The value of the BCF of $171,000, which is limited to the face amount of the May and June Convertible Notes, is treated as a discount to the May and June Convertible Notes and is amortized over the life of the May and June Convertible Notes. During the three and six months ended June 30, 2012, the Company amortized $13,971 to interest expense in the accompanying statements of operations.

As of June 30, 2012, $65,119, of the outstanding employee notes payable and notes payable balances became delinquent. The Company is working with the note holders to renegotiate new terms.

F-54

WOWIO, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For The Six Months Ended June 30, 2012 and 2011 and

For The Period From June 29, 2009 (Inception)

Through June 30, 2012

NOTE 7 - SHAREHOLDERS’ EQUITY

Common Stock

On April 2, 2012, the Company approved an increase in the number of authorized common shares with par value of $0.0001 from 300,000,000 to 500,000,000 shares.

In February 2012, the Company issued 2,000,000 shares of common stock at a price of $0.30 per share for a value of $600,000 of advisory board services. In accordance with relevant accounting guidance, the value of the non-forfeitable shares of common stock were recorded as prepaid consulting and is being amortized as compensation cost ratably over the service period of twelve months. The Company amortized $150,000 and $225,000 of compensation expense for the three and six months ended June 30, 2012, respectively, which is included in compensation and related costs in the accompanying statements of operations.

In February 2012, the Company issued 30,000 shares of common stock, at a price of $0.30 per share, as settlement of $9,000 of accrued expenses.

In February 2012, the Company sold 16,667 shares of common stock at a price of $0.30 per share for cash of $5,000.

In March 2012, the Company sold 46,834 shares of common stock at a price of $0.30 per share for cash of $14,050.

On June 21 , 2012, the Company issued an aggregate of 6,000,000 shares of common stock at $0.30 per share as part of signing bonuses in connection with employment agreements entered into with two employees. The value of the shares was $1,800,000 (based on the fair value of the common stock on the measurement date) and was recorded in compensation and related costs in the accompanying statements of operations for the three and six months ended June 30, 2012.

On June 21 , 2012, the Company issued an aggregate of 5,000,000 shares of common stock at $0.30 per share in connection with a consulting agreement entered into with a director. The value of the shares was $1,500,000 (based on the fair value of the common stock on the measurement date) and was recorded as prepaid consulting to be amortized over the service period of twelve months in accordance with the terms of the contract. During the three and six months ended June 30, 2012, the Company amortized $312,500 in compensation and related costs in the accompanying statements of operations.

Preferred Stock

On March 9, 2012 and amended on September 10, 2012, the Company designated and determined the rights and preferences of 5,000,000 shares of Series A convertible preferred stock (“Series A”) with a par value of $0.0001. The Company is authorized to issue 5,000,000 shares of Series A. The holders of Series A are entitled to receive dividends in preference to dividends on common stock and are entitled to vote together with the holders of common stock with a voting right equivalent to 50 votes of common stock for each share of Series A held. Holders of Series A may transfer their shares into two shares of common stock with the consent of all Series A holders or one share of common stock without such consent. In the event of liquidation, the holders of Series A shall be issued one share of common stock for every 50 shares of Series A.

F-55

WOWIO, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For The Six Months Ended June 30, 2012 and 2011 and

For The Period From June 29, 2009 (Inception)

Through June 30, 2012

NOTE 7 - SHAREHOLDERS’ EQUITY, continued

On March 9, 2012, the Company entered into a settlement agreement with CEO Brian Altounian for the issuance of 3,300,000 shares of Series A for $66,000 of unpaid and accrued salary. The estimated fair value of the shares was $990,000 at $0.30 per share (based on the measurement date) and the excess of $924,000 between the estimated fair value of the shares and the related amount of accrued salary was recorded as additional compensation expense.

On June 21 , 2012, the Company issued an aggregate of 850,000 shares of Series A as part of a signing bonus in connection with an agreement entered into with an employee. The value of the shares was $255,000 (based on the measurement date) and was recorded in compensation and related costs in the accompanying statements of operations for the three and six months ended June 30, 2012.

On June 21 , 2012, the Company issued an aggregate of 850,000 shares of Series A in connection with a consulting agreement entered into with a director. The value of the shares was $255,000 (based on the fair value of the Series A on the measurement date) and was recorded as prepaid consulting to be amortized over the service period of twelve months in accordance with the terms of the contract. During the three and six months ended June 30, 2012, the Company amortized $53,125 in compensation and related costs in the accompanying statements of operations.

On April 2, 2012 and amended on September 11, 2012, the Company designated and determined the rights and preferences of 2,000,000 shares of Series B convertible preferred stock (“Series B”) with a par value of $0.0001. The Company is authorized to issue 2,000,000 shares of Series B. The holders of Series B are entitled to receive dividends in preference to any dividends on common stock and are entitled to vote together with the holders of common stock with a voting right equivalent to 300 votes of common stock for each share of Series B held. Holders of Series B may transfer their shares into three shares of common stock with the consent of all Series B holders or one share of common stock without such consent. In the event of liquidation, the holders of Series B shall be issued one share of common stock for every 300 shares of Series B.

Warrants

On February 9, 2012, the Company granted a warrant to purchase an aggregate of 3,333,333 shares of the Company’s common stock at an exercise price of $0.015 per share in connection with the February Convertible Note (see Note 6).

On March 13, 2012, the Company granted a warrant to purchase an aggregate of 5,000,000 shares of the Company’s common stock at an exercise price of $0.02 per share in connection with the Promissory Note (see Note 6).

On April 17, 2012, the Company granted a warrant to purchase an aggregate of 200,000 shares of the Company’s common stock at an exercise price of $0.05 per share in connection with the April Convertible Note (see Note 6).

F-56

WOWIO, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For The Six Months Ended June 30, 2012 and 2011 and

For The Period From June 29, 2009 (Inception)

Through June 30, 2012

NOTE 7 - SHAREHOLDERS’ EQUITY, continued

The following represents a summary of all warrant activity for the six months ended June 30, 2012:

	Outstanding Warrants
	Number of Shares	Weighted Average Exercise Price	Aggregate Intrinsic Value (1)

Outstanding at December 31, 2011 (2)	8,666,666	$0.07	$1,993,333
Grants	8,533,333	$0.02
Exercised	-	$-
Cancelled	-	$-

Outstanding and exercisable at June 30, 2012 (2)	17,199,999	$0.04	$4,400,000

1.	Represents the difference between the exercise price and the estimated fair value of the Company's common stock at the end of the reporting period.

2.	The warrants outstanding and exercisable at June 30, 2012 and December 31, 2011 have a weighted-average contractual remaining life of 6.00 years and 5.82 years, respectively.

The following table presents details of the assumptions used to calculate the grant date fair value using the Black-Scholes Option Pricing Model for non-derivative common stock warrants granted by the Company:

Six Months Ended
	June 30, 2012	June 30, 2011

Expected term (in years)	7	-
Expected volatility	72.09% - 74.91%	-
Risk-free interest rate	0.27% - 1.52%	-
Expected dividends	-	-
Grant date fair value per share	$0.27 - $0.29

F-57

WOWIO, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For The Six Months Ended June 30, 2012 and 2011 and

For The Period From June 29, 2009 (Inception)

Through June 30, 2012

NOTE 8 - DERIVATIVE LIABILITIES

We apply the accounting standard that provides guidance for determining whether an equity-linked financial instrument, or embedded feature, is indexed to an entity’s own stock for purposes of determining whether or not it should be treated as a derivative instrument for financial reporting purposes. The standard applies to any freestanding financial instruments or embedded features that have the characteristics of a derivative, and to any freestanding financial instruments that are potentially settled in an entity’s own common stock. If the financial instrument is deemed to be a derivative for financial reporting purposes, we will record the liability at its estimated fair value using the Black-Scholes option pricing model which considers several variables, including volatility, risk-free interest rate, and expected term of the financial instrument.

Expected volatility is based primarily on historical volatility of the Company. Historical volatility was computed using weekly pricing observations of the Company based on common stock issued for cash for recent periods that correspond to the expected term. We believe this method produces an estimate that is representative of our expectations of future volatility over the expected term of these warrants.

We currently have no reason to believe future volatility over the expected remaining life of these warrants is likely to differ materially from historical volatility. The expected life is based on the remaining contractual term of the warrants. The risk-free interest rate is based on one-year to five-year U.S. Treasury securities consistent with the remaining term of the warrants.

On December 15, 2010, the Company granted a warrant to purchase an aggregate of 2,000,000 shares of the Company’s common stock at an exercise price of $0.25 per share for services rendered. The warrant was valued at $320,000 based on the Black-Scholes option pricing model. The warrant was expensed entirely at the time of issuance. The warrant included an anti-dilution clause and was recorded as a derivative liability. The fair value of the warrant was $240,000 and $280,000 at June 30, 2012 and December 31, 2011, respectively, and is included in derivative liabilities in the accompanying balance sheets.

During the three and six months ended June 30, 2012, the Company recognized income of $10,000 and $40,000, respectively, related to the change in fair value of derivative liabilities.

F-58

WOWIO, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For The Six Months Ended June 30, 2012 and 2011 and

For The Period From June 29, 2009 (Inception)

Through June 30, 2012

NOTE 8 - DERIVATIVE LIABILITIES, continued

During the three and six months ended June 30, 2011, the Company recognized an expense of $58,000 and $20,000, respectively, related to the change in fair value of derivative liabilities.

For the period from Inception through June 30, 2012, the Company recognized income of $80,000 related to the change in fair value of derivative liabilities.

At June 30, 2012 and December 31, 2011, the derivative liabilities balance was $240,000 and $280,000, respectively.

The following table summarizes the activity related to the derivative liabilities during the six months ended June 30, 2012 and 2011:

	Six Months Ended
	June 30, 2012	June 30, 2011

Balance at beginning of year	$280,000	$2,000,000
Reclassification to equity for exercise of warrant	-	(1,680,000)
Net change in fair value of derivative liabilities	(40,000)	20,000
Ending balance	$240,000	$340,000

The following table presents details of the assumptions used to calculate the fair value using the Black-Scholes Option Pricing Model for warrant related derivatives:

Six Months Ended
	June 30, 2012	June 30, 2011

Expected term (in years)	1.46 – 1.71	2.46 – 6.76
Expected volatility	69.33% - 70.86%	86.80% - 92.64%
Risk-free interest rate	0.33%	1.29% - 2.90%
Expected dividends	-	-

The grant date fair value per share of warrant related derivatives ranged from $0.12 to $0.13 and $0.14 to $0.24 for the six months ended June 30, 2012 and 2011, respectively.

F-59

WOWIO, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For The Six Months Ended June 30, 2012 and 2011 and

For The Period From June 29, 2009 (Inception)

Through June 30, 2012

NOTE 9 - RELATED PARTY TRANSACTIONS

In July 2009, the Company entered into a management fee agreement with Alliance Acquisition Corp. (“Alliance”). At June 30, 2012 and December 31, 2011, Brian Altounian, CEO, owned approximately 34%, of Alliance. Alliance provides the Company with general business support services, including, but not limited to, the following: providing executive and administrative level support, general office support, investor relations assistance, human resource assistance, financial and accounting assistance, legal support, office equipment and office space. From time to time Alliance would advance the Company capital and pay expenses on behalf of the Company. Additionally, from time to time, the Company would advance Alliance capital and pay expenses on behalf of Alliance. The monthly fee was $25,000, $40,000 and $5,000 for the period from July 2009 through June 2010, July 2010 through October 2011 and from November 2011 through June 2012, respectively. Based on the level of support provided/required by the Company, the monthly management fee has been adjusted. Most notably, based on the decline in operations and required support by the Company, in November 2011 the monthly support fee was reduced to $5,000.

The following table summarizes the activity between the Company and Alliance during the six months ended June 30, 2012:

Management fee receivable – December 31, 2011	$19,257
Management fee	(30,000)
Advances to/payments on behalf of the Company	(27,225)
Payments to/on behalf of Alliance	10,000

Management fee receivable - June 30, 2012	$27,968

From Inception through June 30, 2012, members of Mr. Altounian’s family have purchased approximately 2,047,000 shares of the Company’s common stock for $149,000 under terms of various private placements offered by the Company.

NOTE 10 - COMMITMENT AND CONTINGENCIES

Operating lease

In April 2012, the Company entered into a 39-month non-cancelable operating lease agreement for its facility in Los Angeles, California that expires in July 2015. The lease requires monthly payments ranging from approximately $9,000 to $10,000 per month.

Lease expense for the facility was approximately $18,000 for the three and six months ended June 30, 2012.

Future minimum annual payments under the non-cancelable operating lease are as follows:

Years Ending December 31,

2012 (remaining 6 months)	$54,000
2013	110,000
2014	113,000
2015	67,000
$362,000

Royalties

In connection with certain of the Company’s acquisitions, the Company has entered into various royalty agreements (see Note 4). Royalty payments related to acquisitions range from 10% to 100% of related revenue, as summarized below:

●	Wowio, LLC - 20% of related revenue until all purchase price consideration has been satisfied, then 10% of related revenue through perpetuity.

●	Duck – 10% of related revenue until all purchase price consideration has been satisfied, with no subsequent royalty amounts due.

●	SDE - 100% of related revenue until all purchase price consideration has been satisfied, with no subsequent royalty amounts due.

F-60

WOWIO, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For The Six Months Ended June 30, 2012 and 2011 and

For The Period From June 29, 2009 (Inception)

Through June 30, 2012

NOTE 10 - COMMITMENT AND CONTINGENCIES, continued

Additionally, the Company enters into royalty agreements with the authors of the eBooks included on its websites, which call for royalty payments based on various percentages of revenues earned, less processing fees and in the case of Sponsored Downloads, a fixed price per download.

Management Fees

The Company has entered into a management fee agreement with Alliance to provide various management services for the Company (see Note 9). The agreement may be terminated by either party at any time and requires monthly payments to Alliance in the amount of $5,000.

Employment Agreements

In April 2012, the Company entered into agreements with three executives of the Company, which expire through 2015. The employment agreements require aggregate payments of approximately $315,000, $330,000, $225,000 and $50,000 for the years ending December 31, 2012, 2013, 2014 and 2015, respectively. In addition, the executives are entitled to bonuses ranging from 10% to 100% of their base salaries based on various factors, including but not limited to the Company’s financial performance, fund raising activities and producer fee credits.

Pursuant to the agreements, if the executives are terminated without cause, they are entitled to receive an amount equal to six months of their annual base salary.

Indemnities and Guarantees

During the normal course of business, we have made certain indemnities and guarantees under which we may be required to make payments in relation to certain transactions. These indemnities include certain agreements with our officers under which we may be required to indemnify such person for liabilities arising out of their employment relationship. The duration of these indemnities and guarantees varies, and in certain cases, is indefinite. The majority of these indemnities and guarantees do not provide for any limitation of the maximum potential future payments we would be obligated to make. Historically, we have not been obligated to make significant payments for these obligations and no liability has been recorded for these indemnities and guarantees in the accompanying balance sheets.

Legal

In the normal course of business, we may become involved in various legal proceedings. We know of no pending or threatened legal proceeding to which we are or will be a party that, if successful, might result in a material adverse change in our business, properties or financial condition.

NOTE 11 - SUBSEQUENT EVENTS

Notes Payable

On July 13, 2012, the Company issued a 10% secured convertible note (“July 2012 Convertible Note”) to an individual in the amount of $100,000 which is due in January 2013. The July 2012 Convertible Note is convertible into shares of the Company’s common stock at a conversion price of $0.01 per share. The July 2012 Convertible Note is secured by all of the Company’s intangible assets.

F-61

WOWIO, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For The Six Months Ended June 30, 2012 and 2011 and

For The Period From June 29, 2009 (Inception)

Through June 30, 2012

NOTE 11 - SUBSEQUENT EVENTS, continued

In connection with the July 2012 Convertible Note, the Company granted a warrant to purchase 10,000,000 shares of the Company’s common stock at an exercise price of $0.01 per share that expires in July 2019.

On August 3, 2012, the Company issued a 10% secured convertible note to an individual in the amount of $10,000, which is due in February 2013. The note is convertible into shares of the Company’s common stock at a conversion price of $0.02 per share. The convertible note is secured by all of the Company’s intangible assets.

On August 8, 2012, the Company issued a 10% secured convertible note (“August 2012 Convertible Note”) to an individual in the amount of $25,000 and is due in February 2013. The August 2012 Convertible Note is convertible into shares of the Company’s common stock at a conversion price of $0.02 per share. The August 2012 Convertible Note is secured by all of the Company’s intangible assets.

On September 21, 2012, the Company issued a 10% convertible note (“September 2012 Convertible Note”) to an individual in the amount of $10,000, which is due in September 2013. The September 2012 Convertible Note is convertible into shares of the Company’s common stock at a conversion price of $0.02 per share.

On September 21, 2012, the Company entered into a credit agreement (the “Credit Agreement”) with TCA Global Credit Master Fund, LP (“TCA”) for a credit facility of up to $2,000,000. The Company’s initial revolving loan commitment was $250,000 (“Loan Commitment”), which is due in March 2013. The Loan Commitment is secured by a first priority security interest in all of the Company's assets. In connection with the Credit Agreement, the Company issued a series of three warrants to TCA (the “TCA Warrants”) that can each be exercised into 1,841,564 shares of common stock or 1% of the issued and outstanding common stock of the Company at September 21, 2012, with a warrant exercise price of $0.001 per share. The Company can redeem the TCA Warrants for an aggregate price of $90,000 pursuant to the mandatory redemption clause, as defined the Credit Agreement.

Common Stock

On September 7, 2012, the Company issued 2,800,000 shares of the Company’s common stock for settlement of $56,000 of accrued expenses. The value of the shares issued was $840,000 based on the Company’s stock price of $0.30 per share. The excess of $784,000 between the value of the shares and the related amount of accrued expenses is to be recorded as loss on settlement of accrued expenses.

On October 12, 2012, we issued 500,000 shares of common stock to a note holder in return for his agreement to extend the expiration date of his note from September 13, 2012 to March 13, 2013.

On October 12, 2012, we issued 3,500,000 shares of common stock pursuant to a conversion by a note holder of a 10% convertible note for $50,000 in principal and $2,500 of accrued interest.

F-62

WOWIO, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For The Six Months Ended June 30, 2012 and 2011 and

For The Period From June 29, 2009 (Inception)

Through June 30, 2012

NOTE 11 - SUBSEQUENT EVENTS, continued

The Company has evaluated subsequent events after the balance sheet date of June 30, 2012 through October 22, 2012, the date the financial statements were issued. Based upon its evaluation, management has determined that no subsequent events have occurred that would require recognition in the accompanying financial statements or disclosure in the notes thereto other than as disclosed in the accompanying notes.

F-63

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the sale of common stock being registered. All amounts are estimated, except the registration fee:

Securities and Exchange Commission registration fee	$2,516.55
Printing fees and expense	$3,500.00
Legal fees and expenses	$75,000.00
Accounting fees and expenses	$10,000.00
Transfer agent and registrar fees and expenses	$1,000.00
Miscellaneous	$1,000.00
Total	$93,016.55

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the provisions of Chapter 8 of the Texas Business Organizations Code, the Company may indemnify its directors, officers, employees and agents and maintain liability insurance for those persons. Section 8.101 of the Texas Business Organizations Code (the “TBOC”) provides that a corporation may indemnify a governing person, or delegate, who was, is or is threatened to be made a named defendant or respondent in a proceeding if it is determined that the person: (i) conducted himself in good faith; (ii) reasonably believed that (a) in the case of conduct in his official capacity that his conduct was in the corporation’s best interest and (b) in all other cases, that his conduct was at least not opposed to the corporation’s best interest; and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. However, if the person is found liable to the corporation, or if the person is found liable on the basis that he received an improper personal benefit, indemnification under Texas law is limited to the reimbursement of reasonable expenses actually incurred by the person in connection with the proceedings and does not include a judgment, a penalty, a fine, and an excise or similar tax, and no indemnification will be available if the person is found liable for willful or intentional misconduct, breach of the person’s duty of loyalty, or an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the corporation. Under Texas law, indemnification by the corporation is mandatory if the person is wholly successful on the merits or otherwise, in the defense of the proceeding.

Pursuant to Article Nine of our Certificate of Formation (“Article Nine”) and Section 8.1 of our By-Laws, we may indemnify an officer or director to the fullest extent permitted under Texas law. The indemnification provided under Article Nine shall (i) extend to judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements, and reasonable expenses (including, without limitation, attorneys’ fees) actually incurred by such person in connection with a proceeding; (ii) apply only if the person’s involvement or potential involvement in the proceeding arises by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director of the Company or while a director of the Company is or was serving at the request of the Company; (iii) continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity; and (iv) be applicable, without limitation, to claims against such person based on negligent or allegedly negligent acts or omission of such person.

Under Article Ten of our Certificate of Formation, to the fullest extent permitted by the TBOC, the right to indemnification conferred in Article Nine shall include the right to be paid or reimbursed by the Company the reasonable expenses incurred by a person of the type entitled to be indemnified under Article Nine, who was, is or is threatened to be made a named defendant or respondent in the proceeding in advance of the final disposition of the proceeding and without any determination as to the person’s ultimate entitlement to indemnification; provided, however, that the payment of such expenses shall be made only upon delivery to the Company of a written affirmation by such person of such person’s good faith belief that such person has met the standard of conduct necessary for indemnification under Article Nine.

55

Additionally, Article Eleven of our Certificate of Formation grants us the authority to purchase and maintain insurance reasonable insurance, at our expense, to protect ourselves, the members of the Board of Directors, and any person which is an officer, employee or agent of the Company at any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability, or loss under Article Nine.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Within the past three years we have sold or issued the following securities not registered under the Securities Act of 1933, as amended (the “Securities Act”) by reason of the exemption afforded under Section 4(a)(2) of the Securities Act. Except as stated below, no underwriting discounts or commissions were payable with respect to any of the following transactions. Unless otherwise indicated below, the offers and sales of the following securities were exempt from the registration requirements of the Securities Act under Rule 506 insofar as (1) except as stated below, each of the investors was accredited within the meaning of Rule 501(a); (2) the transfer of the securities was restricted by the Company in accordance with Rule 502(d); (3) there were no more than 35 non-accredited investors in any transaction within the meaning of Rule 506(b); and (4) none of the offers and sales were effected through any general solicitation or general advertising within the meaning of Rule 502(c).

In fiscal year 2009, we issued 82,000,000 members’ units to our founders. The units were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(a)(2).

In fiscal year 2009, we issued 19,640,000 members’ units at a price of $0.05 per share for cash proceeds of $982,000 to accredited investors. The units were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(a)(2).

In fiscal year 2009, we issued 3,200,000 members’ units valued at a price of $0.05 per share in satisfaction of $114,000 of accounts payable. The units were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(a)(2).

In January 2010, we issued 100,000 members’ units at a price of $0.05 per share for cash proceeds of $5,000 to an accredited investor. The units were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(a)(2).

On May 15, 2010, we entered into an acquisition agreement with SpaceDog Entertainment, Inc. (“SpaceDog”) whereby we issued an aggregate of 20,430,000 members’ units at a price of $0.10 per unit in exchange for all the corporate assets of SpaceDog. The units were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(a)(2).

In June 2010, the Company issued an aggregate of 2,024,000 members’ units at a price of $0.10 per share in return for $202,400 of services rendered from an accredited investor. The units were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(a)(2).

In June 2010, the Company issued 50,000 shares of common stock at a price of $0.10 per share for cash proceeds of $5,000 to an accredited investor. The shares were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(a)(2).

In June 2010, the Company issued an aggregate of 557,700 shares of common stock at a price of $0.10 per share in return for $55,770 of services rendered from various accredited investors. The shares were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(a)(2).

In June 2010, the Company issued an aggregate of 316,000 shares of common stock at a price of $0.10 per share in return for $31,600 of services rendered from various consultants. The shares were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(a)(2).

56

In June 2010, the Company issued an aggregate of 2,500,000 shares of common stock at a price of $0.10 per share in return for $250,000 of advisory board services from accredited investors. The shares were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(a)(2).

In fiscal year 2010, the Company converted to a C corporation and issued 144,746,000 shares of common stock in return for the same number of members’ units. We relied on Section 3(a)(9) of the Securities Act of 1933 to issue the securities inasmuch as the shares were issued in exchange for members’ units held by existing security holders, and no commission or other remuneration was paid or given directly or indirectly for soliciting the exchange.

In fiscal year 2010, the Company issued 10,492,000 shares of common stock at a price of $0.25 per share for cash proceeds of $2,620,000 to accredited investors. The shares were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(a)(2).

On December 15, 2010, we issued a warrant to purchase 1,000,000 shares of common stock to Scott Dyke for providing services to the Company at an exercise price of $0.25 per share. The warrant was issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(a)(2) to an accredited investor.

On December 16, 2010, we issued a warrant to purchase 1,000,000 shares of common stock to Scott Dyke for providing services to the Company at an exercise price of $0.25 per share. The warrant was issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(a)(2) to an accredited investor.

On December 31, 2010, we issued a warrant to purchase 7,000,000 to purchase shares of Common Stock at an exercise price of $0.01 per share to Harinder Dhillon. The warrant was issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(a)(2) to an accredited investor.

On April 1, 2011, we issued 7,000,000 shares of common stock in connection with the exercise of a warrant. In lieu of proceeds, an outstanding payable of $70,000 to Harinder Dhillon was extinguished. The shares were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(a)(2) to an accredited investor.

In fiscal year 2011, we issued an aggregate of 704,070 shares of common stock at a price of $0.30 per share for cash proceeds of $211,220 to accredited investors. The shares were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(a)(2).

In fiscal year 2011, we issued an aggregate of 184,000 shares of common stock at a price of $0.25 per share for cash proceeds of $46,000 to accredited investors. The shares were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(a)(2) to accredited investors.

In fiscal year 2011, we issued an aggregate of 150,000 shares of common stock at a price of $0.30 per share in return for $45,000 of services rendered from an accredited investor. The shares were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(a)(2).

In fiscal year 2011, we issued an aggregate of 1,509,750 shares of common stock at a price of $0.30 per share in return for $452,925 of employee compensation. The shares were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(a)(2).

On December 20, 2011, we granted a warrant to purchase an aggregate of 6,666,666 shares of common stock at an exercise price of $0.015 per share in connection with a note payable.

In January 2012, we issued an aggregate of 33,400 shares of common stock at a price of $0.30 per share in return for $10,020 for services rendered from a consultant. The shares were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(a)(2).

In February 2012, we issued 2,000,000 shares of common stock at a price of $0.30 per share for a value of $600,000 of advisory board services from accredited investors. The shares were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(a)(2) to accredited investors.

57

In February 2012, we issued 30,000 shares of common stock, at a price of $0.30 per share, as settlement of $9,000 of accrued expenses to an accredited investor. The shares were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(a)(2).

In February 2012, we sold 16,667 shares of common stock at a price of $0.30 per share for cash proceeds of $5,000 to an accredited investor. The shares were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(a)(2).

In March 2012, the Company sold 46,834 shares of common stock at a price of $0.30 per share for cash proceeds of $14,050 to accredited investors. The shares were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(a)(2).

From February 2012 to July 2012, we approved a private placement unit offering of 10% convertible notes and Warrants. We issued senior convertible promissory notes to various individuals and entities with an aggregate principal amount of $260,000. The convertible promissory notes were convertible into units consisting of shares of our common stock as would be issuable at a conversion price ranging from $0.01 per share to $0.02 per share. No fractional shares of Common Stock shall be issued upon conversion of these 10% convertible notes. In addition, we approved the aggregate issuance of 18,533,333 warrants to various individuals and entities to purchase shares of Common Stock at an exercise price ranging from $0.01 - $0.05 per share until seven years after the Issue Date. The shares were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(a)(2).

In March 2012, we issued 3,300,000 shares of Series A Preferred Stock to Mr. Altounian as payment for $66,000 of accrued compensation at a price equal to $0.02 per share.

On June 21, 2012, we issued 5,000,000 shares of common stock and 850,000 shares of Series A Preferred Stock to Linda Engelsiepen in connection with an employment agreement.

On June 21, 2012, we issued 1,000,000 shares of common stock to Jacob Morris in connection with an employment agreement.

On June 21, 2012, we issued 5,000,000 shares of common stock and 850,000 shares of Series A Preferred Stock to Zach Pennington one of our directors.

From May 2012 to September 2012, we sold and issued in multiple private placement transactions $206,000 in aggregate principal amount of 10% convertible promissory notes (the “Notes”). The Notes mature on various dates beginning on May 2013 through September 2013. The Notes will be convertible into common stock at a conversion price of $0.02 per share. The Notes were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(a)(2).

On September 11, 2012, we issued 2,800,000 shares of common stock for settlement of $56,000 of accrued expenses owed to a holder of a 10% convertible note. The shares were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(a)(2).

On September 21, 2012, we issued a series of three warrants, each to purchase 1,841,564 shares of common stock or 1% of the issued and outstanding common stock of the Company at September 21, 2012, that were issued in conjunction with a debt financing. Each warrant has an exercise price of $0.001 per share. These warrants are immediately exercisable upon issuance and has a term of five years.

On October 12, 2012, we issued 500,000 shares of common stock to a noteholder in return for his agreement to extend the maturity date of his note from September 13, 2012 to March 13, 2013. We relied on Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

On October 12, 2012, we issued 3,500,000 shares of common stock in exchange for $52,500 in principal and accrued interest owed to a note holder of a 10% convertible note. We relied on Section 3(a)(9) of the Securities Act of 1933 to issue the securities inasmuch as the shares were issued in a conversion of a note held by an existing security holder, and no commission or other remuneration was paid or given directly or indirectly for soliciting the exchange.

58

ITEM 16. EXHIBITS

The following exhibits are filed as part of this Registration Statement pursuant to Item 601 of Regulation S-K.

Exhibit No.	Description

3.1	Certificate of Formation and all amendments thereto*

3.2	Bylaws *

5.1	Opinion Regarding Legality**

10.1	Executive Employment Agreement between WOWIO, Inc., d.ba. Studio W and Brian Altounian dated as of March 15, 2012. *

10.2	Executive Employment Agreement between WOWIO, Inc., d.ba. Studio W and Jacob Morris dated as of March 29, 2012.*

10.3	Executive Employment Agreement between WOWIO, Inc., d.ba. Studio W and Linda Engelspien dated as of March 29, 2012.*

10.4	Credit Agreement between WOWIO, Inc. and TCA GLOBAL CREDIT MASTER FUND, LP dated as of August 31, 2012 effective as of September 21, 2012.*

10.5	Revolving Note between WOWIO, Inc. and TCA GLOBAL CREDIT MASTER FUND, LP dated as of August 31, 2012 effective as of September 21, 2012.*

10.6	Security Agreement between WOWIO, Inc. and TCA GLOBAL CREDIT MASTER FUND, LP dated as of August 31, 2012 effective as of September 21, 2012.*

10.7	Redeemable Warrant No. 1 to Purchase Common Stock issued pursuant to a Credit Agreement between WOWIO, Inc. and TCA GLOBAL CREDIT MASTER FUND, LP dated as of August 31, 2012 effective as of September 21, 2012.*

10.8	Redeemable Warrant No. 2 to Purchase Common Stock issued pursuant to a Credit Agreement between WOWIO, Inc. and TCA GLOBAL CREDIT MASTER FUND, LP dated as of August 31, 2012 effective as of September 21, 2012.*

10.9	Redeemable Warrant No. 3 to Purchase Common Stock issued pursuant to a Credit Agreement between WOWIO, Inc. and TCA GLOBAL CREDIT MASTER FUND, LP dated as of August 31, 2012 effective as of September 21, 2012.*

10.10	Office Lease between Wowio, Inc. and Carrillo Foster, LLC dated April 23, 2012.*

21.1	List of Subsidiaries*

23.1	Consent of KMJ Corbin & Company LLP*

23.2	Consent of Richardson & Patel LLP (See Exhibit 5.1)**

101.INS	XBRL Instant Document++

101.SCH	XBRL Taxonomy Extension Schema Document++

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document++

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document++

101.LAB	XBRL Taxonomy Extension Label Linkbase Document++

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document++

*Filed herewith.

** To be provided by amendment.

++ XBRL (Extensible Business Reporting Language) information is furnished and not filed or a part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not otherwise subject to liability under these Sections.

59

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

60

5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

61

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, California, on October 22, 2012.

WOWIO, INC.

By:	/s/ Brian Altounian
Brian Altounian
Chief Executive Officer
(Principal Executive Officer and Principal Financial and
Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Dated: October 22, 2012	/s/ Brian Altounian
Brian Altounian, Chief Executive Officer,
Principal Financial and Accounting Officer and Director

Dated: October 22, 2012	/s/ Zachary Pennington
Zachary Pennington, Director

62

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Formation and all amendments thereto*

3.2	Bylaws *

5.1	Opinion Regarding Legality**

10.1	Executive Employment Agreement between WOWIO, Inc., d.ba. Studio W and Brian Altounian dated as of March 15, 2012. *

10.2	Executive Employment Agreement between WOWIO, Inc., d.ba. Studio W and Jacob Morris dated as of March 29, 2012.*

10.3	Executive Employment Agreement between WOWIO, Inc., d.ba. Studio W and Linda Engelspien dated as of March 29, 2012.*

10.4	Credit Agreement between WOWIO, Inc. and TCA GLOBAL CREDIT MASTER FUND, LP dated as of August 31, 2012 effective as of September 21, 2012.*

10.5	Revolving Note between WOWIO, Inc. and TCA GLOBAL CREDIT MASTER FUND, LP dated as of August 31, 2012 effective as of September 21, 2012.*

10.6	Security Agreement between WOWIO, Inc. and TCA GLOBAL CREDIT MASTER FUND, LP dated as of August 31, 2012 effective as of September 21, 2012.*

10.7	Redeemable Warrant No. 1 to Purchase Common Stock issued pursuant to a Credit Agreement between WOWIO, Inc. and TCA GLOBAL CREDIT MASTER FUND, LP dated as of August 31, 2012 effective as of September 21, 2012.*

10.8	Redeemable Warrant No. 2 to Purchase Common Stock issued pursuant to a Credit Agreement between WOWIO, Inc. and TCA GLOBAL CREDIT MASTER FUND, LP dated as of August 31, 2012 effective as of September 21, 2012.*

10.9	Redeemable Warrant No. 3 to Purchase Common Stock issued pursuant to a Credit Agreement between WOWIO, Inc. and TCA GLOBAL CREDIT MASTER FUND, LP dated as of August 31, 2012 effective as of September 21, 2012.*

10.10	Office Lease between Wowio, Inc. and Carrillo Foster, LLC dated April 23, 2012.*

21.1	List of Subsidiaries*

23.1	Consent of KMJ Corbin & Company LLP*

23.2	Consent of Richardson & Patel LLP (See Exhibit 5.1)**

101.INS	XBRL Instant Document++

101.SCH	XBRL Taxonomy Extension Schema Document++

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document++

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document++

101.LAB	XBRL Taxonomy Extension Label Linkbase Document++

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document++

*Filed herewith.

** To be provided by amendment.

++ XBRL (Extensible Business Reporting Language) information is furnished and not filed or a part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not otherwise subject to liability under these Sections.

63